EXHIBIT A

PROXY MATERIALS

[To Be Placed On Holding Company Letterhead]

___________, 2009

Dear Shareholders of Citizens Financial Corp.:

We are writing to tell you about an exciting transaction that Citizens Financial Corp. (“Company”) is in the process of undertaking.  The Board of Directors is pleased to announce that it has approved a corporate reorganization that will allow those Company shareholders who hold, in the aggregate, less than 825 Company Common Stock shares to exchange their existing Common Stock shares for newly created Class A Common Stock shares.  Those Company shareholders who hold, in the aggregate, 825 or more Company Common Stock shares will continue to hold their existing Common Stock without change.  This reorganization, which is known as a “going private” transaction, will result in the Company having less than 300 shareholders owning the Company’s existing Common Stock and less than 500 shareholders owning the newly created Class A Common Stock.  As a result of this going private transaction, Citizens Financial Corp. will be able to suspend its SEC reporting obligations, which will allow the Company to save approximately $200,000 annually.

In technical terms, the Company will effect the reorganization by amending its Certificate of Incorporation and immediately thereafter engaging in a merger transaction with a newly created corporation whose sole purpose is to facilitate the going private transaction.  The Amendment to the Certificate of Incorporation will authorize Class A Common Stock shares and Class B Common Stock shares and the merger transaction will convert the Common Stock held by shareholders who hold, in the aggregate, less than 825 Common Stock shares into the right to receive Class A Common Stock shares on a one-share-for-one-share exchange basis.  No Class B Common Stock shares will be issued in connection with the reorganization.

To effect this transaction, the shareholders must vote on and approve an Amendment to the Company’s Certificate of Incorporation and the Agreement of Merger.  Therefore, we are calling a Special Meeting of Shareholders to be held on ___________, 2009 to ask you to vote and approve the Amendment and the Agreement of Merger.  In conjunction with the meeting, you and all other shareholders are receiving the enclosed proxy materials which describe the transaction and a Proxy upon which to cast your vote.

After careful consideration, the Board of Directors of Citizens Financial Corp. unanimously recommends that you vote in favor of the Amendment to the Company’s Certificate of Incorporation and the Agreement of Merger.

We hope that you are excited about this opportunity.  We look forward to seeing you all _________.

Sincerely,

/s/ Max L. Armentrout
Max L. Armentrout
Chairman

CITIZENS FINANCIAL CORP.
211 Third Street
Elkins, West Virginia  26241

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ____________, 2009

TO OUR SHAREHOLDERS:

A Special Meeting of Shareholders of Citizens Financial Corp., a Delaware corporation (“Citizens Financial”), will be held at the offices of Citizens Bank of West Virginia at 211 Third Street, Elkins, West Virginia 26241 at 3:00 p.m., local time, on _____________, 2009, for the following purposes:

(1)      To approve an Amendment to Citizens Financial’s Certificate of Incorporation which provides for the authorization of 4,500,000 shares of Class A Common Stock and 4,500,000 shares of Class B Common Stock;

(2)      To approve an Agreement of Merger by and between Citizens Financial and CFC Merger Corp., a Delaware corporation, (“Merger Corp.”), pursuant to which Merger Corp. will merge with and into Citizens Financial with Citizens Financial being the surviving corporation (the “Merger”), which will reclassify all Citizens Financial Common Stock held by any shareholder who holds, in the aggregate, less than 825 shares into the right to receive Citizens Financial Class A Common Stock on a one-share-for-one-share exchange basis; and

(3)      To transact such other business as may properly come before the meeting or any adjournments thereof.

Only holders of record of Citizens Financial Common Stock, par value $2.00 per share, at the close of business on _____________, 2009 are entitled to notice of the Special Meeting and to vote at the Special Meeting.  As of _____________, there were 1,829,504 shares of Citizens Financial Common Stock outstanding.  The accompanying Proxy Statement is dated _____________, 2009, and is being first mailed to shareholders on or about _____________, 2009.

Shareholders are cordially invited to attend the meeting in person.  Whether planning to attend the meeting or not, shareholders are urged to complete, date and sign the enclosed Proxy and to return it promptly.  Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted at the Special Meeting.  Proxies may be revoked by delivering to Leesa M. Harris, Secretary, 211 Third Street, Elkins, West Virginia 26241, a written notice of revocation bearing a later date than the Proxy, by duly executing and delivering to the Secretary a subsequently dated Proxy relating to the same shares or by attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute revocation of a Proxy).  The enclosed, addressed envelope requires no postage if mailed in the United States.

By order of the Board of Directors,

_____________, 2009	/s/ Leesa M. Harris
Leesa M. Harris
Secretary

REVOCABLE PROXY
CITIZENS FINANCIAL CORP.

SPECIAL MEETING OF SHAREHOLDERS
__________________, 2009

PLEASE RETURN YOUR PROPERLY COMPLETED PROXY TO THE BANK IN THE ENCLOSED ENVELOPE PRIOR TO THE SPECIAL MEETING

The undersigned appoints Carl J. Antolini, Jr. and Ann W. Knotts Harris, or either of them, with full powers of substitution, to act as proxy for the undersigned and to vote all shares of Common Stock of Citizens Financial Corp.(“Company”), which the undersigned is entitled to vote at the Special Meeting of Shareholders (“Special Meeting”), to be held at the Citizens Bank of West Virginia, 211 Third Street, Elkins, West Virginia 26241, on _____________, 2009 at 3:00 p.m. local time, and at any and all adjournments, as follows:

1.
The approval of the Amendment to the Company’s Certificate of Incorporation (the “Amendment”) pursuant to which the Company’s Certificate of Incorporation will be amended to authorize 4,500,000 shares of Class A Common Stock and 4,500,000 shares of Class B Common Stock.  The Company’s currently authorized 4,500,000 shares of Common Stock will remain unchanged as a result of the Amendment.  In accordance with the Amendment, the Class A Common Stock and Class B Common Stock will bear rights and privileges that are separate and distinct from the existing Company Common Stock and each other.

VOTE YOUR COMMON SHARES:	_____ For the Amendment
_____ Against the Amendment
_____ Abstain

2.
The approval of the Agreement of Merger (the “Agreement”) between Citizens Financial Corp., a Delaware corporation, ( “Citizens Financial”) and CFC Merger Corp., a Delaware corporation (“Merger Corp.”) pursuant to which Citizens Financial will be merged with Merger Corp. with Citizens Financial surviving the merger.  In accordance with the Agreement, at the effective time of the transaction, all Citizens Financial Common Stock shares held by any shareholder who holds, in the aggregate, 825 or more Citizens Financial Common Stock shares will remain Common Stock Shares.  All Citizens Financial Common Stock shares held by any shareholder who holds, in the aggregate, less than 825 Common Stock shares will be converted into the right to receive Citizens Financial Class A Common Stock on a one-share-for-one-share exchange basis.  Company shareholders are entitled to assert dissenters’ rights under applicable provisions of Delaware General Corporation Law, Section 262 (a copy of which is attached to the proxy statement as Annex D) in connection with the merger.

VOTE YOUR COMMON SHARES:	_____ For the Agreement of Merger
_____ Against the Agreement of Merger
_____ Abstain

This proxy will be voted as directed. If no instructions are specified, this proxy, if properly executed, will be voted FOR the propositions stated.

3.
In accordance with their discretion, upon all other matters that may properly come before the Special Meeting and any adjournments or postponements thereof.  At the present time, the Board of Directors knows of no other business to be presented at the meeting.

Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment and after notification to the Secretary of the Company at the Meeting of the stockholder’s decision to terminate this proxy, the power of said attorneys and proxies shall be terminated and of no further force and effect.

This proxy is solicited by the Board of Directors.  The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of a Notice of the Special Meeting and a Proxy Statement dated _____________, 2009.

Dated:	, 2009

Print Name of Shareholder		Print Name of Shareholder

Signature of Shareholder		Signature of Shareholder

Please sign exactly as your name appears on the label on the top right corner of this proxy.  When signing as attorney, executor, administrator, trustee or guardian, please give your full title.  If shares are held jointly, each holder should sign.

Please complete, date, sign, and mail this proxy in the enclosed postage-prepaid envelope.

PROXY STATEMENT
SPECIAL MEETING OF SHAREHOLDERS
___________________ 2009

CITIZENS FINANCIAL CORP.
ELKINS, WEST VIRGINIA

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THIS TRANSACTION; PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTION; OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS DOCUMENT.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

TABLE OF CONTENTS
PAGE

Certain Definitions	1
Summary Term Sheet	1
Questions and Answers About the Meeting	9
Special Factors	13
Background and Purpose of the Amendment and the Merger Proposal	13
Effects of the Amendment	14
Effects of the Merger	17
Certain U.S. Federal Income Tax Consequences	19
Recommendation of the Board of Directors; Fairness of the Amendment and the Merger Proposal	20
Opinion of Financial Advisor	23
Summary Financial Information	27
Statement Regarding Forward-Looking Information	29
Introduction	30
General	30
Annual Report and Quarterly Report of Examination	30
Voting of Shares	30
Quorum	30
Proxies	31
Company Officers and Directors	31
Affiliated Party Business Relationships	32
Conduct of Citizens Financial’s Business After the Merger	33
Opinion of Financial Advisor	33
Security Ownership of Certain Beneficial Owners and Management	38
Proposal One - Approval of the Amendment to the Certificate of Incorporation	39
Summary	39
Reasons for the Amendment	40
Effect on Shareholders	40
Existing Common Stock Rights and Privileges	40
Class A Common Stock Rights and Privileges	40
Class B Common Stock Rights and Privileges	41
Proposal Two – Approval of the Agreement of Merger	43
Summary	43
Shareholders Right to Purchase Additional Shares	43
Establishing Share Ownership	44
Reasons for the Merger	44
The Parties	44
Effect on Shareholders	44
Reasons for the Merger	46
Effect of the Merger Proposal on Citizens Financial Shareholders	46
Exchange and Payment Procedures	47
Dissenters’ and Appraisal Rights	47
Fees and Expenses	49
Regulatory Requirements	49
The Merger Agreement	49
The Merger	49
Conversion of Shares in the Merger	50
Exchange of Certificates	51
Timing of Closing	51
Articles of Incorporation	51
Amendment of Agreement of Merger	51
Termination of Agreement of Merger	51
Dividend Policies	51

i

Selected Historical Financial Data	53
Other Matters	55
Where you can Find More Information	55

Certificate of Amendment to Certificate of Incorporation	Annex A
Agreement of Merger	Annex B
Opinion of Howe Barnes Hoefer & Arnett and Fairness Report	Annex C
Section 262 of Delaware General Corporation Law	Annex D
Sample Letter of Transmittal	Annex E

ii

CERTAIN DEFINITIONS

As used in this proxy statement, “Citizens Financial,” “we,” “our,” “ours,” “us” and the “Company” refer to Citizens Financial Corp. and all of its subsidiaries.  “Merger Corp.” refers to CFC Merger Corp., “amendment” refers to the Amendment of the Company’s Certificate of Incorporation, and “merger agreement” refers to the Agreement of Merger between Citizens Financial and Merger Corp.

SUMMARY TERM SHEET

THE FOLLOWING SUMMARY TERM SHEET, TOGETHER WITH THE “QUESTIONS AND ANSWERS ABOUT THE MEETING,” “QUESTIONS AND ANSWERS ABOUT THE AMENDMENT,” AND “QUESTIONS AND ANSWERS ABOUT THE MERGER” FOLLOWING THIS SUMMARY TERM SHEET HIGHLIGHT SELECTED INFORMATION FROM THE PROXY STATEMENT ABOUT OUR PROPOSED AMENDMENT, PROPOSED MERGER AND THE SPECIAL MEETING.  THIS SUMMARY TERM SHEET AND THE QUESTION AND ANSWER SECTIONS MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU.  TO BETTER UNDERSTAND AND FOR A MORE COMPLETE DESCRIPTION OF THE MERGER AND THE OTHER MATTERS ON WHICH YOU WILL VOTE, YOU SHOULD CAREFULLY READ THIS ENTIRE DOCUMENT AND ALL OF ITS ANNEXES BEFORE YOU VOTE.  FOR YOUR CONVENIENCE, WE HAVE DIRECTED YOUR ATTENTION IN PARENTHESES TO THE LOCATION IN THIS PROXY STATEMENT WHERE YOU CAN FIND A MORE COMPLETE DISCUSSION OF EACH ITEM LISTED BELOW.

THE AMENDMENT

THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION.  (Page 39)

On August 5, 2009, Citizens Financial’s Board of Directors adopted an Amendment to the Company’s Certificate of Incorporation which provides for the authorization of 4,500,000 shares of Class A Common Stock and 4,500,000 shares of Class B Common Stock.  The Amendment is set forth in its entirety as Exhibit A.  The Amendment has not yet become effective.  The Amendment will become effective following shareholder approval and filing with the Delaware Secretary of State.

According to the terms of the Amendment, if the Amendment is approved:

•
The Fourth clause of the Company’s Certificate of Incorporation will be amended to authorize 4,500,000 shares of Class A Common Stock, which will enjoy rights and privileges separate and distinct from the rights and privileges of the existing Common Stock and the Class B Common Stock.

•
The Fourth clause of the Company’s Certificate of Incorporation will be amended to authorize 4,500,000 shares of Class B Common Stock, which will enjoy rights and privileges separate and distinct from the existing Common Stock and the Class A Common Stock.

•
The number of authorized Common Stock shares will remain at its current number of 4,500,000.  The existing Common Stock will continue to enjoy all the rights and privileges it currently enjoys, without change.

The filing of the Amendment will not result in any issuance of Class A Common Stock or Class B Common Stock shares.  The Amendment will only serve to amend the Company’s Certificate of Incorporation to provide authorized Class A Common Stock and Class B Common Stock shares.

EFFECTS OF THE AMENDMENT (Page 14)

As a result of the Amendment:

•	Citizens Financial’s Certificate of Incorporation will be amended to authorize 4,500,000 shares of Class A Common Stock and 4,500,000 shares of Class B Common Stock; and

•	The Company’s currently authorized 4,500,000 shares of Common Stock will be unchanged.

EXISTING COMMON STOCK RIGHTS AND PRIVILEGES

Following the Effective Time of the Amendment, the Company’s existing Common Stock will continue to enjoy the same rights and privileges that are currently associated with the Common Stock.  These rights and privileges include:

•
VOTING RIGHTS – The Company’s existing Common Stock has full voting rights.  All Common Stock shareholders are entitled to vote on any and all matters that may come before a vote of the Company’s shareholders.  This includes the right to participate in the annual election of directors.

•
DIVIDENDS – The Company’s existing Common Stock is entitled to receive dividends as may be declared from time to time by the Company’s Board of Directors.  The Company’s existing Common Stock does not cumulate dividends, and there is no obligation on behalf of the Company’s Board of Directors to pay dividends on the Common Stock.

•	CONVERSION – Not applicable. The Company’s Common Stock is not convertible to any other class of Company stock.

•	REDEMPTION – The Company’s existing Common Stock has no redemption features.

•	RIGHT OF FIRST REFUSAL – The Company’s existing Common Stock has no right of first refusals. The foregoing does not limit any Company shareholders from individually contracting such rights.

•
LIQUIDATION PREFERENCE – The Company’s existing Common Stock does not have a liquidation preference because there is currently only one class of Company Stock.  Following the transaction, the existing Common Stock will have last preference in Company liquidation rights.

CLASS A COMMON STOCK RIGHTS AND PRIVILEGES

The Amendment provides the Class A Common Stock will have rights and privileges separate and distinct from the existing Common Stock and the Class B Common Stock.  The Class A Common Stock will enjoy the following rights and privileges:

•
VOTING RIGHTS – The Class A Common Stock will be allowed voting rights only if the shareholders are being asked to approve a merger, consolidation, conversion, sale of assets other than in the regular course of business, voluntary dissolution of the corporation, or as required by law.  The Class A Common Stock will not enjoy general voting rights, including the right to participate in the annual election of directors.

•
DIVIDENDS – If the Company declares dividends, dividends must be paid on the Class A Common Stock before dividends may be paid on the existing Common Stock.  However, the Company shall be under no obligation to pay dividends, and dividends are not cumulative.  If dividends are paid, the dividends paid on the Class A Common Stock will enjoy a 5% premium over and above what is paid on the Common Stock.

•
CONVERSION – In the event the Company is party to a merger, share exchange, sale of assets other than in the regular course of business, voluntary dissolution of the Company, or other change in control which will result in the merger, sale, dissolution or effective dissolution of the Company, the Class A Common Stock will be converted into Common Stock shares and will be treated equally in all respects with the existing Common Stock.

•	REDEMPTION – The Class A Common Stock will have no redemption rights.

•
RIGHT OF FIRST REFUSAL – The Class A Common Stock has a right of first refusal in favor of the Company.  Generally, this right of first refusal requires a Class A Common Stock shareholder to notify the Company in writing of the terms of any transfer or sale of the Class A Common Stock.  Following receipt of the written notice, the Company has five (5) business days to either request additional information regarding the sale or to immediately exercise its right of first refusal and purchase the shares of Class A Common Stock that are subject to the proposed transfer or sale upon the same terms as the proposed transfer or sale.  If the transfer is to be made without consideration (i.e. a gift), the Company shall have the right to purchase the shares for an amount determined by the Board to be the fair value of the shares.  The Company retains the right to not exercise its right of first refusal, which will allow the Class A Common Stock shareholder to sell or transfer the shares in accordance with the terms of the proposed transfer or offer.  Any Class A Common Stock shares transferred in violation of the right of first refusal is void and of no effect and will not be recognized by the Company.

•
LIQUIDATION PREFERENCE – The Class A Common Stock will have a liquidation preference over the existing Common Stock and the Class B Common Stock.  In the event of a liquidation, the Class A Common Stock shareholders will be entitled to receive liquidation assets equal to those assets received by the Common Stock shareholders or the book value of the corporation’s Common Stock, whichever is greater.

CLASS B COMMON STOCK RIGHTS AND PRIVILEGES

The Amendment provides the Class B Common Stock will have rights and privileges separate and distinct from the existing Common Stock and the Class A Common Stock.  The Class B Common Stock will enjoy the following rights and privileges:

•
VOTING RIGHTS – The Class B Common Stock will be allowed voting rights only if the shareholders are being asked to approve a merger, consolidation, conversion, sale of assets other than in the regular course of business, voluntary dissolution of the corporation, or as required by law.  The Class B Common Stock will not enjoy general voting rights, including the right to participate in the annual election of directors.

•
DIVIDENDS – If the Company declares dividends, dividends must be paid on the Class B Common Stock after dividends are paid on the Class A Common Stock, but before dividends may be paid on the existing Common Stock.  However, there shall be no obligation to pay dividends and dividends shall not be cumulative.  If dividends are paid, the dividends paid on the Class B Common Stock will enjoy a 10% premium over and above what is paid on the Common Stock.

•
CONVERSION – In the event the corporation is party to a merger, share exchange, sale of assets other than in the regular course of business, voluntary dissolution of the corporation, or other change in control which will result in the merger, sale, dissolution or effective dissolution of the corporation, the Class B Common Stock will be converted into Common Stock shares and will be treated equally in all respects with the existing Common Stock.

•	REDEMPTION – The Class B Common Stock will have no redemption rights.

•
RIGHT OF FIRST REFUSAL – The Class B Common Stock has a right of first refusal in favor of the Company.  Generally, this right of first refusal requires a Class B Common Stock shareholder to notify the Company in writing of the terms of any transfer or sale of the Class B Common Stock.  Following receipt of the written notice, the Company has five (5) business days to either request additional information regarding the sale or to immediately exercise its right of first refusal and purchase the shares of Class B Common Stock that are subject to the proposed transfer or sale upon the same terms as the proposed transfer or sale.  If the transfer is to be made without consideration (i.e. a gift), the Company shall have the right to purchase the shares for an amount determined by the Board to be the fair value of the shares.  The Company retains the right to not exercise its right of first refusal, which will allow the Class B Common Stock shareholder to sell or transfer the shares in accordance with the terms of the proposed transfer or offer.  Any Class B Common Stock shares transferred in violation of the right of first refusal will be void and of no effect and will not be recognized by the Company.

•	LIQUIDATION PREFERENCE – The Class B Common Stock will have a liquidation preference superior to the existing Common Stock, but after the Class A Common Stock.

Citizens Financial Corp.
Stock Comparison Chart
Characteristic	Common	Common A	Common B
Voting Rights	Full voting rights	As required by law and for a Merger/Share Exchange	As required by law and for a Merger/Share Exchange
Dividends	As declared	5% premium over common dividends with payment before all other shares	10% premium over common dividends
Liquidation Preference	Last Preference	Priority over all others Distribution – same as common or book value of common, whichever is greater	After Series A common but before common
Conversion to Common Stock	N/A	Conversion to common at change in control	Conversion to common at change in control
Transfer Restrictions	No	Yes – Holding Company has right of first refusal	Yes – Holding Company has right of first refusal
Redemption	None	None	None

THE MERGER

THE AGREEMENT OF MERGER.  (Page 43)

On August 5, 2009, the Company’s Board of Directors adopted an Agreement of Merger between Citizens Financial Corp. and CFC Merger Corp., a newly formed Delaware corporation formed at the direction of the Company’s Board of Directors and for the sole purpose of facilitating the going private transaction, which calls for Merger Corp. to be merged with and into Citizens Financial.  The Agreement of Merger has not yet become effective.  The Agreement of Merger will become effective following shareholder approval and the filing of Articles of Merger with the Delaware Secretary of State.

Under the terms of the Agreement of Merger, if the merger is completed:

•	All Citizens Financial Common Stock shares held by any shareholder who holds, in the aggregate, 825 or more Common Stock shares as of the effective date of the merger, will remain Common Stock shares.

•
All Citizens Financial Common Stock shares held by any Citizens Financial shareholder who holds, in the aggregate, less than 825 Common Stock shares as of the effective date of the merger will be converted into the right to receive Class A Common Stock shares on a one-share-for-one-share exchange basis.

•	No shares of the newly authorized Class B Common Stock will be issued as a result of the merger.

•	The officers and directors of Citizens Financial at the effective time of the merger will be the officers and directors of Citizens Financial immediately after the merger.

EFFECTS OF THE MERGER.  (Page 17)

As a result of the Merger:

•	All Citizens Financial Common Stock held by any shareholder who holds, in the aggregate, 825 or more Common Stock shares as of the effective date of the merger, will remain Common Stock shares.

•	The existing Common Stock will retain all of the rights and privileges currently afforded to the Common Stock.

•
All Citizens Financial Common Stock shares held by any shareholder who holds, in the aggregate, less than 825 Common Stock shares as of the effective date of the merger will be converted into the right to receive Class A Common Stock shares on a one-share-for-one-share exchange basis.

•
The holders of the Class A Common Stock will enjoy all the rights and privileges associated with the newly created Class A Common Stock, which differ from the rights and privileges of the existing Common Stock (See Class A Common Stock Rights on page 36 for more information).

•
It is expected the Company will have less than 300 shareholders owning its existing Common Stock and less than 500 shareholders owning its newly created Class A Common Stock, which will allow the Company to suspend its SEC reporting obligations in accordance with Rule 12h-3 of the Securities and Exchange Commission (“SEC”) Rules and Regulations.

•	The percentage of ownership of Common Stock of Citizens Financial beneficially held by the current officers and directors of the Company as a group will increase from 12.90% to approximately 13.48%.

•	All shareholders will have the right to dissent from the merger and exercise their appraisal rights pursuant to Section 262 of Delaware General Corporation Law.

•
The aggregate shareholders’ equity of Citizens Financial as of June 30, 2009, which was reported as approximately $21,543,000, will remain unchanged, except for any change caused by shareholders who may choose to dissent from the transaction.

THE PARTIES.  (Page 44)

•	Citizens Financial is a Delaware corporation and registered bank holding company.

•	Merger Corp. is a recently-formed Delaware corporation organized for the sole purpose of the merger.

•	The principal executive offices of both Citizens Financial and Merger Corp. are located at 211 Third Street, Elkins, West Virginia 26241.

•	The telephone number for both Citizens Financial and Merger Corp. is (304) 636-4095.

VOTE REQUIRED.  (Page 22)

In accordance with the applicable provisions of Delaware General Corporation Law, approval of the Amendment and the Agreement of Merger requires approval of the holders of at least a majority of the shares of Citizens Financial entitled to vote on the matter.

REASONS FOR THE AMENDMENT. (Page 40)

The primary reason for the Amendment is to authorize two new classes of Company Common Stock.  The newly authorized Class A Common Stock will be exchanged for certain shares of the Company’s existing Common Stock on a one-share-for-one-share exchange basis following the effective date of the Merger.  No shares of the newly created Class B Common Stock will be issued as a result of the Amendment or Merger.

REASONS FOR THE MERGER.  (Pages 44)

The primary reason for the merger is to reduce the number of shareholders owning the Company’s existing Common Stock to below 300, and the number of shareholders owning the Company’s newly created Class A Common Stock to less than 500, which will allow the Company to suspend its SEC reporting obligations.  The suspension of the Company’s SEC reporting obligations will allow the Company to avoid the costs and time associated with being an SEC reporting company.  For more information on our reasons for the merger, please see page 41 of this proxy statement.

BACKGROUND OF THE AMENDMENT AND MERGER PROPOSAL.  (Page 13)

The Company’s Board of Directors has considered effecting the going private transaction for some time.  The Board decided to pursue the transaction at this time, as compared to some other time in the Company’s history, to eliminate the increasing costs associated with SEC reporting and Sarbanes-Oxley compliance.  Specifically, the Board of Directors chose to pursue the transaction at this time to avoid the cost of complying with Section 404 of the Sarbanes-Oxley Act.  The Company’s Board of Directors also felt pursuing the transaction at this time was proper because it would allow Company employees to focus their efforts on income producing activities.  Finally, the Board felt pursuing the transaction at this time was proper based on the limited change in the number of Company shareholders over the past two years.

ALTERNATIVE TRANSACTIONS CONSIDERED. (Page 13)

In contemplating how to best accomplish the Company’s goal of going private, the Board considered, in addition to the proposed transaction, a voluntary stock repurchase program and a cash out merger transaction in which a certain number of the shareholders would have received cash in exchange for their shares as opposed to Class A Common Stock.  The Board chose not to pursue a voluntary stock repurchase program because such a transaction would not assure the desired result of reducing the number of Common Stock shareholders to below 300.  The Board of Directors did not pursue a cash out merger transaction because the Board thought each shareholder should be able to retain an equity interest in the Company and Citizens Bank of West Virginia would be better served by retaining its existing capital.

CONDITIONS TO THE COMPLETION OF THE MERGER.  (Page 30)

The completion of the Amendment and the Agreement of Merger depends upon the satisfaction of a number of conditions, unless waived, including approval of the Amendment and Agreement of Merger by the holders of at least a majority of the shares entitled to vote at the Special Meeting of Shareholders.

U.S. FEDERAL INCOME TAX CONSEQUENCES.  (Page 19)

Those shareholders who hold the requisite number of shares to maintain their existing Common Stock will not have a taxable event for Federal Income Tax purposes.  Those shareholders receiving Class A Common Stock in exchange for their existing Company Common Stock will not have a taxable event for Federal Income Tax purposes.  Any shareholders who may choose to exercise their dissenters’ rights and dissent from the Agreement of Merger and instead receive the fair value for their shares in cash, will have a taxable event for Federal Income Tax purposes.

TAX MATTERS ARE VERY COMPLICATED AND THE TAX CONSEQUENCES TO YOU OF THE AMENDMENT AND MERGER WILL DEPEND ON YOUR OWN SITUATION.  TO REVIEW THE MATERIAL TAX CONSEQUENCES IN GREATER DETAIL, PLEASE READ THE DISCUSSION UNDER “SPECIAL FACTORS - CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES.”

DISSENTERS’ AND APPRAISAL RIGHTS.  (Page 47)

Under Delaware law, you are entitled to dissent from the Agreement of Merger.  To exercise your appraisal rights, you must comply with all procedural requirements of Delaware law.  A description of the relevant sections of Delaware law is provided in “Dissenters’ and Appraisal Rights” on page 39, and the full text of the sections is attached as Annex D to this document.  FAILURE TO TAKE ANY STEPS REQUIRED BY DELAWARE LAW MAY RESULT IN A TERMINATION OR WAIVER OF YOUR APPRAISAL RIGHTS.

FAIRNESS OPINION.  (Page 33)

Citizens Financial engaged Howe Barnes Hoefer & Arnett (“Howe Barnes”) to issue a fairness opinion in connection with the merger.  Howe Barnes is a full service brokerage firm that specializes in preparing and issuing fairness reports.  The Company engaged Howe Barnes following a review of multiple proposals for the engagement based on their reputation and prior experience in evaluating similar transactions.  Howe Barnes’ fee for preparing and issuing the opinion was approximately $14,000.

On September 15, 2009, Howe Barnes rendered to the Citizens Financial Board of Directors its written fairness opinion, dated September 15, 2009.  Howe Barnes’ fairness opinion indicated that the Agreement of Merger and the actions related thereto were fair, from a financial point of view, to the Company’s shareholders.  The report will be available to the Company’s shareholders and any shareholder representative who has been so designated in writing for inspection and copying at the Company’s principal executive offices during its regular business hours up to the time of the Company’s special meeting of shareholders.

The full text of the written opinion of Howe Barnes dated September 15, 2009, which set forth the assumptions made, matters considered and limitations of the review undertaken, is attached as Annex C hereto and is incorporated herein by reference.  Howe Barnes’ opinion is directed to the Board, addresses only the fairness from a financial point of view of the transaction, and does not constitute a recommendation to any shareholder as to how such shareholder should vote.  The Company’s Board of Directors expressly adopts the Howe Barnes’ opinion as its own.

As described in its opinion, Howe Barnes assumed and relied upon, without independent verification, the accuracy, completeness and fairness of the information furnished to or otherwise reviewed by Howe Barnes for purposes of their opinion.  With respect to the information relating to the prospects of Citizens Financial, Howe Barnes assumed that such information reflected the best currently available judgments and estimates of the management of Citizens Financial as to the likely future financial performance of Citizens Financial.  Howe Barnes did not verify through independent inspection or examination the specific assets or liabilities of Citizens Financial.  Howe Barnes did not make nor were they provided with an independent evaluation or appraisal of the assets or liabilities of Citizens Financial.

In addition to the Fairness Opinion, Howe Barnes provided the Company a Fairness Report.  The Fairness Report details 17 selected going private transactions (the “Guideline Transactions”) announced from June 30, 2005 to September 11, 2009 involving U.S. banking organizations.  These 17 Guideline Transactions were reviewed and compared to the current transaction.  The Fairness Report details both the dividend premium and the liquidation rights for each of the Guideline Transactions and then compares those to the dividend premiums and liquidation rights of the Class A Common Stock.  In addition to reviewing the Guideline Transactions, the fairness opinion includes an analysis of the Company’s historical financial performance for the years 2005 through 2008 and through September 15, 2009.  Finally, the Fairness Report includes an analysis of the closing per share market price and volumes for the Company’s Common Stock, which is traded on the OTC Bulletin Board, on a daily basis from March 11, 2009 to September 11, 2009.  The Company’s Board of Directors expressly adopts the Fairness Report as its own.

RECOMMENDATION OF THE BOARD OF DIRECTORS.  (Page 20)

The Board of Directors of Citizens Financial believes the Amendment and Agreement of Merger are fair to and in the best interests of Citizens Financial and its shareholders, including both affiliated and unaffiliated shareholders, and unanimously recommends that shareholders of Citizens Financial vote “For” the approval of the Amendment and Agreement of Merger.  As used in this proxy statement, the term “affiliated shareholder” means any person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with Citizens Financial.  The term “unaffiliated shareholder” means any shareholder other than an affiliated shareholder.

EFFECT ON SHAREHOLDERS.  (Page 44)

If approved at the Special Meeting, the Agreement of Merger will affect Citizens Financial shareholders as follows after completion:

Shareholder as of Effective Time	Net Effect After Merger

Shareholders holding, in the aggregate, 825 or more shares of Citizens Financial Common Stock	Shares of Common Stock will continue to be outstanding.

Shareholders holding, in the aggregate, less than825 shares of Citizens Financial Common Stock	Shares of Common Stock will be converted into the right to receive newly created Class A Common Stock on a one-share-for-one-share exchange basis.

SHAREHOLDER RIGHTS TO PURCHASE ADDITIONAL STOCK.  (Page 43)

All Company shareholders have the right to purchase additional shares of the Company Stock to increase their share ownership to more than 825 shares and retain their existing Common Stock.  Any shareholders wishing to purchase such shares so they may retain their common stock are encouraged to complete such a purchase prior to the Special Meeting of Shareholders to ensure their share purchase will be recorded on the Company’s transfer book prior to the effective time of the transaction.  Shareholders purchasing additional Company shares after the Special Meeting of Shareholders are not assured such purchases will be recorded on the Company’s stock transfer books prior to the effective time of the transaction.  The number of shares attributable to each shareholder will be determined by the Company’s transfer book at the effective time of the transaction.

ESTABLISHING SHARE OWNERSHIP.  (Page 44)

According to the terms of the Merger Agreement, Citizens Financial has the right to assume those shareholders owning fewer than 825 record shares hold, in the aggregate, less than 825 shares total.  However, shareholders have the right to prove to the Company that the shareholder’s total share ownership, aggregating both record shares and shares held in another capacity (such as in a trust, IRA or objecting beneficial owner account) exceeds 825 shares.  Company shareholders seeking to establish ownership of shares held in a capacity other than record ownership must prove their share ownership to the Company’s satisfaction by providing customary business records that establish the shareholder’s ownership of the non-record shares.  These customary business records could include, but are not limited to, trust documents, IRA documents, a letter from a broker/dealer indicating share ownership or otherwise.  These documents should be provided to the Company following the shareholder’s receipt of the Letter of Transmittal.

THE SPECIAL MEETING

The Special Meeting of Shareholders of Citizens Financial will be held at the offices of Citizens Bank of West Virginia at 211 Third Street, Elkins, West Virginia 26241 at 3:00 p.m., local time, on _____________, 2009.  At the Special Meeting, you will be asked to consider the following proposal:

(1)	Approval of an Amendment to the Company’s Certificate of Incorporation which authorizes 4,500,000 shares of Class A Common Stock and 4,500,000 shares of Class B Common Stock;

(2)
Approval of an Agreement of Merger by and between Citizens Financial and CFC Merger Corp., a Delaware corporation, (“Merger Corp.”), pursuant to which Merger Corp. will merge with and into Citizens Financial with Citizens Financial being the surviving corporation (the “Merger”), which will reclassify all Citizens Financial Common Stock held by any shareholder who holds, in the aggregate, less than 825 shares into the right to receive Citizens Financial Class A Common Stock on a one-share-for-one-share exchange basis; and

(3)      To transact such other business as may properly come before the meeting or any adjournments thereof.

QUESTIONS AND ANSWERS ABOUT THE MEETING

Q:    WHY DID YOU SEND ME THIS PROXY STATEMENT?

A:	We sent you this proxy statement and the enclosed proxy because our Board of Directors is soliciting your votes for use at a Special Meeting of Shareholders.

This proxy statement summarizes information that you need to know in order to cast an informed vote at the meeting.  However, you do not need to attend the meeting to vote your shares.  Instead, you may simply complete, sign and return the enclosed proxy sheet.

We will begin sending this proxy statement, Notice of Special Meeting and the enclosed proxy on or about _____________ to all shareholders entitled to vote.  Holders of our Common Stock are entitled to vote at the Special Meeting.  The record date for those entitled to vote is _____________, 2009.  On _____________, 2009, there were 1,829,504 shares of Common Stock outstanding.  Shareholders are entitled to one vote for each share of Common Stock held as of the record date.

Q:    WHAT IS THE TIME AND PLACE OF THE SPECIAL MEETING?

A:	The Special Meeting will be held at the offices of Citizens Bank of West Virginia at 211 Third Street, Elkins, West Virginia 26241 at 3:00 p.m., local time, on _____________, 2009.

Q:	WHAT AM I BEING ASKED TO VOTE ON?

A:
You are being asked to vote on the approval of an Amendment to the Company’s Certificate of Incorporation which will authorize 4,500,000 shares of Class A Common Stock and 4,500,000 shares of Class B Common Stock.  You are also being asked to vote on the approval of the Agreement of Merger between Citizens Financial Corp. and CFC Merger Corp., pursuant to which Merger Corp. will merge with and into Citizens Financial.  Assuming the merger is completed, all Citizens Financial Common Stock shares held by any shareholder who holds, in the aggregate, less than 825 shares of Common Stock as of the effective date of the Merger will be converted into the right to receive shares of Class A Common Stock on a one-share-for-one-share exchange basis.  All Citizens Financial Common Stock held by any shareholder who holds, in the aggregate, 825 or more Common Stock shares as of the effective date of the Merger will remain Common Stock.  After the merger, Citizens Financial intends to “go private” and suspend its reporting obligations with the SEC.

Q:    WHO MAY BE PRESENT AT THE SPECIAL MEETING AND WHO MAY VOTE?

A:
All holders of our Common Stock and other interested persons may attend the Special Meeting in person.  However, only holders of our Common Stock of record as of _____________, 2009 may cast their votes in person or by proxy at the Special Meeting.

Q:	WHAT IS THE VOTE REQUIRED?

A:    The vote required for the proposal is as follows:

•
THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION.  The proposal to approve the Amendment to the Company’s Certificate of Incorporation must receive the affirmative vote of the holders of at least a majority of the shares entitled to vote at the Special Meeting of Shareholders.  If you do not vote your shares or if you abstain from voting on this matter, your shares will have the same effect as a vote against the Amendment.

•
THE AGREEMENT OF MERGER.  The proposal to approve the Agreement of Merger must receive the affirmative vote of the holders of at least a majority of the shares entitled to vote at the Special Meeting of Shareholders.  If you do not vote your shares or if you abstain from voting on this matter, your shares will have the same effect as a vote against the Agreement of Merger.

Q:    WHO IS SOLICITING MY PROXY?

A:    The Board of Directors of Citizens Financial.

Q:	WHAT IS THE RECOMMENDATION OF OUR BOARD OF DIRECTORS REGARDING THE PROPOSALS?

A:
Our Board of Directors has determined that the Amendment and the Agreement of Merger is advisable and in the best interests of Citizens Financial and its shareholders.  Our Board of Directors has, therefore, unanimously approved the Amendment and the Agreement of Merger and recommends that you vote “FOR” approval of these matters at the Special Meeting.

Q:    WHAT DO I NEED TO DO NOW?

A:	Please sign, date and complete your proxy and promptly return it in the enclosed, self addressed, prepaid envelope so that your shares can be represented at the Special Meeting.

Q:	IF MY SHARES ARE HELD IN “STREET NAME” BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A:	Your broker will vote your shares for you ONLY if you instruct your broker how to vote for you. Your broker should mail information to you that will explain how to give these instructions.

Q:    CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY?

A:
Yes.  Just send by mail a written revocation or a later-dated, completed and signed proxy before the Special Meeting or simply attend the Special Meeting and vote in person.  You may not change your vote by facsimile or telephone.

Q:	WHAT IF I DON’T SEND BACK A PROXY SHEET OR VOTE MY SHARES IN PERSON AT THE SPECIAL MEETING?

A:
Failing to return your proxy sheet or vote your shares in person at the Special Meeting, has the same effect as voting against the transaction, since the approval of a majority of the shares entitled to vote at the Special Meeting is required.

Q:    SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A:
No.  After the merger is completed, if you are a shareholder owning common shares that have been converted into the right to receive Class A Common Stock shares, we will send instructions on how to exchange your Common Stock share certificates for newly created Class A Common Stock share certificates.

Q:    WHAT WILL I RECEIVE IN THE MERGER?

A:
All Citizens Financial Common Stock shares held by any shareholder who holds, in the aggregate, 825 or more Common Stock shares on the effective date of the Merger will remain Common Stock shares following the effective date of the merger.  All Citizens Financial Common Stock shares held by any shareholder who holds, in the aggregate, less than 825 Common Stock shares on the effective date of the Merger will be converted into the right to receive newly created Class A Common Stock shares on a one-share-for-one-share exchange basis at the effective time of the merger.

Citizens Financial has the right to reclassify any shares for which the shareholder cannot prove to the Company’s satisfaction are held by a shareholder owning, in the aggregate, 825 or more Common Stock shares on the effective date of the Merger.  The Agreement of Merger has specific provisions regarding the treatment of shares held in street name.  Please read the discussion under “PROPOSAL TWO - The Agreement of Merger - Conversion of Shares in the Merger” for a description of these provisions as well as the terms of the Agreement of Merger generally.

Q:	DO THE CLASS A COMMON STOCK SHARES HAVE THE SAME RIGHTS AND PRIVILEGES AS THE EXISTING COMMON STOCK SHARES?

A:
No.  The Class A Common Stock enjoy rights and privileges that are separate and distinct from the existing Common Stock shares.  The rights and privileges of the Class A Common Stock shares are explained at “Class A Common Stock Rights and Privileges” on page 35.

Q:    WHAT IF I HOLD SHARES IN STREET NAME?

A:
Any shares you hold in street name (beneficial shares) will be added to the number of any shares you may hold directly in record name in determining the number of shares you hold, provided you can prove to the Company’s satisfaction the record shares and the beneficial shares are held by the same owner.  You will be entitled to exchange your existing Company Common Stock share certificate for a new share certificate representing ownership of the Company’s Class A Common Stock following the merger only if you certify to Citizens Financial that the total number of shares you hold (whether of record or in street name) is less than 825.  The Agreement of Merger has detailed provisions regarding the treatment of shares held in street name.  Please read the discussion under “PROPOSAL TWO - The Agreement of Merger - Conversion of Shares in the Merger” for a description of these provisions as well as the terms of the merger agreement generally.

Q:    HOW WILL CITIZENS FINANCIAL BE OPERATED AFTER THE MERGER?

A:
Following the merger, it is expected Citizens Financial will be able to suspend its SEC reporting obligations.  Citizens Financial expects its business and operations to continue as they are currently being conducted and, except as disclosed in this proxy statement, the merger is not anticipated to have any effect upon the conduct of such business.  The Citizens Financial Board believes the going-private transaction is consistent with Citizens Financial’s vision of maintaining an independent banking strategy.

Q:	IS IT POSSIBLE THE COMPANY MAY LOSE ITS REPORTING SUSPENSION AND BE REQUIRED TO FILE SEC REPORTS IN THE FUTURE?

A:
Yes.  According to current SEC Rules and Regulations, the Company will lose its reporting suspension and will be required to resume filing certain SEC required filings if the number of shareholders owning the Company’s Common Stock exceeds 300 or the number of shareholders owning the Company’s Class A Common Stock exceeds 500 on January 1st of any year.  The Company intends to monitor the number of shareholders owning its existing Common Stock and newly created Class A Common Stock in an effort to avoid the loss of its reporting suspension.

Q:    WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A:	We are working toward completing the merger as quickly as possible and we expect the merger to be completed shortly after the Special Meeting.

Q:    WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO ME?

A:
Those shareholders who retain their existing Common Stock shares and those shareholders who exchange their existing Common Stock shares for Class A Common Stock shares will not have a taxable event for Federal Income Tax purposes.  Shareholders who receive cash in the merger through the exercise of their dissenters’ rights will have a taxable event.  To review the material tax consequences in greater detail, please read the discussion under “SPECIAL FACTORS - Certain U.S. Federal Income Tax Consequences.”

(THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK)

SPECIAL FACTORS

BACKGROUND AND PURPOSE OF THE AMENDMENT AND MERGER PROPOSAL

The Company is required to file periodic reporting documents with the SEC pursuant to Section 15(d) of the Securities Exchange Act of 1934.  As of _____________, 2009, the Company had 1,829,504 shares held by approximately 426 holders of record.  Collectively, the approximately 213 record holders holding fewer than 825 shares (approximately 50% of all record holders) own an aggregate of approximately 79,386 shares, representing approximately 4.34% of Citizens Financial’s outstanding shares.  The Board and Citizens Financial’s management are of the view that the recurring expense and burden of maintaining the Company’s reporting obligations is not cost efficient for Citizens Financial.  Accordingly, the Board and Citizens Financial’s management believes it is in the Company and shareholders’ best interests to reclassify the Common Stock shares owned by the approximately 213 shareholders who individually own, in the aggregate, less than 825 shares, into the right to receive shares of a newly created Class A Common Stock, which will have rights and privileges distinct from the Common Stock so that it will be viewed as a separate class of securities under SEC guidelines.  This reclassification will reduce the number of Company shareholders owning the Company’s existing Common Stock to below 300 and restricting the number of shareholders owning the Company’s existing Class A Common Stock to below 500, which will allow the Company to suspend its SEC reporting obligations in accordance with Rule 12h-3.  Additionally, Citizens Financial believes that there is a very limited market for the shares of Citizens Financial’s Common Stock and that Citizens Financial’s shareholders derive little benefit from Citizens Financial’s status as a publicly-reporting corporation.

The Company’s Board of Directors has considered a going private transaction for sometime.  The Company’s Board has decided to pursue the transaction at this time, as opposed to some other time in the Company’s history, to eliminate the increasing costs associated with the Company’s SEC and Sarbanes-Oxley compliance.  Specifically, the Company would like to complete the transaction at this time to avoid the costs that will be required for compliance with Section 404 of the Sarbanes-Oxley Act.  The Company has also chosen to pursue the transaction at this time to allow Company employees to focus their efforts on income producing activities, as opposed to non-value enhancing SEC reporting compliance.  Finally, the Board of Directors believed this was a proper time to engage in a going private transaction based on the limited growth in the number of Company shareholders over the past two-year period.

In making the determination to engage in this transaction, the Board of Directors considered other means of achieving the same result but rejected these alternatives because the Board believed that the Merger Proposal would be simpler and less costly.  These alternatives were:

•
A TENDER OFFER AT A FAIR PURCHASE PRICE.  This alternative would have allowed the Company’s shareholders to voluntarily tender or sell their Company Common Stock to the Company for a stated price determined by the Company.  The Board was uncertain as to whether this alternative would result in shares being tendered by a sufficient number of record shareholders so as to accomplish the going private objective and reducing recurring costs.  The Board felt the cost of the transaction could not be justified based on the uncertainty regarding the reporting requirements.  The Board also believed the Company and the Company’s shareholders would be best served by preserving the Company’s existing capital, instead of paying out the capital to repurchase Common Stock shares.

•
CASH-OUT MERGER.  This alternative would accomplish the objective of reducing the number of record shareholders, assuming approval of the cash-out merger by Citizens Financial’s shareholders.  In a cash-out merger, Citizens Financial would engage in a merger-type transaction similar to the Company’s proposed transaction with CFC Merger Corporation.  However, a cash-out merger would require shareholders owning less than a certain number of shares to receive cash for their shares instead of the newly created Class A Common Stock.  The Board of Directors did not choose to engage in a cash-out merger for a number of reasons, including:

♦	The Board of Directors’ belief that the existing Common Stock shareholders should be afforded the benefit of retaining an equity interest in the corporation;

♦	Preservation of the Company’s capital resources outweighed any advantages offered by a cash-out merger; and

♦	The terms of the reorganization as proposed are fair, both procedurally and from a financial point of view, to the Company and the Company’s shareholders.

The transaction is being structured as an amendment followed by a merger because the Board believes this structure provides the shareholders the benefit of retaining an equity interest in the Company and preserving existing Company capital while also accomplishing the Board’s objective of reducing the number of shareholders holding the Company’s Common Stock to below 300 and having no more than 500 shareholders holding any other class of Company Stock, which will allow the Company to suspend its SEC reporting requirements.

The Amendment and Merger Proposals are being made at this time because the sooner the proposals can be implemented, the sooner Citizens Financial will cease to incur the expenses and burdens of complying with SEC reporting obligations.

After consideration of the various alternatives described above, the Board determined that the Amendment and Merger Proposals were the best choice for the shareholders and Citizens Financial.

EFFECTS OF THE AMENDMENT

EFFECTS ON CITIZENS FINANCIAL’S CERTIFICATE OF INCORPORATION.  Assuming the Amendment to the Company’s Certificate of Incorporation is approved, the Company’s certificate will be amended to authorize two new classes of Common Stock.  The Company’s existing Common Stock will also remain following the effective time of the Amendment.

CLASS A COMMON STOCK.  The Amendment will authorize 4,500,000 shares of newly created Class A Common Stock.  The newly created Class A Common Stock will have rights and privileges that are different than the rights and privileges of the existing Common Stock.  These rights and privileges are discussed below.

CLASS B COMMON STOCK.  The Amendment will authorize 4,500,000 shares of Class B Common Stock.  The newly created Class B Common Stock will have rights and privileges that are different than the rights and privileges of the existing Common Stock and the newly created Class A Common Stock.  These rights and privileges are discussed below.

No shares of Class B Common Stock will be issued in connection with this reorganization.  The Board of Directors recommends the creation of the Class B Common Stock to allow the Company to have an authorized additional class of shares in the event the Company’s Board of Directors determines the Company needs to sell or convert additional shares in the future.  The authorized Class B Common Stock shares could be sold in the future, and the Company’s SEC reporting obligations could remain suspended, so long as the Company’s Common Stock is held by fewer than 300 shareholders and the Class A Common Stock and Class B Common Stock are not held by more than 500 shareholders (assuming current SEC rules).

EXISTING COMMON STOCK RIGHTS AND PRIVILEGES

Following the Effective Time of the Amendment, the Company’s existing Common Stock will continue to enjoy the same rights and privileges that are currently associated with the Common Stock.  These rights and privileges include:

•
VOTING RIGHTS – The Company’s existing Common Stock has full voting rights.  All Common Stock shareholders are entitled to vote on any and all matters that may come before a vote of the Company’s shareholders.  This includes the right to participate in the annual election of directors.

•
DIVIDENDS – The company’s existing Common Stock is entitled to receive dividends as may be declared from time to time by the Company’s Board of Directors.  The Company’s existing Common Stock does not cumulate dividends, and there is no obligation on behalf of the Company’s Board of Directors to pay dividends on the Common Stock.

•	CONVERSION – Not applicable. The Company’s Common Stock is not convertible to any other class of Company stock.

•	REDEMPTION – The Company’s existing Common Stock has no redemption features.

•	RIGHT OF FIRST REFUSAL – The Company’s existing Common Stock has no right of first refusals. The foregoing does not limit any Company shareholders from individually contracting such rights.

•
LIQUIDATION PREFERENCE – The Company’s existing Common Stock does not have a liquidation preference because there is currently only one class of Company Stock.  Following the transaction, the existing Common Stock will have last preference in Company liquidation rights.

CLASS A COMMON STOCK CHARACTERISTICS.  The newly created Class A Common Stock will have rights and privileges that are different than the rights and privileges of the existing Common Stock.  The following discusses the rights and privileges of the Class A Common Stock.

•
VOTING RIGHTS – The Class A Common Stock will be allowed voting rights only if the shareholders are being asked to approve a merger, consolidation, conversion, sale of assets other than in the regular course of business, voluntary dissolution of the corporation, or as required by law.  The Class A Common Stock will not enjoy general voting rights, including the right to participate in the annual election of directors.

•
DIVIDENDS – If the Company declares dividends, dividends must be paid on the Class A Common Stock before dividends may be paid on the existing Common Stock.  However, the Company shall be under no obligation to pay dividends, and dividends are not cumulative.  If dividends are paid, the dividends paid on the Class A Common Stock will enjoy a 5% premium over and above what is paid on the Common Stock.

•
CONVERSION – In the event the Company is party to a merger, share exchange, sale of assets other than in the regular course of business, voluntary dissolution of the Company, or other change in control which will result in the merger, sale, dissolution or effective dissolution of the Company, the Class A Common Stock will be converted into Common Stock shares and will be treated equally in all respects with the existing Common Stock.

•	REDEMPTION – The Class A Common Stock will have no redemption rights.

•
RIGHT OF FIRST REFUSAL – The Class A Common Stock has a right of first refusal in favor of the Company.  Generally, this right of first refusal requires a Class A Common Stock shareholder to notify the Company in writing of the terms of any transfer or sale of the Class A Common Stock.  Following receipt of the written notice, the Company has five (5) business days to either request additional information regarding the sale or to immediately exercise its right of first refusal and purchase the shares of Class A Common Stock that are subject to the proposed transfer or sale upon the same terms as the proposed transfer or sale.  If the transfer is to be made without consideration (i.e. a gift), the Company shall have the right to purchase the shares for an amount determined by the Board to be the fair value of the shares.  The Company retains the right to not exercise its right of first refusal, which will allow the Class A Common Stock shareholder to sell or transfer the shares in accordance with the terms of the proposed transfer or offer.  Any Class A Common Stock shares transferred in violation of the right of first refusal is void and of no effect and will not be recognized by the Company.

•
LIQUIDATION PREFERENCE – The Class A Common Stock will have a liquidation preference over the existing Common Stock and the Class B Common Stock.  In the event of a liquidation, the Class A Common Stock shareholders will be entitled to receive liquidation assets equal to those assets received by the Common Stock shareholders or the book value of the corporation’s Common Stock, whichever is greater.

CLASS B COMMON STOCK CHARACTERISTICS.  The newly created Class B Common Stock will have rights and privileges that are different than the rights and privileges of the existing Common Stock and the newly created Class A Common Stock.  The following discusses the rights and privileges of the Class B Common Stock.

•
VOTING RIGHTS – The Class B Common Stock will be allowed voting rights only if the shareholders are being asked to approve a merger, consolidation, conversion, sale of assets other than in the regular course of business, voluntary dissolution of the corporation, or as required by law.  The Class B Common Stock will not enjoy general voting rights, including the right to participate in the annual election of directors.

•
DIVIDENDS – If the Company declares dividends, dividends must be paid on the Class B Common Stock after dividends are paid on the Class A Common Stock, but before dividends may be paid on the existing Common Stock.  However, there shall be no obligation to pay dividends and dividends shall not be cumulative.  If dividends are paid, the dividends paid on the Class B Common Stock will enjoy a 10% premium over and above what is paid on the Common Stock.

•
CONVERSION – In the event the corporation is party to a merger, share exchange, sale of assets other than in the regular course of business, voluntary dissolution of the corporation, or other change in control which will result in the merger, sale, dissolution or effective dissolution of the corporation, the Class B Common Stock will be converted into Common Stock shares and will be treated equally in all respects with the existing Common Stock.

•	REDEMPTION – The Class B Common Stock will have no redemption rights.

•
RIGHT OF FIRST REFUSAL – The Class B Common Stock has a right of first refusal in favor of the Company.  Generally, this right of first refusal requires a Class B Common Stock shareholder to notify the Company in writing of the terms of any transfer or sale of the Class B Common Stock.  Following receipt of the written notice, the Company has five (5) business days to either request additional information regarding the sale or to immediately exercise its right of first refusal and purchase the shares of Class B Common Stock that are subject to the proposed transfer or sale upon the same terms as the proposed transfer or sale.  If the transfer is to be made without consideration (i.e. a gift), the Company shall have the right to purchase the shares for an amount determined by the Board to be the fair value of the shares.  The Company retains the right to not exercise its right of first refusal, which will allow the Class B Common Stock shareholder to sell or transfer the shares in accordance with the terms of the proposed transfer or offer.  Any Class B Common Stock shares transferred in violation of the right of first refusal will be void and of no effect and will not be recognized by the Company.

•	LIQUIDATION PREFERENCE – The Class B Common Stock will have a liquidation preference superior to the existing Common Stock, but after the Class A Common Stock.

Citizens Financial Corp.
Stock Comparison Chart
Characteristic	Common	Common A	Common B
Voting Rights	Full voting rights	As required by law and for a Merger/Share Exchange	As required by law and for a Merger/Share Exchange
Dividends	As declared	5% premium over common dividends with payment before all other shares	10% premium over common dividends
Liquidation Preference	Last Preference	Priority over all others Distribution – same as common or book value of common, whichever is greater	After Series A common but before common
Conversion to Common Stock	N/A	Conversion to common at change in control	Conversion to common at change in control
Transfer Restrictions	No	Yes – Holding Company has right of first refusal	Yes – Holding Company has right of first refusal
Redemption	None	None	None

EFFECTS OF THE MERGER

EFFECTS ON CITIZENS FINANCIAL.  The merger will have various effects on Citizens Financial, as described below.

REDUCTION IN THE NUMBER OF COMMON STOCK SHAREHOLDERS AND COMMON STOCK SHARES OUTSTANDING.  Citizens Financial believes the merger will reduce the number of shareholders owning the Company’s existing Common Stock from approximately 426 to approximately 213.  Accordingly, the number of outstanding shares of Common Stock held by current Company shareholders will decrease from approximately 1,829,504 to approximately 1,750,118.

INCREASE IN THE NUMBER OF SHAREHOLDERS OWNING CLASS A COMMON STOCK SHARES.  The Company currently has no issued or outstanding Class A Common Stock shares.  Citizens Financial believes the merger will result in the issuance of approximately 79,386 Class A Common Stock shares to approximately 213 shareholders.

NO CHANGE TO COMPANY CAPITAL.  It is not expected the merger will change the Company’s consolidated capital.  The merger is simply a reorganization that will result in certain shares of the Company’s existing Common Stock being reclassified into the right to receive the newly created Class A Common Stock on a one-share-for-one-share exchange basis.  The Company may experience a reduction in capital if Company shareholders exercise their right to dissent from the transaction.

SUSPENSION OF EXCHANGE ACT REGISTRATION.  The Company is currently required to comply with SEC reporting requirements pursuant to Section 15(d) of the Exchange Act.  According to Rule 12h-3, Section 15(d) filers may suspend their obligation to comply with SEC reporting requirements if the number of shareholders owning the class of stock subject to the SEC reporting requirements is reduced to below 300 and no other class of stock is owned by more than 500 shareholders.  Suspension of the Company’s reporting requirements under the Exchange Act would substantially reduce the information required to be furnished by Citizens Financial to its shareholders and to the SEC and would make certain provisions of the Exchange Act no longer applicable to Citizens Financial.  Accordingly, Citizens Financial estimates it will eliminate the cost and expenses associated with complying with SEC reporting requirements.  Citizens Financial estimates these costs to be approximately $200,000 annually.  Citizens Financial intends to apply for such suspension as soon as practicable following completion of the merger.

The Company could lose its reporting suspension if the number of shareholders owning the Company’s Common Stock exceeds 300 or the number of shareholders owning the Company’s Class A Common Stock exceeds 500 on January 1st of any year.  The Company’s Board of Directors intends to monitor the number of shareholders owning each class of stock to avoid losing the reporting suspension.

EFFECT ON MARKET FOR SHARES.  Citizens Financial’s Common Stock is currently traded on the Over-the-Counter Bulletin Board.  It is expected the existing Common Stock will continue to be traded on the Over-the-Counter Bulletin Board without change following the going private transaction, including continuing to be traded under the symbol CIWV.

The rights and privileges of the Class A Common Stock provide the Company a right of first refusal to purchase the shares in the event of a transfer of ownership.  The Company expects, but is not required, to repurchase the Class A Common Stock shares in the event of a transfer of ownership.  Therefore, it is not expected there will be a material trading market for the newly created Class A Common Stock shares.  Instead, it is expected the Company will act as the market maker for these shares.

EFFECTS ON AFFILIATES.  As a result of the merger, Merger Corp. will cease to exist.  All affiliated shareholders will be treated in the same manner as all unaffiliated shareholders.  Affiliated shareholders will not receive preferential treatment in any manner in this transaction.  Therefore, the transaction’s effects on affiliates will be the same as the effects on unaffiliated shareholders.  As used in this proxy statement, the term “affiliated shareholder” means any person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with Citizens Financial.  The term “unaffiliated shareholder” means any shareholder other than an affiliated shareholder.

INCREASED SHARE OWNERSHIP OF OFFICERS AND DIRECTORS.  As a result of the merger, Citizens Financial expects that the percentage of ownership of Common Stock of Citizens Financial held by current officers and directors of Citizens Financial as a group will increase from 12.90% to approximately 13.48%.

EFFECTS ON SHAREHOLDERS.  The merger will have various effects on the Company’s shareholders, as described below.  As noted above, these effects will not vary based on whether the shareholder is an affiliated or unaffiliated shareholder.  Affiliated and unaffiliated shareholders will be treated the same in this transaction.  The effects of the merger to a shareholder will vary based on whether the shareholder’s shares will be exchanged for newly created Class A Common Stock shares as a result of the merger.  The determination of whether any particular shares of Citizens Financial Common Stock will be exchanged for newly created Class A Common Stock Shares as a result of the merger will be based on whether the holder of those shares holds, in the aggregate, fewer than 825 shares at the effective time of the merger.

●
SHAREHOLDERS RECEIVING CLASS A COMMON STOCK.  Shareholders owning, in the aggregate, less than 825 shares of Company Common Stock at the effective time of the merger will, upon consummation of the merger:

♦	have each Company Common Stock share be converted into the right to receive newly created Class A Common Stock Shares on a one-share-for-one-share exchange basis; and

♦	enjoy all the rights and privileges associated with the newly created Class A Common Stock.

●
SHAREHOLDERS RETAINING COMMON STOCK SHARES.  Shareholders owning, in the aggregate, 825 or more Common Stock shares of Company Common Stock immediately prior to the effective time of the merger will, upon consummation of the merger, retain their Common Stock shares without change.

●	Potential effects on all shareholders, including both affiliated and unaffiliated shareholders, following the merger transaction include:

♦
DECREASED ACCESS TO INFORMATION.  If the merger is effected, Citizens Financial intends to suspend the reporting requirements of its Common Stock under the Exchange Act.  As a result, Citizens Financial will no longer be subject to the periodic reporting requirements of the Exchange Act.

♦
DECREASED LIQUIDITY.  The liquidity of the shares of Common Stock held by shareholders may be adversely affected by the merger due to the suspension of the reporting requirements of the Common Stock under the Exchange Act.  Further, the Class A Common Stock shares bear a right of first refusal in favor of the Company.

♦
DIVIDENDS.  Citizens Financial currently intends to continue to declare and pay cash dividends on its Common Stock in the foreseeable future.  You should read the discussion under “PROPOSAL TWO - Dividend Policies” for more information regarding Citizens Financial’s dividend policies and the effects of the merger on Citizens Financial’s payment of dividends.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

Summarized below are the material federal income tax consequences to Citizens Financial and its shareholders resulting from the merger.  This summary is based on existing U.S. federal income tax law, which may change, even retroactively.  This summary does not discuss all aspects of federal income taxation which may be important to you in light of your individual circumstances.  Many shareholders (such as financial institutions, insurance companies, broker-dealers, tax-exempt organizations, and foreign persons) may be subject to special tax rules.  Other shareholders may also be subject to special tax rules, including but not limited to shareholders who received Citizens Financial Common Stock as compensation for services or pursuant to the exercise of an employee stock option, or shareholders who have held, or will hold, stock as part of a straddle, hedging, or conversion transaction for federal income tax purposes.  In addition, this summary does not discuss any state, local, foreign, or other tax considerations.

This summary assumes that you are one of the following: (1) a citizen or resident of the United States; (2) a corporation or other entity taxable as a corporation created or organized under U.S. law (federal or state); (3) an estate the income of which is subject to U.S. federal income taxation regardless of its sources; (4) a trust if a U.S. court is able to exercise primary supervision over administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust; or (5) any other person whose worldwide income and gain is otherwise subject to U.S. federal income taxation on a net basis.  This summary also assumes that you have held and will continue to hold your shares as capital assets for investment purposes under the Internal Revenue Code of 1986, as amended.

For federal income tax purposes, it is intended that neither Citizens Financial nor Merger Corp. will recognize gain or loss for federal or state income tax purposes as a result of the merger.

SHAREHOLDERS ARE ENCOURAGED TO CONSULT THEIR OWN TAX ADVISOR AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES, IN LIGHT OF THEIR SPECIFIC CIRCUMSTANCES.

FEDERAL INCOME TAX CONSEQUENCES TO SHAREHOLDERS WHO HOLD, IN THE AGGREGATE, 825 OR MORE COMMON STOCK SHARES OF COMPANY STOCK AT THE EFFECTIVE TIME OF THE TRANSACTION:

If you (1) hold, in the aggregate, 825 or more Common Stock shares of Company stock at the effective time of the Merger, (2) continue to hold Citizens Financial Common Stock immediately after the merger, and (3) receive no cash as a result of your dissent from the merger, you will not recognize any gain or loss in the merger and you will have the same adjusted tax basis and holding period in your Citizens Financial Common Stock as you had in such stock immediately prior to the merger.

FEDERAL INCOME TAX CONSEQUENCES TO SHAREHOLDERS WHO HOLD, IN THE AGGREGATE, LESS THAN 825 COMMON STOCK SHARES OF COMPANY STOCK AT THE EFFECTIVE TIME OF TRANSACTION:

If you (1) hold, in the aggregate, less than 825 shares of Company Common Stock at the effective time of the merger, (2) have your existing Company Common Stock converted into the right to receive Class A Common Stock, (3) exchange your existing Company Common Stock for shares of newly created Class A Common Stock on a one-share-for-one-share exchange basis, and (4) do not receive cash as a result of your dissent from the merger, you will not recognize any gain or loss in the merger and you will have the same adjusted tax basis and holding period in your Citizens Financial Common Stock as you had in such stock immediately prior to the merger.

FEDERAL INCOME TAX CONSEQUENCES TO ANY SHAREHOLDER WHO DISSENTS FROM THE TRANSACTION:

Any shareholder who dissents from the transaction and receives in cash the fair value of their shares will have a taxable event.  These shareholders should consult their individual tax advisor to determine whether the shares qualify for capital gains treatment and the other specific information related to their situation.

YOU ARE URGED TO CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF THE TRANSACTION, IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

CAPITAL GAIN AND LOSS:

For those individuals who may choose to dissent from the transaction and instead receive the fair value in cash for their Common Stock shares, net capital gain (defined generally as your total capital gains in excess of capital losses for the year) recognized upon the sale of capital assets that have been held for more than 12 months generally will be subject to tax at a rate not to exceed 20%.  Net capital gain recognized from the sale of capital assets that have been held for 12 months or less will continue to be subject to tax at ordinary income tax rates.  In addition, capital gain recognized by a corporate taxpayer will continue to be subject to tax at the ordinary income tax rates applicable to corporations.  There are limitations on the deductibility of capital losses.

BACKUP WITHHOLDING:

Shareholders who dissent from the transaction and instead receive in cash the fair value for their shares and those shareholders who exchange their Common Stock shares for Class A Common Stock may be required to provide their social security or other taxpayer identification numbers (or, in some instances, additional information) in connection with the merger to avoid backup withholding requirements that might otherwise apply.  The letter of transmittal that is used to submit Common Stock share certificates will require each shareholder to deliver such information when the Common Stock certificates are surrendered following the effective date of the merger.  Failure to provide such information may result in backup withholding.

AS EXPLAINED ABOVE, ANY AMOUNTS PAID TO YOU AS A RESULT OF THE MERGER MAY RESULT IN CAPITAL GAIN INCOME, DEPENDING ON YOUR INDIVIDUAL CIRCUMSTANCES.  THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS BASED UPON PRESENT LAW, WHICH IS SUBJECT TO CHANGE POSSIBLY WITH RETROACTIVE EFFECT.  YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF THE TRANSACTION, IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

RECOMMENDATION OF THE BOARD OF DIRECTORS; FAIRNESS OF THE AMENDMENT AND MERGER PROPOSAL

The Board believes the Amendment and the Agreement of Merger, taken as a whole, is fair to, and in the best interests of, Citizens Financial and its shareholders, including unaffiliated shareholders.  The Board believes the transaction is fair to those shareholders who will retain their Common Stock shares, and to those shareholders whose Common Stock shares will be converted into the right to receive Class A Common Stock shares on a one-for-one share basis.  The Board also believes that the process by which the transaction is to be approved is fair.

The Board recommends that the shareholders vote for approval and adoption of the Amendment and the Agreement of Merger as described in this document.  Each member of the Board and each officer of Citizens Financial who owns shares of Common Stock has advised Citizens Financial that he intends to vote his shares in favor of the Amendment and Agreement of Merger.  As of September 8, 2009, the directors and officers of Citizens Financial beneficially owned a total of 236,080 shares of Citizens Financial stock, or approximately 12.90% of the total shares entitled to vote at the Special Meeting.

The Board has retained for itself the absolute authority to reject (and not implement) the Amendment and the Agreement of Merger (even after approval thereof by shareholders) if it determines subsequently that the Amendment and/or the Agreement of Merger is not then in the best interests of Citizens Financial and its shareholders.  A Board decision to terminate the transaction would occur only after the occurrence of some material event after the mailing of these proxy materials and would be based upon full Board deliberation regarding the benefits and detriments of both completing and terminating the transaction in light of such an event.  The Board’s deliberations would include discussions as to the effects on all shareholders, including affiliated and unaffiliated shareholders, of abandoning the transaction.  Such a termination would occur only by a majority vote of the Board of Directors.  If the Board chose to terminate the transaction following shareholder approval, all shareholders would be notified by a Company letter describing the reasons for the termination and the Company’s filing of a Form 8-K with the Securities and Exchange Commission.  It is not expected the Board will choose to terminate the transaction following shareholder approval.

The Board unanimously approved the Amendment and the Agreement of Merger.

The Board considered a number of factors in determining whether to approve the merger agreement.  Citizens Financial’s primary reason for adopting the Amendment and the Agreement of Merger is that, following the effective time of the transaction, the Company will be able to suspend its SEC reporting requirements.  The Board considered the views of management relating to cost savings to be achieved by suspending the registration requirements of the Common Stock under the Exchange Act.  Citizens Financial’s management determined that cost savings of approximately $200,000 per year could be achieved if Citizens Financial suspended its SEC reporting obligations imposed by the Exchange Act, including indirect savings resulting from reductions in the time and effort currently required of management to comply with the reporting and other requirements associated with continued reporting of the Common Stock under the Exchange Act.  The Board also considered the effect that suspending the reporting requirements of the Common Stock would have on the market for the Common Stock and the ability of shareholders to buy and sell shares, as well as the market for the newly created Class A Common Stock.  The Board determined that, even as a publicly-traded corporation, there is a limited market for the shares of Citizens Financial’s Common Stock, especially for sales of large blocks of such shares, and that Citizens Financial’s shareholders derive little benefit from Citizens Financial’s status as an SEC reporting corporation.  The Board determined that the cost savings and reduced burden on management to be achieved by suspending the Company’s reporting requirements on the Common Stock under the Exchange Act outweighed any potential detriment from suspending such reporting requirements.

The Board considered numerous factors, discussed below, in reaching its conclusion as to the fairness of the Amendment and Agreement of Merger to our shareholders, including both affiliated and unaffiliated shareholders.  The Board also engaged the services of a financial adviser to provide an opinion as to the fairness of the transaction, from a financial point of view, to the Company’s shareholders who will retain their Common Stock, and the Company’s shareholders who will exchange their Common Stock for newly created Class A Common Stock on a one-share-for-one-share exchange basis.  The Board did not assign any specific weights to the factors listed below.  Moreover, in their considerations individual directors may have given differing weights to different factors.

●
BURDEN OF SEC REPORTING REQUIREMENTS – The Board considered the time and expense involved in preparing and filing the documents the Company is required to file with the SEC pursuant to Section 15(d) of the Exchange Act.  In considering this burden, the Board considered both the actual money expended on the preparation and filing of the documents, as well as the time Company officers and directors spent in preparing the required documentation.

●
LACK OF PERCEIVED BENEFIT FROM REPORTING COMPANY STATUS – The Board considered the benefits afforded to the Company by reason of its reporting Company status.  The directors considered both the information that was made publicly available through the SEC filings, as well as what information would be available to shareholders following the suspension of the SEC reporting requirements, which include quarterly call reports for Citizens Bank of West Virginia and biannual bank holding company financial reports for the Company.  Following the suspension of the Company’s SEC reporting requirements, the Company’s obligation to file these quarterly and biannual financial reports will continue under Federal Banking laws.  In addition, the Company’s Board of Directors has indicated the Company will continue to produce an annual report to shareholders, which will contain information similar to the information currently disclosed in the Company’s quarterly and annual SEC reports.  Based on this review, the Board felt the cost and time associated with preparing the SEC filings was not justified, based on the Company information that would still be publicly available following the suspension of the reporting requirements.

●
RIGHTS AND PRIVILEGES OF NEWLY CREATED CLASS A COMMON STOCK – The Board considered the rights and privileges of the newly created Class A Common Stock.  The Board considered the voting rights, dividend preferences, conversion rights, redemption rights, right of first refusal in favor of the Company, and the liquidation preference of the newly created Class A Common Stock and the Class B Common Stock.  After reviewing the rights and privileges of the newly created classes, the Board felt the rights and privileges of the Class A Common Stock and Class B Common Stock presented rights and privileges that were commensurate with the rights and privileges of the existing Common Stock.

●
FAIRNESS TO ALL SHAREHOLDERS – The Board considered the overall fairness of the transaction to both those shareholders retaining their existing Common Stock and those shareholders who will have their Common Stock converted into the right to receive Class A Common Stock on a one-share-for-one-share exchange basis.  The Board also considered the fairness of the transaction procedure.

●
OPINION OF FINANCIAL ADVISOR.  The Board considered the opinion of Howe Barnes Hoefer & Arnett rendered to the Board on September 15, 2009 to the effect of, as of the date of such opinion and based upon and subject to certain matters stated therein, the terms of the Agreement of Merger providing for certain Company shareholders to retain their Common Stock shares and certain Company shareholders to exchange their Common Stock shares for newly created Class A Common Stock shares, was fair, from a financial point of view, to Citizens Financial’s shareholders, including affiliated and unaffiliated shareholders.

In connection with its deliberations, the Board did not consider Citizens Financial’s current market prices, historical market prices, net book value, going concern value or liquidation value.  The Board did not view the Company’s current or historical stock prices or book, going concern or liquidation values to be material to the determination of fairness to the shareholders because the terms of the Agreement of Merger provide each Company shareholder the ability retain an ongoing equity interest in Company.  The Company’s Board of Directors recognized those shareholders exchanging their Common Shares would be doing so for other equity securities, as opposed to cash.  Thus, the various cash values described above were not deemed to be material to the determination of fairness.

Since January 1, 2007, Citizens Financial has not repurchased any outstanding shares of its Common Stock.

In accordance with Delaware General Corporation Law, the Amendment and the Agreement of Merger require the approval at least a majority of the shares entitled to vote at the Special Meeting of Shareholders.  Neither the Amendment nor the Agreement of Merger requires a separate majority approval from the unaffiliated shareholders.  This separate majority approval is not required because Delaware General Corporation Law does not require such a separate approval and the Company’s directors do not believe such a separate approval is required to make the transaction procedurally fair.  The Company’s Board of Directors believes the transaction to be procedurally fair to all shareholders based on the compliance of the transaction with Delaware General Corporate law and the ability for each shareholder to dissent from the transaction.

The Company’s directors unanimously approved the Amendment and the Agreement of Merger.  Accordingly, a majority of the Company’s directors who are not employees of the Company voted in favor of the transaction.  The Company directors who are not Company employees have not retained an unaffiliated representative to act solely on behalf of the unaffiliated security holders for purposes of negotiating the Amendment or Agreement of Merger and/or preparing a report concerning the fairness of the transaction.  An unaffiliated representative to act solely on behalf of the unaffiliated shareholders was not appointed because Delaware General Corporate law does not require such an appointment and the Company’s directors do not believe such a representative is required to make the transaction procedurally fair.  The Company’s Board of Directors believes the transaction to be procedurally fair to all shareholders based on the compliance of the transaction with Delaware General Corporate law and the ability for each shareholder to dissent from the transaction.

Affiliated security holders will have access to the Company’s corporate files only as allowed by applicable Delaware law.  Further, unaffiliated shareholders shall not have the right to obtain counsel or appraisal services at the Company’s expense, except as may be allowed in accordance with applicable Delaware law.

No firm offers, other than in conjunction with the merger, of which the Board is aware have been made by an unaffiliated person during the preceding two years for (i) the merger or consolidation of Citizens Financial into or with such person, (ii) the sale or other transfer of all or any substantial part of the assets of Citizens Financial, or (iii) the purchase of a number of shares of Common Stock that would enable the holder thereof to exercise control of Citizens Financial.

After consideration of all this information, the Board determined that the Amendment and the Agreement of Merger, which provides for the shares held by those shareholders who hold, in the aggregate, 825 or more Common Stock shares to remain as existing Common Stock shares, and those shares held by any shareholder who holds, in the aggregate, less than 825 shares to be converted into the right to receive the newly created Class A Common Stock on a one-share-for-one-share exchange basis to be fair to and in the best interest of the Company’s shareholders.

OPINION OF FINANCIAL ADVISOR

Citizens Financial engaged Howe Barnes Hoefer & Arnett (“Howe Barnes”) to issue a fairness opinion in connection with the merger.  The Company’s Board of Directors engaged Howe Barnes to determine whether the exchange of the Company’s Class A Common Stock, the terms of which were set by the Board of Directors prior to the engagement of Howe Barnes, were fair, from a financial point of view, to the Company’s shareholders.  Howe Barnes is a full service brokerage firm that specializes in preparing and issuing fairness reports.  The Company engaged Howe Barnes following a review of multiple proposals for the engagement based on their reputation and prior experience in evaluating similar transactions.  Howe Barnes’ fee for preparing and issuing the opinion was approximately $14,000.

Howe Barnes’ fairness opinion sets forth the terms of the transaction, including the rights and privileges of the newly created Class A Common Stock, discloses the various items Howe Barnes relied upon in forming the fairness opinion, which include discussions with Company representatives, the Agreement of Merger, audited and unaudited Company financial statements, Company financial forecasts and projections, (including the 2009 budget, securities portfolio report, listing of OREO and Fixed Assets, loan watch list and assumed asset growth and profitability rates) historical Company stock activity and financial performance, similar transactions and other relevant information, and indicates the Agreement of Merger and the actions related thereto are fair, from a financial point of view, to all Company shareholders.  The report will be available to the Company’s shareholders and any shareholder representative who has been so designated in writing for inspection and copying at the Company’s principal executive offices during its regular business hours up to the time of the Company’s special meeting of shareholders.

As described in its opinion, Howe Barnes assumed and relied upon, without independent verification, the accuracy, completeness and fairness of the information furnished to or otherwise reviewed by Howe Barnes for purposes of their opinion.  With respect to the information relating to the prospects of Citizens Financial, Howe Barnes assumed that such information reflected the best currently available judgments and estimates of the management of Citizens Financial as to the likely future financial performance of Citizens Financial.  Howe Barnes did not verify through independent inspection or examination the specific assets or liabilities of Citizens Financial.  Howe Barnes did not make nor were they provided with an independent evaluation or appraisal of the assets or liabilities of Citizens Financial.

The full text of the written opinion of Howe Barnes dated September 15, 2009, which set forth the assumptions made, matters considered and limitations of the review undertaken, is attached as Annex C hereto and is incorporated herein by reference.  Howe Barnes’ opinion is directed to the Board, addresses only the fairness from a financial point of view of the transaction, and does not constitute a recommendation to any shareholder as to how such shareholder should vote.  The Company’s Board of Directors expressly adopts the Fairness Opinion as its own.

In rendering its fairness opinion, Howe Barnes presented to the Company’s Board of Directors a Documentation Report Relating to the Fairness of the Proposed Merger of Citizens Financial Corp. With and Into CFC Merger Corp. (“Fairness Report”).  This report contains a description of the assignment, which explains the Company engaged Howe Barnes to determine whether the terms of the proposed merger of the Company with and into CFC Merger Corp. with the Company being the surviving corporation pursuant to the Agreement of Merger are fair to the shareholders of Citizens Financial from a financial point of view.

The Fairness Report also discusses the terms of the transaction, which provide all Common Stock shares held by any shareholder who holds, in the aggregate 825 or more Citizens Financial Common Stock shares will remain Common Stock shares and Company Common Stock shares held by any shareholder who holds, in the aggregate, less than 825 Common Stock shares will be converted into the right to receive Citizens Financial Class A Common Stock on a one-share-for-one-share exchange basis and discusses the Class A Common Stock rights and privileges, which were set by the Company’s Board of Directors, not Howe Barnes.

The Fairness Report details 17 selected going private transactions (the “Guideline Transactions”) announced from June 30, 2005 to September 11, 2009 involving U.S. banking organizations.  Howe Barnes reviewed the terms of the transactions and the characteristics of the new classes of common stock and preferred stocks for those transactions and compared them with the terms of the merger and the newly created Class A Common Stock.  The Report finds the dividend premium for the new classifications of common and preferred stocks from the 17 Guideline Transactions ranged from 0 to 10%, with a median of 5%.  In this transaction, the Class A Common Stock will receive a 5% premium on the dividends paid to holders of Class A Common Stock, which falls within the range of values in the Guidelines Transactions, which, according to the Fairness Report, supports the fairness of the transaction.

In addition to reviewing the Guideline Transactions, the fairness opinion includes an analysis of the Company’s historical financial performance for the years 2005 through 2008 and through September 15, 2009.

Finally, the Fairness Report includes an analysis of the closing per share market price and volumes for the Company’s Common Stock, which is traded on the OTC Bulletin Board, on a daily basis from March 11, 2009 to September 11, 2009.  For the period between March 11, 2009 and September 11, 2009, the price of the Company’s Common Stock ranged from a low of $4.15 to a high of $9.00.  The average closing price for the period was $7.05; the closing price on September 11, 2009 was $8.18 per share, and the average daily trading volume for Citizens Financial was 310 shares.

In forming the Fairness Opinion, Howe Barnes reviewed and relied upon a number of Company documents, reports, budgets, growth assumptions, and other similar information.  The information requested by and provided to Howe Barnes is described below.

•
Howe Barnes requested a list of all shareholders owning more than 5% of the Company’s outstanding common shares.  The Company has no shareholder that owns more than 5% of the Company’s outstanding common shares.

•
Howe Barnes requested and was provided with a copy of the Company’s June 30, 2009 holding company Y-9 report.  Howe Barnes also requested and was provided with a copy of the Bank’s June 30, 2009 Report of Condition and Income (Bank “Call Report”).  Both of these reports are available online at www.ffiec.gov.

•
Howe Barnes requested and was provided with a copy of the Company’s 2008 Annual Report.  Copies of the Company’s 2008 Annual Reports were previously provided to Company shareholders and are available online at www.sec.gov.

•
Howe Barnes requested and was provided with a copy of the Company’s 2009 budget prepared by the Company’s officers for the Company’s Board of Directors.  The budget was originally approved by the Company’s Board of Directors on January 14, 2009.  However, the budget was amended due to the sale of two of the Bank’s branch locations, which was completed on April 17, 2009.  The Company’s amended budget was adopted by the Company’s Board of Directors on June 11, 2009.

The information below presents the projected financial information for the Company for 2009, including the projected Balance Sheet and Income Statement, as per the Company’s budget.  Also presented below are the Company’s projected financial ratios for 2009.

BALANCE SHEETS
Amended Budget vs. 2008

	12/31/09 Budget (as amended)	12/31/09 Original Budget	12/31/08
ASSETS
Cash and Due From Banks	$3,525,000	$5,600,000	$4,084,585
Fed Funds	169,172	357,272	52,048
Securities & CDs at other Banks	70,569,781	89,479, 063	91,436,622
Residential Real Estate Loans	60,803,598	72,739,704	71,662,409
Nonresidential Real Estate Loans	69,082,656	72,082,355	71,082,356
Agricultural Loans	107,839	152,705	152,705
Commercial Loans	20,835,023	20,609,651	20,109,651
Consumer Loans	9,460,864	12,072,228	11,423,736
Tax Free Loans	2,905,745	3,568,995	3,568,994
Gross Loans	163,195,725	181,225,638	177,999,852
Allowance	(2,151,506)	(2,247,198)	(2,231,874)
Net Fixed Assets	2,525,468	4,149,970	4,105,995
Other Assets	7,267,001	6,452,279	7,687,726
Total Assets	$245,100,641	$285,017,024	$283,134,954

LIABILITIES & STOCKHOLDERS' EQUITY
DDA	$26,463,447	$29,499,988	$29,499,989
Regular Savings	19,957,178	21,494,371	21,494,328
Savings Sweeps	3,301,245	4,302,493	3,516,625
IRAs	16,171,860	17,445,561	16,905,587
Regular CDs	38,961,935	46,219,289	44,614,479
Jumbo CDs	35,559,756	36,061,778	34,663,612
CDARS	7,964,523	29,320,704	29,333,739
Checking Plus	21,779,109	26,892,980	26,420,890
Money Market	5,722,653	5,718,781	5,718,781
Banclub	5,278,452	5,168,833	5,168,834
Christmas Clubs	39,530	70,852	39,530
Total Deposits	181,199,688	222,195,630	217,376,393
Borrowings	35,056,253	36,258,211	39,391,000
Other Liabilities	6,500,000	3,200,000	5,528,095
Capital	22,344,700	23,363,183	20,839,466
Total Liabilities and Stockholders' Equity	$245,100,641	$285,017,024	$283,134,954

INCOME STATEMENTS

Amended Budget vs. Original Budget

	2009 Budget (as amended)	2009 Original Budget	2008
Interest Income	$13,101,723	$14,736,817	$15,176,947
Interest Expense	4,453,887	5,187,142	6,389,555
Net Interest Income Before Provision	8,647,836	9,549,675	8,787,392
Provision for Loan Losses	369,815	515,316	1,959,299
Net Interest Income After Provision	8,278,021	9,034,359	6,828,093
Noninterest Income	2,239,457	1,952,212	1,921,338
Noninterest Expense	7,824,229	7,960,925	7,740,135
Income Before Tax	2,693,249	3,025,646	1,009,296
Taxes	761,343	856,258	86,968
Net Income	$1,931,906	$2,169,388	$922,328
EPS	$1.06	$1.19	$0.50

KEY RATIOS

	2009 Budget (as amended)	2009 Original Budget	2008
Average Ratios
ROAA	0.77%	0.77%	0.35%
ROAE	8.85%	9.29%	4.26%
Yield on Avg EA, FTE	5.65%	5.49%	6.19%
Cost of Aver 1BL	2.28%	2.30%	2.97%
NIM, FTE	3.78%	3.54%	3.67%
Nonint. Income:avg. assets	0.94%	0.73%	0.74%
Nonint. Expense:avg. assets	3.12%	2.83%	2.92%

Year-end Ratios:
Gross Loans:Deposits	90.06%	81.56%	81.89%
Gross Loans:Funding	75.46%	70.12%	70.08%
Allowance:Gross Loans	1.32%	1.24%	1.24%
Capital:Assets	9.12%	8.20%	7.83%

•
Howe Barnes requested and was provided a copy of the Company’s security portfolio schedule showing the book value and fair market values and maturity for each of the Company’s securities as of June 30, 2009.  This information is summarized in the Company’s Call Report as of the same date.

•	Howe Barnes requested and was provided a listing of the stated book value and fair market or assessed value of the Company’s fixed assets and other real estate owned as of June 30, 2009.

•	Howe Barnes requested and was provided a copy of the Company’s loan watch list as of June 30, 2009.

•	Howe Barnes requested and was provided a copy of the Company’s loan loss reserve adequacy calculation as of June 30, 2009.

•
Howe Barnes requested information relating to the Company’s expected asset growth rate, return on assets, and cash dividend payout rate for the years 2009 through 2013.  The information provided to Howe Barnes in response to such request is set forth below.

	Asset Growth Rate	Return on Assets	Cash Dividend Payout Rate
2009	N/A	.77%	45%
2010	2%	.85%	45%
2011	2%	.90%	45%
2012	2%	.99%	45%
2013	2%	1.08%	45%

In conducting its review and arriving at its opinion, Howe Barnes relied upon and assumed the accuracy and completeness of the financial and other information provided to it, or made publicly available, and has not assumed any responsibility for independent verification of the same.  In performing the Fairness Opinion, Howe Barnes relied upon the management of Citizens Financial as to the reasonableness of the financial and operating forecast and projections (and the assumption and bases therefor) provided.  Howe Barnes has assumed that such forecasts and projections reflect the best currently available estimates and judgment of the management of Citizens Financial.  Howe Barnes did not make or obtain any evaluations or appraisals of the assets or liabilities of Citizens Financial.

Based on the projected cost savings from suspending SEC reporting obligations, which are assumed to be approximately $200,000 annually, the comparative analysis with the Guideline Transactions and, assuming the accuracy and completeness of the information and data provided to Howe Barnes by Citizens Financial, Howe Barnes is of the opinion that, as of the date of the Fairness Report, the terms of the proposed transactions are fair to the shareholders of Citizens Financial, from a financial point of view.  The Company’s Board of Directors expressly adopts the Fairness Report as its own.

YOU ARE ENCOURAGED TO READ THE HOWE BARNES FAIRNESS OPINION AND FAIRNESS REPORT IN THEIR ENTIRETY.  THE FULL TEXT OF THE HOWE BARNES OPINION AND REPORT ARE ATTACHED AS ANNEX C TO THIS PROXY STATEMENT.

SUMMARY FINANCIAL INFORMATION

SUMMARY HISTORICAL FINANCIAL INFORMATION OF CITIZENS FINANCIAL

The following summary historical consolidated financial data for Citizens Financial for the fiscal years ended December 31, 2006, 2007 and 2008, was derived from the audited consolidated financial statements of Citizens Financial.  The unaudited historical consolidated financial data of Citizens Financial as of and for the nine months ended September 30, 2008 and 2009 was derived from Citizens Financial’s unaudited interim consolidated financial statements which, in the opinion of management of Citizens Financial, have been prepared on the same basis as the audited consolidated financial statements and include all adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation of the financial data for such periods.  The income statement data for the nine months ended September 30, 2009 is not necessarily indicative of results for a full year.  This financial information is only a summary and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements of Citizens Financial and the notes thereto included in our 2008 Annual Report to Shareholders and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, and the “Selected Historical Financial Data” included elsewhere in this proxy stateme

	YEAR ENDED DECEMBER 31,			NINE MONTHS ENDED SEPTEMBER 30,
	2008	2007	2006	2009	2008
				(unaudited)

(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

CONSOLIDATED INCOME STATEMENT DATA:
Total interest income	$15,177	$15,967	$15,351	$9,757	$11,366
Total interest expense	6,390	6,781	5,856	3,374	4,918

Net interest income	8,787	9,186	9,495	6,383	6,448
Income before income taxes	1,003	1,269	3,043	1,980	1,725
Income tax expense	87	235	956	498	398
Net Income	916	1,034	2,087	1,482	1,327

PER SHARE INFORMATION:
Net Income	.50	.57	1.13	.81	.73
Cash Dividends	.40	.48	.57	.24	.36

CONSOLIDATED BALANCE SHEET DATA:
Total assets	$282,534	$246,595	$242,980	$239,619	$282,534
Shareholders’ equity	20,842	21,081	20,278	22,351	20,841
Tier 1 capital	21,690	21,565	20,540	22,821	21,616

PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

Citizens Financial’s Common Stock is currently quoted on the Over-the-Counter Bulletin Board.  Based on information provided by the Bulletin Board and limited inquiries by management, it is believed that the stock of the Company traded at the following amounts:

	LOW TRADE PRICE	HIGH TRADE PRICE	CASH DIVIDENDS DECLARED
2007
First Quarter	$18.92	$19.89	.12
Second Quarter	17.19	19.28	.12
Third Quarter	13.28	17.68	.12
Fourth Quarter	11.25	14.85	.12

2008
First Quarter	$10.05	$10.82	.12
Second Quarter	8.93	12.71	.12
Third Quarter	7.78	9.82	.12
Fourth Quarter	7.00	9.30	.04

2009
First Quarter	$4.15	$7.00	0
Second Quarter	4.30	8.40	.12
Third Quarter	8.00	8.50	.12
Fourth Quarter	7.80	8.17	.12

As of _____________, 2009, the Company had approximately 426 shareholders, including registered holders and beneficial owners of shares held in street name.

As a bank holding company, the Company’s ability to pay dividends will depend upon the dividends it receives from Citizens Bank of West Virginia (“Bank”), the holding company’s sole subsidiary.  Also, the ability of the Company to pay dividends depends on the extent of any Company obligations, such as debt service and whether the company is current with any debt service obligations and not in default with the terms of any loan agreement.  The Company’s ability to pay dividends is also restricted by federal banking regulations and, in particular, the Company’s obligation to act as a source of strength to its wholly owned subsidiary bank.

The exact amount of future dividends to stockholders of the Company will be a function of the profitability of the Bank in general, which cannot be assured.  The ability of the Company to pay dividends is further restricted by Delaware state law, which provides that a corporation may pay distributions out of its surplus or in case there shall be no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.  However, if the capital of the corporation shall have been diminished by depreciation in the value of its property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, the directors of the corporation may not declare and pay out of such net profits any dividends upon any shares of any classes of its capital stock until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets shall have been repaired.

As the sole Bank shareholder, the Company is entitled to dividends as may be declared by the Board of Directors of the Bank out of funds legally available for dividends.  The future dividend policies of the Bank, however, are subject to the discretion of the Board of Directors of the Bank and will depend upon such factors as future earnings, financial condition, cash needs, capital adequacy, compliance with applicable statutory and regulatory requirement and general business conditions.  West Virginia state law allows a bank’s board of directors to declare a dividend of so much of the Bank’s net profits as they shall judge expedient, except that until the surplus fund of such banking institution equals its common stock, no dividends shall be declared unless there has been carried to the surplus fund not less than 10% of the Bank’s net profits of the preceding half year in the case of quarterly or semi-annual dividends, or not less than 10% of the Bank’s net profits of the preceding two consecutive half-years in the case of annual dividends.  Further, West Virginia state law requires approval of the State Banking Commissioner before a bank may declare dividends which exceed the total of its net profits of that year, combined with its retained net profits of the preceding two years.

STATEMENT REGARDING FORWARD-LOOKING INFORMATION

“FORWARD LOOKING STATEMENTS” ARE THOSE STATEMENTS THAT DESCRIBE MANAGEMENT’S BELIEFS AND EXPECTATIONS ABOUT THE FUTURE.  WE HAVE IDENTIFIED FORWARD-LOOKING STATEMENTS BY USING WORDS SUCH AS “ANTICIPATE,” “BELIEVE,” “COULD,” “ESTIMATE,” “MAY,” “EXPECT,” AND “INTEND.” ALTHOUGH WE BELIEVE THESE EXPECTATIONS ARE REASONABLE, OUR OPERATIONS INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES, INCLUDING THOSE DESCRIBED IN THIS PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.  THEREFORE, THESE TYPES OF STATEMENTS MAY PROVE TO BE INCORRECT.

INTRODUCTION

GENERAL

The accompanying Proxy is solicited by and on behalf of the Board of Directors of Citizens Financial for use at the Special Meeting of Shareholders to be held on _____________, 2009, at the time and place and for the purposes set forth in the accompanying Notice and at any recess or adjournments thereof.  The original solicitation will be made by mail.  The total expense of such solicitation will be borne by Citizens Financial and will include reimbursement paid to brokerage firms and other custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding solicitation material regarding the meeting to beneficial owners.  Further solicitation of Proxies may be made personally, electronically or by telephone following the original solicitation.  All further solicitation will be by regular employees of Citizens Financial or Citizens Bank of West Virginia, who will not be additionally compensated therefor.

Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted at the Special Meeting.  Proxies may be revoked by delivering to the Secretary of Citizens Financial, Leesa M. Harris, 211 Third Street, Elkins, West Virginia 26241, a written notice of revocation bearing a later date than the Proxy, by duly executing and delivering to the Secretary a subsequently dated Proxy relating to the same shares or by attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute revocation of a Proxy).

All shares entitled to vote represented by a properly executed and unrevoked Proxy received in time for the meeting will be voted at the meeting in accordance with the instructions given, but in the absence of instructions to the contrary, such shares will be voted FOR the proposal to approve the merger agreement.  Persons empowered as Proxies will also be empowered to vote in their discretion upon such other matters as may properly come before the meeting or any adjournment thereof, except that discretionary authority on the part of the Proxies will be limited to matters of which we did not have notice a reasonable time before our mailing of this Proxy Statement and the Proxy.  The Proxy Statement and Proxy are being mailed to shareholders on or about _____________, 2009.

ANNUAL REPORT AND QUARTERLY REPORT

Citizens Financial’s Annual Report to Shareholders and 10-K for the fiscal year ended December 31, 2008, and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 are available on www.sec.gov and upon request from Citizens Financial.

VOTING OF SHARES

Holders of record of Common Stock of Citizens Financial at the close of business on _____________, 2009, the record date for those entitled to notice of the meeting, will be entitled to vote at the Special Meeting.  The proposal to approve the amendment to the Company’s Certificate of Incorporation and the proposal to approve the Agreement of Merger must receive the affirmative vote of at least a majority of the shares of Citizens Financial entitled to vote at the special meeting of shareholders.  With respect to any matter other than the approval of the merger agreement, the vote of the holders of a majority of the shares present or represented by proxy at the meeting and entitled to vote shall be the act of the shareholders, unless the vote of a different number is required by the Delaware General Business Corporation Law or Bylaws of Citizens Financial.  As of the record date, there were 1,829,504 issued and outstanding shares of Common Stock held of record by 426 shareholders.

The officers and directors of Citizens Financial together beneficially own approximately 12.90% of the outstanding Common Stock of Citizens Financial.  Each share of Common Stock is entitled to one vote on the matters presented at the meeting.  In accordance with the Company’s Certificate of Incorporation, no cumulative voting shall be allowed.

QUORUM

A quorum for the transaction of business at the Special Meeting consists of holders of a majority of the outstanding shares of Citizens Financial’s Common Stock, present in person or by proxy.  In the event that less than a majority of the outstanding shares are present at the Special Meeting, either in person or by proxy, a majority of the shares so represented may vote to adjourn the Special Meeting from time to time without further notice, until a quorum shall be present or represented.  Any proxies received that vote Against the Amendment or the Agreement of Merger will not be voted in favor of an adjournment.

Abstentions and broker non-votes (shares held by broker or nominee as to which a broker or nominee indicates on the proxy that it does not have the authority, either express or discretionary, to vote on a particular matter) are counted for the purpose of determining the presence or absence of a quorum at the Special Meeting.  For all other matters, an abstention from voting and broker non-votes, since they are not affirmative votes, will have the same practical effect as a vote against the respective matters.

PROXIES

Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing.  Proxies with rubber stamped facsimile signatures may be used and unexecuted proxies may be counted upon receipt of a photographic, photo-static, facsimile or similar reproduction of an executed proxy from the shareholder.  Proxies meeting these requirements submitted at any time prior to the votes being taken during the Special Meeting will be accepted.

COMPANY OFFICERS AND DIRECTORS

Set forth in the table below are the (i) name, (ii) address, (iii) current principal occupation or employment, and the name, principal business and address of any corporation or other organization in which the employment or occupation is conducted, and (iv) material occupations, positions, offices or employment during the past five years, and the name, principal business and address of any corporation or other organization in which the occupation, position, office or employment was carried on, of each of the Company’s directors and executive officers.  Unless otherwise noted, none of the listed individuals was convicted in a criminal proceeding in the past five years (excluding traffic violations or similar misdemeanors) and was not a party to any judicial or administrative proceeding that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.  Each person identified below is a United States citizen.  Unless otherwise noted, the principal business address of each person identified below is 211 Third Street, Elkins, West Virginia 26241.

Name and Address	Current Principal Occupation or Employment and Material Positions Held During the Past Five Years
Robert N. Alday – Director P.O. Box 846 Elkins, West Virginia 26241	President - Phil Williams Coal Company
Maxie Lyndell Armentrout – Director P.O. Box 1514 Elkins, West Virginia 26241	President and Chairman of the Board - Laurel Lands Corp. Chairman of the Board - Citizens Financial Corp.
William J. Brown – Director 102 Westridge Drive Elkins, West Virginia 26241	Managing Partner – Brown Rental Group Co-Owner – Schoolhouse, LLC Hess Oil Company, Inc. - Retired
Edward L. Campbell – Director Edmonton Avenue Beverly, West Virginia 26253	Retired – Campbell’s Market
Thomas K. Derbyshire – Executive Officer	Executive Vice President – Citizens Bank of West Virginia Senior Vice President and Chief Financial Officer – Citizens National Bank of Elkins
William T. Johnson, Jr. – Director	President and CEO – Citizens Bank of West Virginia Vice President – Citizens Financial Corp. Executive Vice President – Citizens National Bank of Elkins
Cyrus K. Kump – Director P.O. Box 2973 Elkins, West Virginia 26241	President - Kump Enterprises President - Kerr Real Estate Vice Chairman of the Board - Citizens Financial Corp.
Robert J. Schoonover – Director	President and CEO – Citizens Financial Corp. President and CEO – Citizens National Bank of Elkins
Lowell T. Williams – Director 106 Ellis Avenue Elkins, WV 26241	Retired Consultant – Elkins Builders Supply
John A. Yeager – Director P.O. Box 1334 Elkins, WV 26241	Controller – Newlons International Sales, LLC

AFFILIATED PARTY BUSINESS RELATIONSHIPS

Management personnel of Citizens Financial Corp. have had and expect to continue to have banking transactions with Citizens Bank of West Virginia in the ordinary course of business.  Extensions of credit to such persons are made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons.  It is the opinion of management that these transactions do not involve more than a normal risk of collectability or present other unfavorable features.

As of December 31, 2008, outstanding loan balances to related parties totaled $6,394,403 or 30.7% of equity capital with unused lines of credit of $1,305,247 or 6.3% of the equity capital of Citizens Financial Corp. outstanding to these parties.

Other than loans originated in the normal course of business by the Bank, none of the directors, executive officers, five percent or more beneficial stockholders or their immediate family members have an interest or are involved in any transactions with Citizens Financial Corp. or Citizens National Bank in which the amount involved exceeds $120,000, or was not subject to the usual terms or conditions, or was not determined by competitive bids.  Information related to loans granted to related parties in excess of $120,000 is contained in Note 4 to the Company’s consolidated financial statements filed with the Company’s 2008 10-K, which was filed with the SEC on March 19, 2009.  Similarly, no director, executive officer or five percent or more beneficial stockholder has an equity interest in excess of 10 percent in a business or professional equity that has made payments to or received payments from Citizens Financial Corp. or Citizens National Bank in 2008 which exceeds five percent of either party’s gross revenue.

As of September 18, 2009, the Company’s Directors have the following transactions with Citizens Bank of West Virginia:

•	Robert N. Alday - Director Alday is President of Phil Williams Coal Company. The company currently has an approximately $270,00.00 line of credit with the bank.

•	Max L. Armentrout –Director Armentrout has an individual $100,000.00 line of credit with Bank.. Approximately $99,800.00 of the line of credit is outstanding.

•
William J. Brown –Director Brown has an outstanding note with the Company of approximately $560,000.00.  Mr. Brown is also a principal in Schoolhouse, LLC, which has outstanding loans with the Company of approximately $1,860,000.00

•
William T. Johnson, Jr. – Director Johnson currently has a $40,000.00 line of credit with the Company, of which $34,000.00 is drawn and a $50,000.00 line of credit of which $39,000.00 is drawn.  Director Johnson also has a loan with the Company of approximately $93,000.00.

CONDUCT OF CITIZENS FINANCIAL’S BUSINESS AFTER THE MERGER

Citizens Financial expects its business and operations to continue as they are currently being conducted and, except as disclosed below, the Amendment and Agreement of Merger is not anticipated to have any effect upon the conduct of such business.  The Citizens Financial Board believes the going-private transaction is consistent with Citizens Financial’s vision of maintaining an independent banking strategy.  If the merger is consummated, those shares held by any shareholder who holds, in the aggregate, 825 or more Common Stock shares will remain as existing Common Stock, and those shares held by any shareholder who holds, in the aggregate, less than 825 Common Stock shares will have their shares converted into the right to receive the newly created Class A Common Stock on a one-share-for-one-share exchange basis.  All shareholders (except those shareholders who may choose to dissent from the transaction) will retain an equity interest in, and will be shareholders of, Citizens Financial, and will participate in its future potential or earnings and growth, subject to the rights and privileges of each class of stock.

If the Amendment and the Agreement of Merger are effected, Citizens Financial believes that, based on Citizens Financial’s shareholder records, approximately 213 record shareholders will remain as Common Stock shareholders, and approximately 213 record shareholders will have their shares converted into the right to receive the newly created Class A Common Stock.  In addition, individuals who are currently members of the Board of Directors and of management of Citizens Financial now owning approximately 12.90% of the Common Stock will own approximately 13.48% of the Common Stock after the merger.

Citizens Financial plans, as a result of the merger, to suspend its SEC reporting obligations by filing the appropriate forms and documents with the Securities and Exchange Commission.  Because the Common Stock will no longer be subject to public company reporting requirements, Citizens Financial will be relieved of the obligation to file certain quarterly and annual documents required by the SEC.  You should read the discussion under “The Effects of the Merger” for more discussion regarding the effects of Citizens Financial suspending its SEC reporting obligations.  Citizens Financial estimates that suspension of the Company’s reporting obligations under the Exchange Action will save Citizens Financial approximately $200,000 per year in legal, accounting and other expenses.

As stated throughout this Proxy Statement, Citizens Financial believes there are significant advantages in effecting the Amendment and the Agreement of Merger and the “going private” transaction.  Citizens Financial plans to avail itself of any opportunities it may hereafter have as a non-SEC reporting company, including, but not limited to, making itself a more viable candidate with respect to and entering into a merger or acquisition transaction, making any public or private offering for its shares, or entering into any other arrangement or transaction as it may deem appropriate.  Although management does not presently have an intent to enter into any such transaction nor is management currently in negotiations with respect to any such transaction, there is always a possibility that Citizens Financial may enter into such an arrangement or transaction in the future and the shareholders of Citizens Financial may receive payment for their shares in any such transaction.  Such consideration may be lower than, equal to or in excess of any consideration that may be paid to shareholders in connection with the merger.

Other than as described in this Proxy Statement, neither Citizens Financial nor its management has any current plans or proposals to effect any extraordinary corporate transaction, such as a merger, reorganization or liquidation; to sell or transfer any material amount of its assets; to change its Board of Directors or management; to change materially its indebtedness or capitalization; or otherwise to effect any material change in its corporate structure or business.

OPINION OF FINANCIAL ADVISOR

Citizens Financial engaged Howe Barnes Hoefer & Arnett (“Howe Barnes”) to issue a fairness opinion in connection with the merger.  The Company’s Board of Directors engaged Howe Barnes to determine whether the exchange of the Company’s Class A Common Stock, the terms of which were set by the Board of Directors prior to the engagement of Howe Barnes, were fair, from a financial point of view, to the Company’s shareholders.  Howe Barnes is a full service brokerage firm that specializes in preparing and issuing fairness reports.  The Company engaged Howe Barnes following a review of multiple proposals for the engagement based on their reputation and prior experience in evaluating similar transactions.  Howe Barnes’ fee for preparing and issuing the opinion was approximately $14,000.

Howe Barnes’ fairness opinion sets forth the terms of the transaction, including the rights and privileges of the newly created Class A Common Stock, discloses the various items Howe Barnes relied upon in forming the fairness opinion, which include discussions with Company representatives, the Agreement of Merger, audited and unaudited Company financial statements, Company financial forecasts and projections, (including the 2009 budget, securities portfolio report, listing of OREO and Fixed Assets, loan watch list and assumed asset growth and profitability rates) historical Company stock activity and financial performance, similar transactions and other relevant information, and indicates the Agreement of Merger and the actions related thereto are fair, from a financial point of view, to all Company shareholders.  The report will be available to the Company’s shareholders and any shareholder representative who has been so designated in writing for inspection and copying at the Company’s principal executive offices during its regular business hours up to the time of the Company’s special meeting of shareholders.

As described in its opinion, Howe Barnes assumed and relied upon, without independent verification, the accuracy, completeness and fairness of the information furnished to or otherwise reviewed by Howe Barnes for purposes of their opinion.  With respect to the information relating to the prospects of Citizens Financial, Howe Barnes assumed that such information reflected the best currently available judgments and estimates of the management of Citizens Financial as to the likely future financial performance of Citizens Financial.  Howe Barnes did not verify through independent inspection or examination the specific assets or liabilities of Citizens Financial.  Howe Barnes did not make nor were they provided with an independent evaluation or appraisal of the assets or liabilities of Citizens Financial.

The full text of the written opinion of Howe Barnes dated September 15, 2009, which set forth the assumptions made, matters considered and limitations of the review undertaken, is attached as Annex C hereto and is incorporated herein by reference.  Howe Barnes’ opinion is directed to the Board, addresses only the fairness from a financial point of view of the transaction, and does not constitute a recommendation to any shareholder as to how such shareholder should vote.  The Company’s Board of Directors expressly adopts the Fairness Opinion as its own.

In rendering its fairness opinion, Howe Barnes presented to the Company’s Board of Directors a Documentation Report Relating to the Fairness of the Proposed Merger of Citizens Financial Corp. With and Into CFC Merger Corp. (“Fairness Report”).  This report contains a description of the assignment, which explains the Company engaged Howe Barnes to determine whether the terms of the proposed merger of the Company with and into CFC Merger Corp. with the Company being the surviving corporation pursuant to the Agreement of Merger are fair to the shareholders of Citizens Financial from a financial point of view.

The Fairness Report also discusses the terms of the transaction, which provide all Common Stock shares held by any shareholder who holds, in the aggregate 825 or more Citizens Financial Common Stock shares will remain Common Stock shares and Company Common Stock shares held by any shareholder who holds, in the aggregate, less than 825 Common Stock shares will be converted into the right to receive Citizens Financial Class A Common Stock on a one-share-for-one-share exchange basis and discusses the Class A Common Stock rights and privileges, which were set by the Company’s Board of Directors, not Howe Barnes.

The Fairness Report details 17 selected going private transactions (the “Guideline Transactions”) announced from June 30, 2005 to September 11, 2009 involving U.S. banking organizations.  Howe Barnes reviewed the terms of the transactions and the characteristics of the new classes of common stock and preferred stocks for those transactions and compared them with the terms of the merger and the newly created Class A Common Stock.  The Report finds the dividend premium for the new classifications of common and preferred stocks from the 17 Guideline Transactions ranged from 0 to 10%, with a median of 5%.  In this transaction, the Class A Common Stock will receive a 5% premium on the dividends paid to holders of Class A Common Stock, which falls within the range of values in the Guidelines Transactions, which, according to the Fairness Report, supports the fairness of the transaction.

In addition to reviewing the Guideline Transactions, the fairness opinion includes an analysis of the Company’s historical financial performance for the years 2005 through 2008 and through September 15, 2009.

Finally, the Fairness Report includes an analysis of the closing per share market price and volumes for the Company’s Common Stock, which is traded on the OTC Bulletin Board, on a daily basis from March 11, 2009 to September 11, 2009.  For the period between March 11, 2009 and September 11, 2009, the price of the Company’s Common Stock ranged from a low of $4.15 to a high of $9.00.  The average closing price for the period was $7.05; the closing price on September 11, 2009 was $8.18 per share, and the average daily trading volume for Citizens Financial was 310 shares.

In forming the Fairness Opinion, Howe Barnes reviewed and relied upon a number of Company documents, reports, budgets, growth assumptions, and other similar information.  The information requested by and provided to Howe Barnes is described below.

•
Howe Barnes requested a list of all shareholders owning more than 5% of the Company’s outstanding common shares.  The Company has no shareholder that owns more than 5% of the Company’s outstanding common shares.

•
Howe Barnes requested and was provided with a copy of the Company’s June 30, 2009 holding company Y-9 report.  Howe Barnes also requested and was provided with a copy of the Bank’s June 30, 2009 Report of Condition and Income (Bank “Call Report”).  Both of these reports are available online at www.ffiec.gov.

•
Howe Barnes requested and was provided with a copy of the Company’s 2008 Annual Report.  Copies of the Company’s 2008 Annual Reports were previously provided to Company shareholders and are available online at www.sec.gov.

•
Howe Barnes requested and was provided with a copy of the Company’s 2009 budget prepared by the Company’s officers for the Company’s Board of Directors.  The budget was originally approved by the Company’s Board of Directors on January 14, 2009.  However, the budget was amended due to the sale of two of the Bank’s branch locations, which was completed on April 17, 2009.  The Company’s amended budget was adopted by the Company’s Board of Directors on June 11, 2009.

The information below presents the projected financial information for the Company for 2009, including the projected Balance Sheet and Income Statement, as per the Company’s budget.  Also presented below are the Company’s projected financial ratios for 2009.

(THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK)

BALANCE SHEETS
Amended Budget vs. 2008

	12/31/09 Budget (as amended)	12/31/09 Original Budget	12/31/08
ASSETS
Cash and Due From Banks	$3,525,000	$5,600,000	$4,084,585
Fed Funds	169,172	357,272	52,048
Securities & CDs at other Banks	70,569,781	89,479, 063	91,436,622
Residential Real Estate Loans	60,803,598	72,739,704	71,662,409
Nonresidential Real Estate Loans	69,082,656	72,082,355	71,082,356
Agricultural Loans	107,839	152,705	152,705
Commercial Loans	20,835,023	20,609,651	20,109,651
Consumer Loans	9,460,864	12,072,228	11,423,736
Tax Free Loans	2,905,745	3,568,995	3,568,994
Gross Loans	163,195,725	181,225,638	177,999,852
Allowance	(2,151,506)	(2,247,198)	(2,231,874)
Net Fixed Assets	2,525,468	4,149,970	4,105,995
Other Assets	7,267,001	6,452,279	7,687,726
Total Assets	$245,100,641	$285,017,024	$283,134,954

LIABILITIES & STOCKHOLDERS' EQUITY
DDA	$26,463,447	$29,499,988	$29,499,989
Regular Savings	19,957,178	21,494,371	21,494,328
Savings Sweeps	3,301,245	4,302,493	3,516,625
IRAs	16,171,860	17,445,561	16,905,587
Regular CDs	38,961,935	46,219,289	44,614,479
Jumbo CDs	35,559,756	36,061,778	34,663,612
CDARS	7,964,523	29,320,704	29,333,739
Checking Plus	21,779,109	26,892,980	26,420,890
Money Market	5,722,653	5,718,781	5,718,781
Banclub	5,278,452	5,168,833	5,168,834
Christmas Clubs	39,530	70,852	39,530
Total Deposits	181,199,688	222,195,630	217,376,393
Borrowings	35,056,253	36,258,211	39,391,000
Other Liabilities	6,500,000	3,200,000	5,528,095
Capital	22,344,700	23,363,183	20,839,466
Total Liabilities and Stockholders' Equity	$245,100,641	$285,017,024	$283,134,954

INCOME STATEMENTS

Amended Budget vs. Original Budget

	2009 Budget (as amended)	2009 Original Budget	2008
Interest Income	$13,101,723	$14,736,817	$15,176,947
Interest Expense	4,453,887	5,187,142	6,389,555
Net Interest Income Before Provision	8,647,836	9,549,675	8,787,392
Provision for Loan Losses	369,815	515,316	1,959,299
Net Interest Income After Provision	8,278,021	9,034,359	6,828,093
Noninterest Income	2,239,457	1,952,212	1,921,338
Noninterest Expense	7,824,229	7,960,925	7,740,135
Income Before Tax	2,693,249	3,025,646	1,009,296
Taxes	761,343	856,258	86,968
Net Income	$1,931,906	$2,169,388	$922,328
EPS	$1.06	$1.19	$0.50

KEY RATIOS

	2009 Budget (as amended)	2009 Original Budget	2008
Average Ratios
ROAA	0.77%	0.77%	0.35%
ROAE	8.85%	9.29%	4.26%
Yield on Avg EA, FTE	5.65%	5.49%	6.19%
Cost of Aver 1BL	2.28%	2.30%	2.97%
NIM, FTE	3.78%	3.54%	3.67%
Nonint. Income:avg. assets	0.94%	0.73%	0.74%
Nonint. Expense:avg. assets	3.12%	2.83%	2.92%

Year-end Ratios:
Gross Loans:Deposits	90.06%	81.56%	81.89%
Gross Loans:Funding	75.46%	70.12%	70.08%
Allowance:Gross Loans	1.32%	1.24%	1.24%
Capital:Assets	9.12%	8.20%	7.83%

•
Howe Barnes requested and was provided a copy of the Company’s security portfolio schedule showing the book value and fair market values and maturity for each of the Company’s securities as of June 30, 2009.  This information is summarized in the Company’s Call Report as of the same date.

•	Howe Barnes requested and was provided a listing of the stated book value and fair market or assessed value of the Company’s fixed assets and other real estate owned as of June 30, 2009.

•	Howe Barnes requested and was provided a copy of the Company’s loan watch list as of June 30, 2009.

•	Howe Barnes requested and was provided a copy of the Company’s loan loss reserve adequacy calculation as of June 30, 2009.

•
Howe Barnes requested information relating to the Company’s expected asset growth rate, return on assets, and cash dividend payout rate for the years 2009 through 2013.  The information provided to Howe Barnes in response to such request is set forth below.

	Asset Growth Rate	Return on Assets	Cash Dividend Payout Rate
2009	N/A	.77%	45%
2010	2%	.85%	45%
2011	2%	.90%	45%
2012	2%	.99%	45%
2013	2%	1.08%	45%

In conducting its review and arriving at its opinion, Howe Barnes relied upon and assumed the accuracy and completeness of the financial and other information provided to it, or made publicly available, and has not assumed any responsibility for independent verification of the same.  In performing the Fairness Opinion, Howe Barnes relied upon the management of Citizens Financial as to the reasonableness of the financial and operating forecast and projections (and the assumption and bases therefor) provided.  Howe Barnes has assumed that such forecasts and projections reflect the best currently available estimates and judgment of the management of Citizens Financial.  Howe Barnes did not make or obtain any evaluations or appraisals of the assets or liabilities of Citizens Financial.

Based on the projected cost savings from suspending SEC reporting obligations, which are assumed to be approximately $200,000 annually, the comparative analysis with the Guideline Transactions and, assuming the accuracy and completeness of the information and data provided to Howe Barnes by Citizens Financial, Howe Barnes is of the opinion that, as of the date of the Fairness Report, the terms of the proposed transactions are fair to the shareholders of Citizens Financial, from a financial point of view.  The Company’s Board of Directors expressly adopts the Fairness Report as its own.

YOU ARE ENCOURAGED TO READ THE HOWE BARNES FAIRNESS OPINION AND FAIRNESS REPORT IN THEIR ENTIRETY.  THE FULL TEXT OF THE HOWE BARNES OPINION AND REPORT ARE ATTACHED AS ANNEX C TO THIS PROXY STATEMENT.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Based upon information received by Citizens Financial upon request from the persons concerned, each person known by Citizens Financial to be the beneficial owner of more than five percent of Citizens Financial’s Common Stock, each director, named executive officer and all directors and executive officers of Citizens Financial as a group, owned beneficially as of September 8, 2009, the number and percentage of outstanding shares indicated in the following table:

Name and Position	No. of Shares (1)	Percentage of Class (2)	Percentage of Class (Pro Forma) (2)

Robert Alday – Company Director	62,100	3.39%	3.55%
Max L. Armentrout – Company Director	101,175	5.53%	5.78%
William J. Brown – Company Director	5,500	.30%	.31%
Edward L. Campbell – Company Director	1,950	.11%	.11%
Cyrus K. Kump – Company Director	14,000	.77%	.80%
William T. Johnson, Jr. – Company Director	11,905	.65%	.68%
Robert J. Schoonover – Company Director	1,800	.10%	.10%
L.T. Williams – Company Director	6,275	.34%	.36%
John A. Yeager – Company Director	7,500	.41%	.43%
Dickson W. Kidwell – Bank Director	1,500	.08%	.09%
Franklin M. Santmyer – Bank Director	3,625	.20%	.21%
Thomas A Wamsley – Bank Director	1,650	.09%	.09%
C. Curtis Woodford – Bank Director	15,900	.87%	.91%
Thomas K. Derbyshire – Executive Officer	1,000	.05%	.06%
Nathanial S. Bonnell – Executive Officer	200	.01%	0%
Rudy F. Torjak, Jr. – Executive Officer	0	0%	0%

Directors and Executive Officers of the Company as a Group (16 persons)	236,080	12.90%	13.48%

(1)	Includes both Company Common Stock shares directly owned and indirectly controlled by the named affiliated stockholder.
(2)	As of September 8, 2009, the Company had 1,829,504 shares outstanding. It is assumed the transaction will reduce the number of shares outstanding by 79,386 to 1,750,118 Common Stock Shares.

In August 2009 Director, William T. Johnson, Jr. purchased 200 Company shares at $8.50 per share.  The shares were purchased through E*Trade.com in an open market transaction.

Thomas K. Derbyshire purchased 490 shares of Company stock on August 21, 2009 at $8.50 per share.  The shares were purchased from Wells Fargo advisors in an open market transaction.

PROPOSAL ONE

APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION

SUMMARY

The Board of Directors of Citizens Financial adopted the Amendment to the Company’s Certificate of Incorporation on August 5, 2009.  A copy of the Amendment to the Certificate of Incorporation is attached to this proxy statement as Annex A.  It is expected the Amendment to the Company’s Certificate of Incorporation will be filed and will become effective shortly after shareholder approval of the Amendment is obtained.  Upon filing of the Amendment, the fourth clause of the Company’s Certificate of Incorporation will be amended to authorize 4,500,000 shares of Class A Common Stock and 4,500,000 shares of Class B Common Stock.  The Company’s existing 4,500,000 authorized shares of Common Stock will remain unchanged.  Both the Class A Common Stock and the Class B Common Stock will have distinct rights and privileges, which will allow the existing Common Stock, the Class A Common Stock, and the Class B Common Stock to be viewed as separate classes of securities for SEC purposes.  The Amendment to the Certificate of Incorporation requires the approval of the holders of at least a majority of shares entitled to vote at the special meeting.

REASONS FOR THE AMENDMENT:

The primary reason for the Amendment to the Certificate of Incorporation is to authorize a Class A Common Stock which the Company can exchange for its existing Common Stock following the effective date of the Agreement of Merger.  The Company’s Certificate of Incorporation currently does not provide the Company with authorized Class A Common Stock shares that it could use to exchange for Common Stock shares.

The Amendment to the Certificate of Incorporation provides for the creation of a new Class B Common Stock so the Company will have the ability to sell or convert shares in the future, in the event the Company’s Board of Directors determines such a sale to be in the Company’s best interest.  Authorizing the Class B Common Stock will allow the Company to have authorized but not issued a distinct class of securities which, if sold, would not result in the loss of the suspension of the reporting obligations unless such class was held by more than 500 shareholders on January 1 of any year.  No Class B Common Stock shares will be issued in connection with the transaction.

EFFECT ON SHAREHOLDERS:

The Amendment to the Certificate of Incorporation will not have an immediate effect on the shareholders.  The Amendment will only serve to amend the Company’s Certificate of Incorporation to provide for Class A Common Stock and Class B Common Stock.  The Amendment to the Certificate of Incorporation will not change the number of authorized Common Stock shares, which will remain at its current level of 4,500,000 shares.

EXISTING COMMON STOCK RIGHTS AND PRIVILEGES

Following the Effective Time of the Amendment, the Company’s existing Common Stock will continue to enjoy the same rights and privileges that are currently associated with the Common Stock.  These rights and privileges include:

•
VOTING RIGHTS – The Company’s existing Common Stock has full voting rights.  All Common Stock shareholders are entitled to vote on any and all matters that may come before a vote of the Company’s shareholders.  This includes the right to participate in the annual election of directors.

•
DIVIDENDS – The company’s existing Common Stock is entitled to receive dividends as may be declared from time to time by the Company’s Board of Directors.  The Company’s existing Common Stock does not cumulate dividends, and there is no obligation on behalf of the Company’s Board of Directors to pay dividends on the Common Stock.

•	CONVERSION – Not applicable. The Company’s Common Stock is not convertible to any other class of Company stock.

•	REDEMPTION – The Company’s existing Common Stock has no redemption features.

•	RIGHT OF FIRST REFUSAL – The Company’s existing Common Stock has no right of first refusals. The foregoing does not limit any Company shareholders from individually contracting such rights.

•
LIQUIDATION PREFERENCE – The Company’s existing Common Stock does not have a liquidation preference because there is currently only one class of Company Stock.  Following the transaction, the existing Common Stock will have last preference in Company liquidation rights.

CLASS A COMMON STOCK RIGHTS AND PRIVILEGES

The Amendment provides the Class A Common Stock will have rights and privileges separate and distinct from the existing Common Stock and the Class B Common Stock.  The Class A Common Stock will enjoy the following rights and privileges:

•
VOTING RIGHTS – The Class A Common Stock will be allowed voting rights only if the shareholders are being asked to approve a merger, consolidation, conversion, sale of assets other than in the regular course of business, voluntary dissolution of the corporation, or as required by law.  The Class A Common Stock will not enjoy general voting rights, including the right to participate in the annual election of directors.

•
DIVIDENDS – If the Company declares dividends, dividends must be paid on the Class A Common Stock before dividends may be paid on the existing Common Stock.  However, the Company shall be under no obligation to pay dividends, and dividends are not cumulative.  If dividends are paid, the dividends paid on the Class A Common Stock will enjoy a 5% premium over and above what is paid on the Common Stock.

•
CONVERSION – In the event the Company is party to a merger, share exchange, sale of assets other than in the regular course of business, voluntary dissolution of the Company, or other change in control which will result in the merger, sale, dissolution or effective dissolution of the Company, the Class A Common Stock will be converted into Common Stock shares and will be treated equally in all respects with the existing Common Stock.

•	REDEMPTION – The Class A Common Stock will have no redemption rights.

•
RIGHT OF FIRST REFUSAL – The Class A Common Stock has a right of first refusal in favor of the Company.  Generally, this right of first refusal requires a Class A Common Stock shareholder to notify the Company in writing of the terms of any transfer or sale of the Class A Common Stock.  Following receipt of the written notice, the Company has five (5) business days to either request additional information regarding the sale or to immediately exercise its right of first refusal and purchase the shares of Class A Common Stock that are subject to the proposed transfer or sale upon the same terms as the proposed transfer or sale.  If the transfer is to be made without consideration (i.e. a gift), the Company shall have the right to purchase the shares for an amount determined by the Board to be the fair value of the shares.  The Company retains the right to not exercise its right of first refusal, which will allow the Class A Common Stock shareholder to sell or transfer the shares in accordance with the terms of the proposed transfer or offer.  Any Class A Common Stock shares transferred in violation of the right of first refusal is void and of no effect and will not be recognized by the Company.

•
LIQUIDATION PREFERENCE – The Class A Common Stock will have a liquidation preference over the existing Common Stock and the Class B Common Stock.  In the event of a liquidation, the Class A Common Stock shareholders will be entitled to receive liquidation assets equal to those assets received by the Common Stock shareholders or the book value of the corporation’s Common Stock, whichever is greater.

CLASS B COMMON STOCK RIGHTS AND PRIVILEGES

The Amendment provides the Class B Common Stock will have rights and privileges separate and distinct from the existing Common Stock and the Class A Common Stock.  The Class B Common Stock will enjoy the following rights and privileges:

•
VOTING RIGHTS – The Class B Common Stock will be allowed voting rights only if the shareholders are being asked to approve a merger, consolidation, conversion, sale of assets other than in the regular course of business, voluntary dissolution of the corporation, or as required by law.  The Class B Common Stock will not enjoy general voting rights, including the right to participate in the annual election of directors.

•
DIVIDENDS – If the Company declares dividends, dividends must be paid on the Class B Common Stock after dividends are paid on the Class A Common Stock, but before dividends may be paid on the existing Common Stock.  However, there shall be no obligation to pay dividends and dividends shall not be cumulative.  If dividends are paid, the dividends paid on the Class B Common Stock will enjoy a 10% premium over and above what is paid on the Common Stock.

•
CONVERSION – In the event the corporation is party to a merger, share exchange, sale of assets other than in the regular course of business, voluntary dissolution of the corporation, or other change in control which will result in the merger, sale, dissolution or effective dissolution of the corporation, the Class B Common Stock will be converted into Common Stock shares and will be treated equally in all respects with the existing Common Stock.

•	REDEMPTION – The Class B Common Stock will have no redemption rights.

•
RIGHT OF FIRST REFUSAL – The Class B Common Stock has a right of first refusal in favor of the Company.  Generally, this right of first refusal requires a Class B Common Stock shareholder to notify the Company in writing of the terms of any transfer or sale of the Class B Common Stock.  Following receipt of the written notice, the Company has five (5) business days to either request additional information regarding the sale or to immediately exercise its right of first refusal and purchase the shares of Class B Common Stock that are subject to the proposed transfer or sale upon the same terms as the proposed transfer or sale.  If the transfer is to be made without consideration (i.e. a gift), the Company shall have the right to purchase the shares for an amount determined by the Board to be the fair value of the shares.  The Company retains the right to not exercise its right of first refusal, which will allow the Class B Common Stock shareholder to sell or transfer the shares in accordance with the terms of the proposed transfer or offer.  Any Class B Common Stock shares transferred in violation of the right of first refusal will be void and of no effect and will not be recognized by the Company.

•	LIQUIDATION PREFERENCE – The Class B Common Stock will have a liquidation preference superior to the existing Common Stock, but after the Class A Common Stock.

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Citizens Financial Corp.
Stock Comparison Chart
Characteristic	Common	Common A	Common B
Voting Rights	Full voting rights	As required by law and for a Merger/Share Exchange	As required by law and for a Merger/Share Exchange
Dividends	As declared	5% premium over common dividends with payment before all other shares	10% premium over common dividends
Liquidation Preference	Last Preference	Priority over all others Distribution – same as common or book value of common, whichever is greater	After Series A common but before common
Conversion to Common Stock	N/A	Conversion to common at change in control	Conversion to common at change in control
Transfer Restrictions	No	Yes – Holding Company has right of first refusal	Yes – Holding Company has right of first refusal
Redemption	None	None	None

PROPOSAL TWO

APPROVAL OF THE AGREEMENT OF MERGER

SUMMARY

The Board of Directors of Citizens Financial adopted the Agreement of Merger with Merger Corp. on August 5, 2009.  Merger Corp.’s Board of Directors adopted the Agreement of Merger on September 9, 2009.  A copy of the Agreement of Merger as adopted is attached to this proxy statement as Annex B.  Both Citizens Financial and Merger Corp. will execute the Agreement of Merger and file it, along with Articles of Merger, with the Delaware Secretary of State, shortly after the Agreement of Merger is approved by Citizens Financial shareholders (“Effective Time”).  At the Effective Time, the Company’s Common Stock held by any shareholder who holds, in the aggregate, 825 or more Common Stock shares of Common Stock will retain its status as Common Stock.  At the Effective Time, all shares held by any shareholder who holds, in the aggregate, less than 825 shares of Company Common Stock will be converted into the right to receive newly created Class A Common Stock on a one-share-for-one-share exchange basis.  The Agreement of Merger requires the approval of the holders of at least a majority of the shares entitled to vote at the Special Meeting.  All shareholders have the right to dissent from the transaction in accordance with the Delaware General Corporation Law.  See “Dissenters and Appraisal Rights” on page 47.

SHAREHOLDERS RIGHT TO PURCHASE ADDITIONAL SHARES

All Company shareholders have the right to purchase additional shares of the Company Stock to increase their share ownership to more than 825 shares and retain their existing Common Stock.  Any shareholders wishing to purchase such shares so they may retain their common stock are encouraged to complete such a purchase prior to the Special Meeting of Shareholders to ensure their share purchase will be recorded on the Company’s transfer book prior to the effective time of the transaction.  Shareholders purchasing additional Company shares after the Special Meeting of Shareholders are not assured such purchases will be recorded on the Company’s stock transfer books prior to the effective time of the transaction.  The number of shares attributable to each shareholder will be determined by the Company’s transfer book at the effective time of the transaction.

ESTABLISHING SHARE OWNERSHIP

According to the terms of the Merger Agreement, Citizens Financial has the right to assume those shareholders owning fewer than 825 record shares hold, in the aggregate, less than 825 shares total.  However, shareholders have the right to prove to the Company that the shareholder’s total share ownership, aggregating both record shares and shares held in another capacity (such as in a trust, IRA or objecting beneficial owner account) exceeds 825 shares.  Company shareholders seeking to establish ownership of shares held in a capacity other than record ownership must prove their share ownership to the Company’s satisfaction by providing customary business records that establish the shareholder’s ownership of the non-record shares.  These customary business records could include, but are not limited to, trust documents, IRA documents, a letter from a broker/dealer indicating share ownership or otherwise.  These documents should be provided to the Company following the shareholder’s receipt of the Letter of Transmittal.

REASONS FOR THE MERGER:

The primary reason for the merger is to suspend the Company’s reporting obligations imposed by Section 15(d) of the Exchange Act of 1934.  Citizens Financial’s Board of Directors and management are of the view that the cost associated with maintaining the Company’s SEC reporting status is not justified by the benefits received from its status as an SEC reporting company.  Citizens Financial also believes there is a very limited market for the shares of Citizens Financial’s Common Stock, especially for sales of large blocks of such shares, and that Citizens Financial’s shareholders derive little benefit from Citizens Financial’s status as a publicly-held corporation.

THE PARTIES:

●     Citizens Financial is a Delaware corporation and registered bank holding company.

●     Merger Corp. is a recently-formed Delaware corporation organized for the sole purpose of the merger.

●     Max L. Armentrout is the Chairman of both Citizens Financial and Merger Corp.

●     Leesa M. Harris is Secretary for both Citizens Financial and Merger Corp.

●	The principal executive offices of both Citizens Financial and Merger Corp. are located at 211 Third Street, Elkins, West Virginia 26241.

●     The telephone number for both Citizens Financial and Merger Corp. is (304) 636-4095.

EFFECT ON SHAREHOLDERS:

If approved at the Special Meeting, the Agreement of Merger will affect Citizens Financial shareholders as follows after completion:

Shareholder as of Effective Time	Net Effect After Merger
Shareholders holding, in the aggregate, 825 or more shares of Citizens Financial Common Stock	Shares of Common Stock will continue to be outstanding.

Shareholders holding, in the aggregate, less than825 shares of Citizens Financial Common Stock	Shares of Common Stock will be converted into the right to receive newly created Class A Common Stock on a one-share-for-one-share exchange basis.

As described below under “--The Merger Agreement--Conversion of Shares in the Merger,” the merger agreement contains specific provisions regarding the treatment of shares held in nominee form, or “street name”.  In determining the number of shares held beneficially in street name by any shareholder, Citizens Financial may, in its discretion, rely on “no objection” lists provided by any nominee holder.  Further, after the Effective Time, Citizens Financial will deliver to each shareholder who would appear to be entitled to exchange their existing Common Stock for newly created Class A shares on a one-share-for-one-share exchange basis, a letter of transmittal requesting certain information from such shareholder and requiring the shareholder to certify as to the number of shares actually held, whether in registered form or in street name.  Letters of transmittal will be delivered to any shareholder who (a) holds of record fewer than 825 shares, and (b) according to records made available to Citizens Financial from the nominee holder for any shares held in street name, holds fewer than 825 shares in street name or holds shares in street name which Citizens Financial is not provided by the nominee holder the number of shares so held.

In general, the merger can be illustrated by the following examples:

Hypothetical Scenario	Result

Ms. Smith is a registered shareholder who holds 1,500 shares of Citizens Financial stock in her record account at the Effective Time. Ms. Smith holds no other shares.	Ms. Smith’s 1,500 shares will remain Common Stock shares unless Ms. Smith chooses to dissent from the transaction.
Mr. Brown holds 1,500 shares of Citizens Financial stock in a brokerage account as of the Effective Time. Mr. Brown holds no other shares.	Mr. Brown’s 1,500 shares will remain Common Stock shares unless Mr. Brown chooses to dissent from the transaction.
Mr. Jones holds 600 shares of Citizens Financial stock in registered form and 400 shares in a brokerage account as of the Effective Time. Mr. Jones holds no other shares.
If either Citizens Financial or Mr. Jones can establish to Citizens Financial’s satisfaction that he in fact holds greater than 825 shares, (see Establishing Share Ownership on page 44) Mr. Jones’ 825 Common Stock shares will remain outstanding after the merger.  Otherwise, Citizens Financial will presume that all of the shares are held by a holder of fewer than 825 shares and are, therefore, converted into the right to receive newly created Class A Common Stock shares on one-share-for-one-share exchange basis.

Ms. White holds 400 shares of Citizens Financial stock in registered form. Ms. White holds no other shares.
Ms. White’s Common Stock shares will be converted into the right to receive newly created Class A Common Stock shares on one-share-for-one-share exchange basis.  (Note:  If Ms. White wants to continue to hold Common Stock shares, she can buy at least 425 more shares of Citizens Financial stock (preferably in her record account so as to make it more readily apparent that she holds 825 or more Common Stock shares).  Ms. White would have to act far enough in advance of the Effective Time so that the purchase is complete and registered on the books of Citizens Financial before the Effective Time.  See Shareholders Right to Purchase Additional Shares on page 43.

REASONS FOR THE MERGER

Citizens Financial’s reason for the merger is to reduce the number of shareholders owning its existing Common Stock to below 300 and restricting the number of shareholders owning its newly created Class A Common Stock to below 500, which will allow the Company to suspend its SEC reporting obligations under the Exchange Act of 1934.

The Board believes that the disadvantages of having Citizens Financial continue to be a reporting company outweigh any advantages.  The Board has no present intention to acquire other business entities using stock as the consideration for any such acquisition.  Accordingly, Citizens Financial is not likely to make use of any advantage that Citizens Financial’s status as a public company may offer.

Citizens Financial incurs direct and indirect costs associated with compliance with the SEC’s filing and reporting requirements imposed on public companies.  Citizens Financial also incurs substantial indirect costs as a result of, among other things, the executive time expended to prepare and review such filings.  Since Citizens Financial has relatively few executive personnel, these indirect costs can be substantial.  Citizens Financial’s direct and indirect costs related to being a reporting company are estimated to approximate $200,000 annually as follows:

Approximate Annual Costs

Independent Auditors	$112,000
SEC Counsel	7,000
Printing and Mailing	1,000
Internal Costs	66,000
Other	14,000
Total	$200,000

In light of these disproportionate costs, the Board believes that it is in the best interests of Citizens Financial and its shareholders as a whole to eliminate the administrative burden and costs associated with being a reporting company.

The Board has determined that the Agreement of Merger is the most expeditious and economical way of reducing the number of shareholders owning the Company’s Common Stock to below 300 and having no other class of stock with more than 500 owners, which will allow the Company to suspend its SEC reporting obligations.  You should read the discussion under “Special Factors--Recommendation of the Board of Directors; Fairness of the Merger Proposal” for more information regarding the Board’s reasons for the Merger Proposal.

The merger is structured to be a “going private” transaction as defined in Rule 13e-3 promulgated under the Exchange Act because it is intended to, and, if completed, will likely suspend Citizens Financial’s reporting requirements under Section 15(d) of the Exchange Act.  In connection with the Merger Proposal, Citizens Financial has filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 with the SEC.

EFFECT OF THE MERGER PROPOSAL ON CITIZENS FINANCIAL SHAREHOLDERS

The merger will have various effects on the Company’s shareholders, as described below.  The effects of the merger to a shareholder will vary based on whether all or any portion of the shareholder’s shares will be converted into the right to receive the newly created Class A Common Stock shares as a result of the merger.  The determination of whether any particular shares of Citizens Financial Common Stock will be converted into the right to receive the newly created Class A Common Stock Shares as a result of the merger will be based on whether the holder of those shares holds, in the aggregate, fewer than 825 shares at the effective time of the merger.

EXCHANGE AND PAYMENT PROCEDURES

Following the Effective Time, Citizens Financial will mail to each shareholder who appears may be entitled to exchange their share certificates for newly created Class A Common Stock, a letter of transmittal and instructions explaining how to exchange their share certificates for new share certificates.  Upon surrender to Citizens Financial of valid share certificates (or lost stock affidavit, if appropriate) and properly completed letters of transmittal, along with such other documents as Citizens Financial may reasonably require, those shareholders holding, in the aggregate, less than 825 shares at the Effective Time will be entitled to receive newly created Class A Common Stock shares on a one-share-for-one-share exchange basis.  Until surrendered in this manner, each stock certificate representing shares that have been converted into the right to receive Class A Common Stock, will represent only the right to receive the Class A Common Stock provided as consideration in the merger.  No service charges will be payable by shareholders in connection with the exchange of certificates.  All expenses will be borne by Citizens Financial.

YOU SHOULD NOT SEND YOUR STOCK CERTIFICATES NOW.  YOU SHOULD SEND THEM ONLY AFTER YOU RECEIVE A LETTER OF TRANSMITTAL FROM CITIZENS FINANCIAL.  LETTERS OF TRANSMITTAL WILL BE MAILED SOON AFTER THE MERGER IS COMPLETED.  A SAMPLE COPY OF THE LETTER OF TRANSMITTAL IS ATTACHED AS EXHIBIT E.

DISSENTERS’ AND APPRAISAL RIGHTS

If the merger is completed, any Company shareholder who properly perfects his or her statutory dissenters’ rights of appraisal in connection with Section 262 of Delaware General Corporation Law will be entitled to receive in cash the fair value of that shareholder’s shares of Company Common Stock.  The following is a summary of Section 262 and the procedures Company shareholders dissenting from the transaction and perfecting dissenters’ appraisal rights must follow.  The summary is not complete, and you should refer to Section 262, which is reprinted in full as Annex D to this proxy statement.  Failure to strictly comply with the procedures set forth in Section 262 will result in the loss of dissenters’ rights.

Each shareholder electing to dissent from the merger and demand the appraisal of such shareholder’s shares shall deliver to the Company, before the taking of the vote on the merger, a written demand for appraisal of the shareholder’s shares.  Such demand will be sufficient if it reasonably informs the Company of the identity of the shareholder and that the shareholder intends thereby to demand the appraisal of such shareholder’s shares.  A proxy or vote against the merger or consolidation will not constitute such a demand.  A shareholder electing to take such action must do so by a separate written demand.

In addition to providing the Company a written demand for appraisal, a shareholder wishing to dissent from the merger and perfect their appraisal rights must not vote in favor of the merger.

Within ten (10) days after the effective date of the merger, the Company will notify each shareholder who has provided the required dissenters’ notice and who has not voted in favor of or consented to the merger notice of the effective date of the merger.

Within one hundred and twenty (120) days after the effective date of the merger, the Company or any shareholder who has properly perfected their dissenters’ rights may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all shareholders who may be entitled to dissenters’ rights.  Notwithstanding the foregoing, at any time within sixty (60) days after the effective date of the merger, any shareholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such shareholder’s demand for appraisal and accept the merger consideration offered.

Within one hundred and twenty (120) days after the effective date of the merger, any shareholder who has properly complied with the dissenters’ rights statutes is entitled to receive from the Company, upon written request, a statement setting forth the aggregate number of shares not voted in favor of the merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares.  Such written statement will be mailed to the shareholder within ten (10) days after the shareholder’s written request for such a statement is received by the Company, or within ten (10) days after expiration of the period for delivery of demands for appraisal, whichever is later.

Upon the filing of any petition in the Court of Chancery by a shareholder, a copy of such petition will be served upon the Company, which will within twenty (20) days after such service file in the Office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all shareholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached.  If the petition is filed by the Company, the petition will be accompanied by such a duly verified list.

The Register in Chancery, if so ordered by the Court, will give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the Company and to the shareholders shown on the list at the addresses therein stated.  Such notice will also be given one or more publications at least one week before the date of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware, or such publication as the Court deems advisable.  The forms of the notices by mail and by publication shall be approved by the Court and the costs thereof shall be borne by the Company.

At the hearing on such petition, the Court shall determine the shareholders who have become entitled to appraisal rights. The Court may require the shareholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any shareholder fails to comply with such direction, the Court may dismiss the proceedings as to such shareholder.

After the Court determines the shareholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the Company or by any shareholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the shareholders entitled to an appraisal. Any shareholder whose name appears on the list filed by the Company and who has submitted such shareholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such shareholder is not entitled to appraisal rights.

The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the Company to the shareholders entitled thereto. Payment shall be so made to each such shareholder, in the case of holders of uncertificated stock forthwith, and in the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether the Company be a corporation of this State or of any state.

The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a shareholder, the Court may order all or a portion of the expenses incurred by any shareholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

From and after the effective date of the merger, no shareholder who has demanded appraisal rights shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to shareholders of record at a date which is prior to the effective date of the merger); provided, however, that if no petition for an appraisal shall be filed within the time provided or if such shareholder shall deliver to the Company a written withdrawal of such shareholder's demand for an appraisal and an acceptance of the merger, either within sixty (60) days after the effective date of the merger or thereafter with the written approval of the Company, then the right of such shareholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any shareholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any shareholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such shareholder's demand for appraisal and to accept the terms offered upon the merger within sixty (60) days after the effective date of the merger.

Any Citizens Financial shareholder contemplating the exercise of dissenters’ rights is urged to review carefully the provisions of Section 262 relating to dissenters’ rights, which are attached hereto as Annex D.

FEES AND EXPENSES

Citizens Financial estimates that the fees and expenses associated with the Amendment and the Agreement of Merger, consisting primarily of financial advisory fees, SEC filing fees, fees and expenses of attorneys and accountants and other related charges, will total approximately $110,130, assuming both the Amendment and Agreement of Merger are completed.  This amount consists of the following estimated fees:

Description	Amount

Advisory fees and expenses	$14,000
Legal fees and expenses	85,000
SEC filing fee	130
Printing, solicitation and mailing costs	5,000
Miscellaneous expenses	6,000
Total	$110,130

REGULATORY REQUIREMENTS

In connection with the merger, Citizens Financial will be required to make a number of filings with and obtain a number of approvals from various federal and state governmental agencies, including:

●
filing of articles of merger with the Delaware Secretary of State in accordance with the Delaware General Business Corporation Act after the approval of the merger agreement by Citizens Financial’s shareholders; and

●
complying with federal and state securities laws, including Citizens Financial’s and Merger Corp.’s filing, prior to the date of this proxy statement, of a Rule 13e-3 Transaction Statement on Schedule 13E-3 with the Securities and Exchange Commission.

THE MERGER AGREEMENT

This section is a summary of the material terms of the Agreement of Merger, a copy of which is attached as Annex B to this document.  Because this is a summary, it does not include all of the information that may be important to you.  You should read the entire merger agreement and this Proxy Statement and related annexes before deciding how to vote at the Special Meeting.

THE MERGER

CFC Merger Corp (“Merger Corp”), formed for the sole purpose of effecting the merger, will be merged with and into Citizens Financial (“CFC”), with Citizens Financial surviving the merger.  The merger will occur following the approval of the Agreement of Merger by the Citizens Financial shareholders and the satisfaction of other conditions to the merger.

CONVERSION OF SHARES IN THE MERGER

The Agreement of Merger provides that, at the Effective time of the merger (the “Effective Time”):

(a)
All outstanding shares of CFC Common Stock (“CFC Stock”), whether Record Shares (as hereinafter defined) or Street Shares (as hereinafter defined), held by a Holder (as hereinafter defined) holding fewer than 825 shares immediately prior to the Effective Time shall, without any action on the part of the Holder thereof, be converted into the right to receive CFC Class A Common Stock on a one share for one share exchange basis; provided, however, that CFC may presume that all Street Shares are held by Holders holding fewer than 825 shares immediately prior to the Effective Time unless either CFC or a Beneficial Owner of Street Shares are able to demonstrate to CFC’s satisfaction that such shares are held beneficially by a Holder holding 825 or more CFC Shares immediately prior to the Effective Time, in which event such CFC Shares shall remain outstanding with all rights, privileges, and powers existing immediately before the Effective Time.

(b)
All outstanding CFC shares, other than those described in Paragraph (a) as being converted into the right to receive CFC Class A Common Stock, shall remain outstanding with all rights, privileges, and powers existing immediately before the Effective Time.

(c)	The shares of Merger Corp. shall be cancelled and of no further effect.

The Agreement of Merger further provides that:

In no event shall any Holder holding, of record or beneficially, immediately prior to the Effective Time, 825 or more Common Stock shares (including any combination of Record Shares and Street Shares), be entitled to receive CFC Class A Common Stock with respect to the shares so held.  It shall be a condition precedent to the right of any Holder to receive CFC Class A Common Stock, if any, that such Holder certify to CFC in a Letter of Transmittal delivered by CFC that such Holder held, of record and beneficially, immediately prior to the Effective Time, fewer than 825 shares (including any combination of Record Shares and Street Shares) in the aggregate.

For purposes of the foregoing, the Agreement of Merger further provides:

(1)
The term “Record Shares” shall mean shares of CFC Common Stock, other than Street Shares, and any Record Share shall be deemed to be held by the registered holder thereof as reflected on the books of the Company;

(2)
The term “Street Shares” shall mean CFC shares held of record in street name, and any Street Share shall be deemed to be held by the Beneficial Owner thereof as reflected on the books of the nominee holder thereof;

(3)
The term “Holder” shall mean any record holder or holders of Record Shares who would be deemed, under Rule 12 G5-1 promulgated under the Securities Exchange Act of 1934, as amended, to be a ‘person’ for purposes of determining the number of record shareholders of CFC.

The Agreement of Merger also provides:

CFC, along with any other person or entity to which it may delegate or assign any responsibility or task with respect thereto, shall have full discretion and exclusive authority, subject to its right and power to so delegate or assign such authority, to (i) make such inquiries, whether of any shareholder(s) or otherwise, as it may deem appropriate, for purposes of this Section Two and (ii) resolve and determine, in its sole discretion, all ambiguities, questions of fact and interpretive and other matters relating to this Section Two, including, without limitation, any questions as to the number of Shares held by any Holder immediately prior to the Effective Time.  Any and all determinations by CFC under this Section Two shall be final and binding on all parties, and no person or entity shall have any recourse against CFC or any other person or entity with respect thereto.

For purposes of this section, CFC may, in its sole discretion, but shall not have the obligation to do so (i) presume that any CFC Shares held in a discrete account (whether Record or Beneficial) are held by a person distinct from any other person, notwithstanding that the Registered or Beneficial Holder of a separate discrete account has the same or a similar name as the Holder of a separate discrete account; and (ii) aggregate the Shares held (whether of record or beneficially) by any person or persons that the Company determines to constitute a single Holder for purposes of determining the number of Shares held by such Holder.

EXCHANGE OF CERTIFICATES

The Agreement of Merger requires the Company to mail to each shareholder who held, at the effective time of the transaction, in the aggregate, less than 825 shares of Company Common Stock, a letter of transmittal with instructions to effect the surrender of the certificates in exchange for the share certificate(s) representing an equal number of Class A Common Stock shares.

TIMING OF CLOSING

If the Agreement of Merger is approved by the Citizens Financial shareholders, the merger closing will take place as soon as practicable after the Special Meting, provided that all other conditions to the closing have been satisfied or waived.  On the date the merger closes, articles of merger will be filed with the Delaware Secretary of State.  The merger will become effective when the certificate of merger has been duly filed with the Delaware Secretary of State.

ARTICLES OF INCORPORATION

The Agreement of Merger provides that the Articles of Incorporation of Citizens Financial, as amended and in effect immediately prior to the effective time of the merger, shall be the Articles of Incorporation of Citizens Financial, as the surviving corporation, immediately after the merger.

AMENDMENT OF AGREEMENT OF MERGER

The Agreement of Merger allows the Agreement to be amended at the election of the Board of Directors of CFC or Merger Corp., whether before or after approval of the Agreement of Merger by the shareholders, provided that an Amendment made following shareholder approval shall not:

●	Alter or change the amount or kind of shares to be received in exchange for the Company’s existing Common Stock;

●	Alter or change any term of the Certificate of Incorporation of the surviving corporation; or

●	Alter or change any of the terms and conditions of the Agreement if such change or alteration would adversely affect the holders of the Company Common Stock.

TERMINATION OF AGREEMENT OF MERGER

The Agreement allows the Board of Directors of CFC or Merger Corp. the ability to terminate and abandon the merger at the election of either Board, whether before or after shareholder approval, if the Board determines the merger is not in the best interest of the Company, the Merger Corp. or the Company’s shareholders.  The Agreement of Merger also allows the merger to be terminated if the merger has not been consummated by December 31, 2009, unless extended by mutual consent of the parties.

DIVIDEND POLICIES

The Company has paid the following quarterly dividends since January 1, 2007:

2007	CASH DIVIDENDS DECLARED

First Quarter	$.12
Second Quarter	.12
Third Quarter	.12
Fourth Quarter	.12

2008

First Quarter	$.12
Second Quarter	.12
Third Quarter	.12
Fourth Quarter	.04

2009

First Quarter	$0
Second Quarter	.12
Third Quarter	.12
Fourth Quarter	.12

The Citizens Financial board, in its discretion, will determine whether to declare and pay dividends in the future.  Any future declaration and payment of dividends will depend upon:

●	Citizens Financial’s results of operations;

●	Citizens Financial’s consolidated earnings and financial condition;

●	contractual limitations;

●	cash requirements;

●	future prospects;

●	applicable law and regulations; and

●	other factors deemed relevant by Citizens Financial’s board of directors.

The rights and privileges of the newly created Class A Common Stock provide that the holders of the Class A Common Stock have a dividend preference over the Company’s existing Common Stock shareholders.  Specifically, dividends must be paid on the Class A Common Stock prior to dividends being paid on the existing Common Stock.  Further, the dividends paid on the Class A Common Stock will enjoy a 5% premium over any dividends paid on the Company’s Common Stock.  For example, if the Company declares a $1 dividend on its existing Common Stock, the Class A shareholders will receive $1.05 per Class A Common Stock share held, which must be paid prior to the payment of any dividends on the Company’s Common Stock.

SELECTED HISTORICAL FINANCIAL DATA

The following selected historical consolidated financial data are derived from, and qualified by reference to, Citizens Financial’s Consolidated Financial Statements and the notes thereto included in Citizens Financial’s 2008 Annual Report to Shareholders and Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, which are available to shareholders at www.sec.gov or upon request.  You should read the selected historical consolidated financial information in conjunction with the Consolidated Financial Statements of Citizens Financial and the notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Citizens Financial’s 2008 Annual Report to Shareholders and Quarterly Report on Form 10-Q for the quarter ended September 30, 2009.

[PLEASE SEE CHART ON PAGE 54]

(THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK)

SELECTED HISTORICAL FINANCIAL DATA

	Years Ended December 31,
	Period Ended 9/30/09	2008	2007	2006	2005	2004

Earnings Summary:
Total Interest Income	9,757,173	15,176,947	15,966,717	15,351,307	12,975,856	11,443,077
Total Interest Expense	3,374,157	6,389,555	6,780,773	5,856,317	4,056,313	3,073,150
Net Interest Income	6,383,016	8,787,392	9,185,944	9,494,990	8,919,543	8,369,927
Provision for Credit Losses	470,937	1,959,299	1,783,155	423,385	274,667	934,899
Net Interest Income after Provision for Credit Losses	5,912,079	6,828,093	7,402,789	9,071,605	8,644,876	7,435,028
Other Revenue	1,807,360	1,921,338	1,838,741	1,630,006	1,468,322	1,393,208
Other Expense	5,739,128	7,746,035	7,972,617	7,659,074	7,138,654	6,744,959
Income Before Income Taxes	1,980,311	1,003,396	1,268,913	3,042,537	2,974,544	2,083,277
Income Tax Expense	497,949	86,968	235,087	955,646	927,358	426,938
Net Income	1,482,362	916,428	1,033,826	2,086,891	2,047,186	1,656,339

Income per Common Share from Continuing Operations	.81	.50	.57	1.13	1.10	.88
Net Income Per Common Share	.81	.50	.57	1.13	1.10	.88
Ratio of Earnings to Fixed Charges	0%	0%	0%	0%	0%	0%
Book Value Per Share	12.22	11.39	11.52	11.00	10.52	10.72

Balance Sheet-Period End:
Total Assets	239,619,448	282,534,070	246,594,885	242,980,472	238,189,968	213,783,373
Held-to-Maturity Securities	-	0	0	0	0	0
Available-for-Sale Securities	64,394,005	80,959,148	57,446,339	59,745,539	66,854,339	53,038,545
Loans, net	161,631,113	175,721,333	170,939,264	166,217,889	152,136,327	145,422,688
Total Deposits	180,032,341	217,428,850	201,296,470	196,543,215	190,485,729	165,300,652
Total Shareholders’ Equity	22,351,558	20,841,556	21,080,928	20,278,019	19,613,305	20,222,781

Selected Ratios: **
Return on Average Assets	.75%	.35%	.42%	.87%	.91%	.78%
Return on Average Shareholders’ Equity	9.14%	4.24%	4.94%	10.29%	10.02%	8.06%

OTHER MATTERS

Management of Citizens Financial knows of no other business to be presented at the meeting, but if other matters do properly come before the meeting, unless otherwise instructed, it is intended that the persons named in the proxy will vote shares according to their best judgment.

WHERE YOU CAN FIND MORE INFORMATION

Citizens Financial files certain reports with the SEC.  Copies of these reports are available on the SEC website at www.sec.gov.  Copies of these reports may also be inspected and copied at the public reference facilities maintained by the SEC at the following location:

Securities and Exchange Commission
Office of FOIA and Privacy Act Operations
100 F Street, Northeast
Washington, DC  20549-2736

Citizens Financial has filed a Schedule 13E-3 under the Exchange Act in connection with the merger.  You may inspect and copy the Schedule 13E-3 from the SEC website or at any of the SEC locations listed above.  This document does not contain all of the information contained in the Schedule 13E-3 because certain parts have been omitted in accordance with the rules and regulations of the SEC.

By Order of the Board of Directors

/s/ Leesa M. Harris
Leesa M. Harris, Secretary

Dated: _____________, 2009

ANNEX A

CERTIFICATE OF AMENDMENT

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
CITIZENS FINANCIAL CORP.

CITIZENS FINANCIAL CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY as follows:

FIRST:  That the Board of Directors of said corporation, at a meeting duly convened and held on the 5th day of August, 2009 adopted the following resolution:

BE IT RESOLVED by the Board of Directors of Citizens Financial Corp. (“Corporation”):

Section 1.  The Board of Directors does hereby declare the advisability of amending Article FOURTH of the Corporation’s Certificate of Incorporation, heretofore filed in the office of the Secretary of State of the State of Delaware on October 2, 1986 to create two new classes of common stock, the said Article FOURTH to read in its entirety as follows:

FOURTH.  Authorized Shares.

The number of shares of stock the Corporation is authorized to issue is:

(a)           4,500,000 shares of Common Stock, par value of $2.00 per share (the “Common Stock”).  Shareholders of Common Stock shall have unlimited voting rights and shall enjoy all other privileges afforded Common Stock shareholders under the Delaware General Corporation Law.

(b)           4,500,000 shares of Class A Common Stock, par value of $2.00 per share.

(c)           4,500,000 shares of Class B Common Stock, par value of $2.00 per share.

(d)           Provisions Applicable Only to Class A Common Stock.

(i)           Voting Rights.

1.           Each outstanding share of Class A Common Stock shall have no voting rights, except as may be required by law, and with respect to the following matters:

A.	Voting on a merger, consolidation or conversion, to the extent shareholder approval is required, as described in Section 252, et seq. of the Delaware General Corporation Law;

B.
Voting on the sale of assets other than in the regular course of business, to the extent shareholder approval is required, as described in Section 271, et seq. of the Delaware General Corporation Law; and

C.	Voting on the voluntary dissolution of the Corporation, to the extent shareholder approval is required, as described in Section 271, et seq. of the Delaware General Corporation Law.

2.    With respect to those matters on which the holders of the Class A Common Stock are entitled to vote, the holders shall have the right to one vote for each such share.  Holders of shares of Class A Common Stock and Common Stock (and to the extent entitled to vote on such matters, the holders of Class B Common Stock) shall be considered as a single voting group and shall be entitled to vote and be counted together collectively, and shall be entitled to receive notice of any shareholders’ meeting held to act upon such matters in accordance with the bylaws of the Corporation.

(ii)    Dividends.  Dividends shall be paid on the Class A Common Stock before dividends may be paid on the Common Stock.  However, there shall be no requirement to pay dividends, and there shall be no cumulative dividends.  If dividends are paid on the Common Stock, the dividends payable on the Class A Common Stock shall be equal to 5% more than is paid on the Common Stock.

(iii)    Conversion.  The Class A Common Stock shall convert to Common Stock in the event the Corporation is party to a merger, share exchange, sale of assets other than in the regular course of business, voluntary dissolution of the Corporation, or other change in control which will result in the merger, sale, dissolution or effective dissolution of the Corporation.

(iv)   Redemption.  The Class A Common Stock shall have no redemption rights.

(v)   Right of First Refusal.  Prior to transferring or selling shares of Class A Common Stock, a shareholder must notify the Corporation in writing of the terms of any such proposed transfer or sale, including the terms of any proposed transfer or offer to purchase or to sell such shares, which written notice shall describe the name of the transferee(s) or purchaser(s), the purchase price per share (if applicable), the proposed date of purchase or transfer and such other information as the Corporation may reasonably require.  After receiving notice of any proposed transfer or sale of shares of Class A Common Stock, the Corporation shall have five business days, either to request additional information regarding the transfer or sale or to immediately exercise its right of first refusal and repurchase the shares of Class A Common Stock that are subject to the proposed transfer or sale, upon the same terms as such proposed transfer or sale.  If the proposed transfer shall be made by gift or otherwise without consideration, the Corporation shall have the right to purchase such shares for an amount determined by the Board to be fair value for the shares.  If the Corporation does not exercise its right of first refusal within five business days after the later to occur of (i) the receipt of written notice by the Corporation or (ii) the receipt of additional information requested by the Corporation regarding the proposed transfer or sale, the shareholder may consummate the transfer or sale of the shares of Class A Common Stock to the proposed transferee(s) or purchaser(s), upon the terms of the proposed transfer or offer, as described to the Corporation in the written notice.  If the proposed transfer or sale of the shares of Class A Common Stock is not consummated within 20 business days following the expiration of the Corporation’s right of first refusal, the shareholder must provide a new notice to the Corporation regarding any proposed transfer or sale, thereby providing to the Corporation a new right of first refusal and new exercise expiration period hereunder, prior to any consummation of any proposed transfer or sale of Class A Common Stock.  Any transfer or sale of Class A Common Stock, which is not, in the sole discretion of the Corporation, made in accordance with the provisions of this Section (b)(8), shall be void ab initio and shall be given no effect by the Corporation.  Nothing herein shall be construed to prohibit the Board from effecting share repurchases of the Corporation’s Class A Common Stock in accordance with the Corporation’s Stock Repurchase Policy.

(vi)   Liquidation Preference.  In the event of a liquidation or dissolution of the Company, the Class A Common Stock shall have a liquidation preference over all other Company stock.  In the event of a liquidation, the Class A Common Stock shareholders shall be entitled to liquidation assets equal to those assets received by the Common Stock shareholders or the book value of the Corporation’s Common Stock, whichever is greater.

(e)           Provisions Applicable Only to Class B Common Stock.

(i)           Voting Rights.

1.           Each outstanding share of Class B Common Stock shall have no voting rights, except as may be required by law, and with respect to the following matters:

A.	Voting on a merger or share exchange, to the extent shareholder approval is required, as described in Section 252, et seq. of the Delaware General Corporation Law;

B.
Voting on the sale of assets other than in the regular course of business, to the extent shareholder approval is required, as described in Section 271, et seq. of the Delaware General Corporation Law; and

C.	Voting on the voluntary dissolution of the Corporation, to the extent shareholder approval is required, as described in Section 271, et seq. of the Delaware General Corporation Law.

2.   With respect to those matters on which the holders of the Class B Common Stock are entitled to vote, the holders shall have the right to one vote for each such share.  Holders of shares of Class B Common Stock and Common Stock (and to the extent entitled to vote on such matters, the holders of Class A Common Stock) shall be considered as a single voting group and shall be entitled to vote and be counted together collectively, and shall be entitled to receive notice of any shareholders’ meeting held to act upon such matters in accordance with the bylaws of the Corporation.

(ii)   Dividends.  Dividends shall be paid on the Class B Common Stock only after dividends are paid on the Class A Common Stock, but before dividends may be paid on the Common Stock.  However, there shall be no requirement to pay dividends, and there shall be no cumulative dividends.  If dividends are paid on the Common Stock, the dividends payable on the Class B Common Stock shall be equal to 10% more than is paid on the Common Stock.

(iii)   Conversion.  The Class B Common Stock shall convert to Common Stock in the event the Corporation is party to a merger, share exchange, sale of assets other than in the regular course of business, voluntary dissolution of the Corporation, or other Change in Control which will result in the sale, dissolution or effective dissolution of the Corporation.

(iv)   Redemption.  The Class B Common Stock shall have no redemption rights.

(v)   Right of First Refusal.  Prior to transferring or selling shares of Class B Common Stock, a shareholder must notify the Corporation in writing of the terms of any such proposed transfer or sale, including the terms of any proposed transfer or offer to purchase or to sell such shares, which written notice shall describe the name of the transferee(s) or purchaser(s), the purchase price per share (if applicable), the proposed date of purchase or transfer and such other information as the Corporation may reasonably require.  After receiving notice of any proposed transfer or sale of shares of Class B Common Stock, the Corporation shall have five business days, either to request additional information regarding the transfer or sale or to immediately exercise its right of first refusal and repurchase the shares of Class B Common Stock that are subject to the proposed transfer or sale, upon the same terms as such proposed transfer or sale.  If the proposed transfer shall be made by gift or otherwise without consideration, the Corporation shall have the right to purchase such shares for an amount determined by the Board to be fair value for the shares.  If the Corporation does not exercise its right of first refusal within five business days after the later to occur of (i) the receipt of written notice by the Corporation or (ii) the receipt of additional information requested by the Corporation regarding the proposed transfer or sale, the shareholder may consummate the transfer or sale of the shares of Class B Common Stock to the proposed transferee(s) or purchaser(s), upon the terms of the proposed transfer or offer, as described to the Corporation in the written notice.  If the proposed transfer or sale of the shares of Class B Common Stock is not consummated within 20 business days following the expiration of the Corporation’s right of first refusal, the shareholder must provide a new notice to the Corporation regarding any proposed transfer or sale, thereby providing to the Corporation a new right of first refusal and new exercise expiration period hereunder, prior to any consummation of any proposed transfer or sale of Class B Common Stock.  Any transfer or sale of Class B Common Stock, which is not, in the sole discretion of the Corporation, made in accordance with the provisions of this Section (b)(8), shall be void ab initio and shall be given no effect by the Corporation.  Nothing herein shall be construed to prohibit the Board from effecting share repurchases of the Corporation’s Class B Common Stock in accordance with the Corporation’s Stock Repurchase Policy.

(vi)   Liquidation Preference.  The Class B Common Stock shall have a liquidation preference superior to the Corporation’s Common Stock, but after the Corporation’s Class A Common Stock.

The Corporation’s capital shall remain unchanged by this amendment.

Section 2.  The Board of Directors hereby directs that the aforesaid amendment as proposed shall be considered at a special meeting of stockholders, to be held on a date as determined by the Board of Directors.  Such special meeting shall be called and held upon such notice as is provided by law, and the notice shall set forth such amendment in full.

Section 3.  If at such meeting a majority of the outstanding stock entitled to vote thereon is voted in favor of such amendment, a certificate setting forth the amendment shall be executed and acknowledged by the chairman or vice-chairman of the Board of Directors or by the president or a vice-president and shall be filed with the Secretary of State for the State of Delaware.  The secretary or an assistant secretary shall attest the signature of the chairman, vice-chairman, president or vice-president.  Such certificate shall certify that such amendment has been duly adopted in accordance with law, and a certified copy thereof shall be recorded and indexed in the office of the county recorder for New Castle County, Delaware.

Section 4.  The officers are hereby authorized to perform all acts which in their opinion may be necessary or useful in effecting the actions contemplated by this resolution; to employ counsel, certified public accountants, consultants and others as deemed necessary; to execute all filings, amendments and other documents as may be necessary; and to give such further assurances as may be required.  The officers shall give prompt notice of this resolution to the stockholders of the corporation.

SECOND:  That the proposed amendment was considered at a special meeting of the stockholders, convened on ____________, 2009, called and held upon such notice as is provided by law, which notice set forth such amendment in full, and that a majority of the outstanding stock entitled to vote thereon voted in favor of the amendment, in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed on its behalf by its President, and attested by its Secretary, this ____ day of _____________, 2009.

CITIZENS FINANCIAL CORP.

By:
Robert J. Schoonover, Its President

Attested By:

Leesa M. Harris, Its Secretary

ANNEX B

AGREEMENT OF MERGER

Agreement of Merger
Between Citizens Financial Corp.
and CFC Merger Corporation

The following is the Agreement of Merger between Citizens Financial Corp. and CFC Merger Corporation (“Agreement”), in accordance with Delaware General Corporation Law §251.

1.
Parties to Merger.  The constituent corporations to the Agreement are Citizens Financial Corp. (“CFC”), a Delaware Corporation, and CFC Merger Corporation (“Merger Corp.”), a Delaware Corporation.  At the effective time of the transaction (“Effective Time”), Merger Corp. will merge with and into CFC, with CFC surviving the merger.

2.	Terms and Conditions.

a.	The terms and conditions of the Merger of Merger Corp. into CFC:

(1)
General.  The manner of exchanging and converting the issued and outstanding shares of CFC (“CFC Stock”) and shares of Merger Corp. (“Merger Corp. Stock”) shall be as hereinafter provided in this Section 2.

(2)	Conversion and Exchange of Stock. At the Effective Time:

(a)
All outstanding shares of CFC Common Stock (“CFC Stock”), whether Record Shares (as hereinafter defined) or Street Shares (as hereinafter defined), held by a Holder (as hereinafter defined) holding fewer than 825 shares immediately prior to the Effective Time shall, without any action on the part of the Holder thereof, be converted into the right to receive CFC Class A Common Stock on a one share for one share exchange basis; provided, however, that CFC may presume that all Street Shares are held by Holders holding fewer than 825 shares immediately prior to the Effective Time unless either CFC or a Beneficial Owner of Street Shares are able to demonstrate to CFC’s satisfaction that such shares are held beneficially by a Holder holding 825 or more CFC Shares immediately prior to the Effective Time, in which event such CFC Shares shall remain outstanding with all rights, privileges, and powers existing immediately before the Effective Time.

(b)
All outstanding CFC shares, other than those described in Paragraph (a) as being converted into the right to receive CFC Class A Common Stock, shall remain outstanding with all rights, privileges, and powers existing immediately before the Effective Time.

(c)	The shares of Merger Corp. shall be cancelled and of no further effect.

In no event shall any Holder holding, of record or beneficially, immediately prior to the Effective Time, 825 or more shares (including any combination of Record Shares and Street Shares), be entitled to receive CFC Class A Common Stock with respect to the shares so held.  It shall be a condition precedent to the right of any Holder to receive CFC Class A Common Stock, if any, that such Holder certify to CFC in a Letter of Transmittal delivered by CFC that such Holder held, of record and beneficially, immediately prior to the Effective Time, fewer than 825 shares (including any combination of Record Shares and Street Shares) in the aggregate.

For purposes hereof,

(1)           The term “Record Shares” shall mean shares of CFC Common Stock, other than Street Shares, and any Record Share shall be deemed to be held by the registered holder thereof as reflected on the books of the Company;

(2)           The term “Street Shares” shall mean CFC shares held of record in street name, and any Street Share shall be deemed to be held by the Beneficial Owner thereof as reflected on the books of the nominee holder thereof;

(3)           The term “Holder” shall mean any record holder or holders of Record Shares who would be deemed, under Rule 12 G5-1 promulgated under the Securities Exchange Act of 1934, as amended, to be a ‘person’ for purposes of determining the number of record shareholders of CFC.

CFC, along with any other person or entity to which it may delegate or assign any responsibility or task with respect thereto, shall have full discretion and exclusive authority, subject to its right and power to so delegate or assign such authority, to (i) make such inquiries, whether of any shareholder(s) or otherwise, as it may deem appropriate, for purposes of this Section Two and (ii) resolve and determine, in its sole discretion, all ambiguities, questions of fact and interpretive and other matters relating to this Section Two, including, without limitation, any questions as to the number of Shares held by any Holder immediately prior to the Effective Time.  Any and all determinations by CFC under this Section Two shall be final and binding on all parties, and no person or entity shall have any recourse against CFC or any other person or entity with respect thereto.

For purposes of this section, CFC may, in its sole discretion, but shall not have the obligation to do so (i) presume that any CFC Shares held in a discrete account (whether Record or Beneficial) are held by a person distinct from any other person, notwithstanding that the Registered or Beneficial Holder of a separate discrete account has the same or a similar name as the Holder of a separate discrete account; and (ii) aggregate the Shares held (whether of record or beneficially) by any person or persons that the Company determines to constitute a single Holder for purposes of determining the number of Shares held by such Holder.

(3)	Conditions Precedent. The obligation of each party to consummate the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions:

(a)	The Agreement shall have been duly approved by the Board of Directors of each of CFC and the Merger Corp.

(b)
The Agreement shall have been duly approved, as required by Delaware General Corporation Law §251 and the Articles of Incorporation and Bylaws of CFC and Merger Corp., by the Holders of the requisite number of shares of CFC Stock and Merger Corp. Stock.

(c)
Any and all approvals or consents required from any governmental agency having jurisdiction over the parties that are required for lawful consummation of the Merger shall have been received and any waiting periods imposed by applicable law shall have expired.

(d)
CFC and Merger Corp. shall have obtained all other consents, permissions, and approvals and taken all action required by law or agreement, or deemed necessary by any of them, prior to the Effective Time.

3.	Manner and Basis of Converting Shares of Each Merging Corporation.

a.
Exchange Procedure.  Promptly after the Effective Time, CFC will mail to each Holder of a certificate or certificates, which immediately prior to the Effective Time evidenced outstanding shares that have been converted into the right to receive CFC Class A Common Stock under Section Two of this Agreement (other than shares as to which rights of dissent have been perfected as provided in Section 262 of the Delaware General Corporation Law) (“Certificates”), a letter of transmittal and instructions to effect the surrender of the Certificates in exchange for the Share Certificates representing an equal number of CFC Class A Common Stock shares.  Upon surrender of a Certificate to CFC for cancellation, together with such letter of transmittal, duly completed and executed, and such other customary documents as may be required pursuant to such instructions, the Holder of such Certificate shall, subject to the provisions of Section 262 of the Delaware General Corporation Law, be entitled to receive in exchange therefor a Share Certificate representing an equal number of CFC Class A Common Stock Shares and the Certificate so surrendered shall forthwith be cancelled.  In the event of a transfer of ownership of shares which are not registered in the share transfer records of CFC, the CFC Class A Common Stock may be issued to the transferee if the Certificate representing such shares is presented to CFC and is accompanied by all documents required to evidence and effect such transfer and such indemnity as may be required by CFC.

b.
Abandoned Property Laws.  CFC shall not be liable to any holder of a Certificate for any CFC Shares properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

4.	Articles of Incorporation. The Amended Articles of Incorporation of CFC, as previously filed, shall continue as the Articles of Incorporation of the surviving corporation after the Merger.

5.
Appraisal Rights of Stockholders.  Stockholders may dissent from the Merger and exercise their appraisal rights pursuant to and subject to the provisions of Section 262 of the Delaware General Corporation Law.

6.
Amendment of Agreement.  At any time prior to the Effective Time, this Agreement may be amended at the election of the Board of Directors of CFC or Merger Corp., whether before or after approval of this Agreement by the stockholders of either, provided that an Amendment made subsequent to the approval of this Agreement by the stockholders of CFC or Merger Corp. shall not (i) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for the CFC Shares, (ii) alter or change any term of the Certificate of Incorporation of the surviving corporation to be effected by the merger or consolidation; or (iii) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of CFC or Merger Corp. common stock.

7.
Abandonment, Termination of Agreement.  At any time prior to the Effective Time, this Agreement may be terminated and the Merger may be abandoned at the election of the Boards of Directors of CFC or Merger Corp., whether before or after approval of this Agreement by the stockholders of CFC, if such Board of Directors shall have determined that the Merger is not in the best interest of CFC, Merger Corp., or CFC’s stockholders.  If the Merger has not been consummated by December 31, 2009, the Agreement shall be terminated, unless extended by mutual consent of the parties hereto.

8.	The Effective Time of the Merger is the date of filing of this Agreement by the Delaware Secretary of State.

CFC Merger Corporation	Citizens Financial Corp.

William T. Johnson, Jr.	Robert J. Schoonover
President	President

ANNEX C

OPINION AND FAIRNESS REPORT OF
HOWE BARNES HOEFER & ARNETT

HOWE BARNES HOEFER & ARN ETT 207 Jefferson Square Austin, Texas 78731 512 495 9890

September 15, 2009

Board of Directors
Citizens Financial Corp.
213 Third Street
Elkins, West Virginia 26241

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding shares of common stock of Citizens Financial Corp. (“Citizens Financial”) of the terms of the proposed merger of Citizens Financial with CFC Merger Corp. (“Merger Corp”) with Citizens being the surviving corporation (the “Merger”) pursuant to the Agreement of Merger (the “Agreement.”)

Pursuant to the Agreement, all Citizens Financial common stock shares held by any shareholder who holds in the aggregate, 825 or more Citizens Financial common stock shares will remain common stock shares.  All Citizens Financial common stock shares held by any shareholder   who holds, in the aggregate, less than 825 common stock shares will be converted into the right to receive Citizens Financial Class A common stock on a one-share-for-one-share exchange basis.  The Class A common stock will have rights and privileges separate and distinct from the existing common stock which are summarized below:

▪
The Class A common stock will be allowed voting rights only if the shareholders are being asked to approve a merger, consolidation, conversion, sale of assets other than in the regular course of business, voluntary dissolution of the corporation, or as required by law.  The Class A common stock will not enjoy general voting rights, including the right to participate in the annual election of directors.

▪
If Citizens Financial declares dividends, dividends must be paid on the Class A common stock before dividends may be paid on the existing common stock.  If dividends are paid, the dividends paid on the Class A common stock will enjoy a 5% premium over and above what is paid on the existing common stock.

▪
In the event Citizens Financial is party to a merger, share exchange, sale of assets other than in the regular course of business, voluntary dissolution of Citizens Financial, or other change in control which will result in the merger, sale, dissolution or effective dissolution of Citizens Financial, the Class A common stock will be converted into common stock shares and will be treated equally in all respects with the existing common stock.

Board of Directors Citizens Financial Corp. September 15, 2009 Page 2

▪
The Class A common stock has a right of first refusal in favor of Citizens Financial.  The first of first refusal requires a Class A common stock shareholder to notify Citizens Financial in writing of the terms of any transfer or sale of the Class A common stock.  Following receipt of the written notice, Citizens Financial has five business days to either request additional information regarding the sale or to immediately exercise its right of first refusal and purchase the shares of Class A common stock that are subject to the proposed transfer or sale upon the same terms as the proposed transfer or sale.

▪
The Class A common stock will have a liquidation preference over the existing common stock and the Class B common stock.  In the event of a liquidation, the Class A common stock holders will be entitled to receive liquidation assets equal to those assets received by the common stock shareholders or the book value of the corporation’s common stock, whichever is greater.

All capitalized items used in this paragraph shall have the meanings ascribed to them in the Agreement.  The terms of the Merger are more fully set forth in the Agreement.

For purposes of this opinion and in connection with our review of the proposed transaction, we have, among other things:

1.
Participated in discussions with representatives of Citizens Financial concerning its financial condition, businesses, assets, earnings, prospects, and such senior management's views as to its future financial performance;

2.	Reviewed the terms of the Agreement;

3.
Reviewed certain financial statements, both audited (where available) and un-audited, and related financial information of Citizens Financial, including those included in its annual reports for the past two years and its quarterly reports for the past two years as well as other internally generated reports relating to asset/liability management, asset quality, and similar documents;

4.
Reviewed certain financial forecasts and projections of Citizens Financial, prepared by their respective management teams, as well as the amount and timing of the cost savings expected to result from the Merger furnished to us by Citizens Financial;

Board of Directors Citizens Financial Corp. September 15, 2009 Page 3

5.	Reviewed reported market prices and historical trading activity of Citizens Financial common stock;

6.
Reviewed certain aspects of the financial performance of Citizens Financial and compared such financial performance of Citizens Financial, together with stock market data relating to Citizens Financial common stock, with similar data available for certain other financial institutions and certain of their publicly traded securities;

7.	Compared the proposed financial terms of the Merger with the financial terms of certain other going private transactions that we deemed to be relevant;

8.	Participated in certain discussions and negotiations among representatives of Citizens Financial and their financial and legal advisors; and

9.	Reviewed such other information and performed such other studies and analyses as we considered relevant.

In giving our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all of the financial and other information that has been provided to us by Citizens Financial, and its representatives, and of the publicly available information that was reviewed by us. We are not experts in the evaluation of allowances for loan losses and have not independently verified such allowances, and have relied on and assumed that the allowance for loan losses set forth in the balance sheet of Citizens Financial at June 30, 2009 was adequate to cover such losses and complied fully with applicable law, regulatory policy and sound banking practice as of the date of such financial statements. We were not retained to and we did not conduct a physical inspection of any of the properties or facilities of Citizens Financial, did not make any independent evaluation or appraisal of the assets, liabilities or prospects of Citizens Financial, were not furnished with any such evaluation or appraisal, and did not review any individual credit files. Our opinion is necessarily based on economic, market, and other conditions as in effect on, and the information made available to us as of, the date hereof. Accordingly, it is important to understand that although subsequent developments may affect its opinion, we do not have any obligation to further update, revise, or reaffirm its opinion. We express no opinion on matters of a legal, regulatory, tax or accounting nature of the Merger or the ability of the Merger, as set forth in the Agreement, to be consummated. No opinion is expressed as to whether any alternative transaction might be more favorable to holders of Citizens Financial’s common stock than the Merger.

Howe Barnes Hoefer & Arnett, Inc. (“Howe Barnes”), as part of its investment banking business, is regularly engaged in the valuation of banks and bank holding companies, thrifts and thrift holding companies, and various other financial services companies, in connection with mergers and acquisitions, initial and secondary offerings of securities, and valuations for other purposes. In rendering this fairness opinion, we have acted on behalf of the Board of Directors of Citizens Financial and will receive a fee for our services, which is payable upon delivery of this opinion.

Board of Directors Citizens Financial Corp. September 15, 2009 Page 4

Howe Barnes’ opinion as expressed herein is limited to the fairness, from a financial point of view, of the merger consideration to be received by holders of Citizens Financial’s common stock and does not address Citizens Financial’s underlying business decision to proceed with the Merger. We have been retained on behalf of the Board of Directors of Citizens Financial, and our opinion does not constitute a recommendation to any director of Citizens Financial as to how such director should vote with respect to the Agreement. In rendering this opinion, we express no opinions with respect to the amount or nature of any compensation to any officers, directors, or employees of Citizens Financial, or any class of such persons relative to the consideration to be received by the holders of the common stock of the Citizens Financial in the transaction or with respect to the fairness of any such compensation.

Except as provided above, during the two years preceding the date of the opinion we have not had a material relationship with Citizens Financial where compensation was received or that we contemplate will be received after closing of the transaction.

Except as hereinafter provided, this opinion may not be disclosed, communicated, reproduced, disseminated, quoted or referred to at any time, to any third party or in any manner or for any purpose whatsoever without our prior written consent, which consent will not be unreasonably withheld, based upon review by us of the content of any such public reference, which shall be satisfactory to us in our reasonable judgment. This letter is addressed and directed to the Board of Directors of Citizens Financial in your consideration of the Merger and is not intended to be and does not constitute a recommendation to any shareholder as to how such shareholder should vote with respect to the Merger.  This opinion was approved by the fairness opinion committee of Howe Barnes.

Subject to the foregoing and based on our experience as investment bankers, our activities as described above, and other factors we have deemed relevant, we are of the opinion as of the date hereof that the terms of the proposed Merger are is fair, from a financial point of view, to the holders of Citizens Financial’s common stock.

Sincerely,
/s/ Howe Barnes Foefer & Arnett, Inc.
Howe Barnes Hoefer & Arnett, Inc.

CITIZENS FINANCIAL CORP.
ELKINS, WEST VIRGINIA

Documentation Report Relating to the
Fairness of the Proposed Merger of
Citizens Financial Corp.
With and Into
CFC Merger Corp.

ANNEX C

Table of Contents

Section
Discussion	1
Selected Comparable Transactions	2
Historical Financial Analysis	3
Historical Stock Trading Analysis	4

ANNEX C

CITIZENS FINANCIAL CORP.

DISCUSSION

DESCRIPTION OF ASSIGNMENT

Citizens Financial Corp., Elkins, West Virginia ("Citizens Financial") has engaged Howe Barnes Hoefer & Arnett, Inc. to determine whether the terms of the proposed merger of Citizens Financial with and into CFC Merger Corp. ("Merger Corp") with Citizens Financial being the surviving corporation (the "Merger") pursuant to the Agreement of Merger (the "Agreement") are fair to the shareholders of Citizens Financial, from a financial point of view. The following presents our general observations and conclusions as a result of our analysis.

Structure of Transaction. Subject to the terms and conditions of the Agreement, Pursuant to the Agreement, all Citizens Financial common stock shares held by any shareholder who holds in the aggregate, 825 or more Citizens Financial common stock shares will remain common stock shares. All Citizens Financial common stock shares held by any shareholder who holds, in the aggregate, less than 825 common stock shares will be converted into the right to receive Citizens Financial Class A common stock on a one-share-for-one-share exchange basis. The Class A common stock will have rights and privileges separate and distinct from the existing common stock which are summarized below:

■
The Class A common stock will be allowed voting rights only if the shareholders are being asked to approve a merger, consolidation, conversion, sale of assets other than in the regular course of business, voluntary dissolution of the corporation, or as required by law. The Class A common stock will not enjoy general voting rights, including the right to participate in the annual election of directors.

■
If Citizens Financial declares dividends, dividends must be paid on the Class A common stock before dividends may be paid on the existing common stock. If dividends are paid the dividends paid on the Class A common stock will enjoy a 5% premium over and above what is paid on the existing common stock.

■
In the event Citizens Financial is party to a merger, share exchange, sale of assets other than in the regular course of business, voluntary dissolution of Citizens Financial, or other change in control which will result in the merger, sale, dissolution or effective dissolution of Citizens Financial, the Class A common stock will be converted into common stock shares and will be treated equally in all respects with the existing common stock.

ANNEX C

1

CITIZENS FINANCIAL CORP.

■
The Class A common stock has a right of first refusal in favor of Citizens Financial. The first of first refusal requires a Class A common stock shareholder to notify Citizens Financial in writing of the terms of any transfer or sale of the Class A common stock. Following receipt of the written notice, Citizens Financial has five business days to either request additional information regarding the sale or to immediately exercise its right of first refusal and purchase the shares of Class A common stock that are subject to the proposed transfer or sale upon the same terms as the proposed transfer or sale.

■
The Class A common stock will have a liquidation preference over the existing common stock and the Class B common stock. In the event of a liquidation, the Class A common stock holders will be entitled to receive liquidation assets equal to those assets received by the common stock shareholders or the book value of the corporation's common stock, whichever is greater.

The terms of the Merger are more fully set forth in the Agreement and all capitalized items used in this paragraph shall have the meanings ascribed to them in the Agreement.

As a result of this reorganization or "going-private" transaction, Citizens Financial will have less than 300 shareholders owning Citizen Financial's existing common stock and less than 500 shareholders owning the newly created Class A common stock. Citizens Financial's management believes it will be able to suspend its SEC reporting obligations, which will allow Citizens Financial to save $200,000 to $300,000 annually.

Analysis of Comparable Going Private Transactions. We reviewed certain publicly available information regarding 17 selected going private transactions (the "Guideline Transactions") announced from June 30, 2005 to September 11, 2009 involving U.S. banking organizations. The transactions included in the group are shown on the following page and in Section 2. The data was obtained from public filings.

ANNEX C

2

CITIZENS FINANCIAL CORP.

Going Private Transactions

			Date	Dividend	Liquidation
Company	City	State	Announced	Premium	Rights

Southwest Financial Group, Inc.	Thomaston	GA	9/11/2009	10%	Preference over common
Piedmont Community Bank Group, Inc.	Grey	GA	5/6/2009	5%	Equal to common
Thomasville Bancshares, Inc.	Thomasville	GA	11/26/2008	Equal to common	Preference over common
First Freedom Bancshares, Me.	Lebanon	TN	10/12/2008
Class A Common				3%	Equal to common
Class B Common				5%	Equal to common
Series A Preferred				10%	Preference over common
Mountain Valley Bancshares, Inc.	Cleveland	GA	8/8/2008	5%
Treaty Oak Bancorp, Inc.	Austin	TX	11/15/2007	Equal to common	Preference over common
Tri-State 1st Banc, Inc.	East Liverpool	OH	11/9/2007	Equal to common	Preference over common
CB Financial Corp.	Wilson	NC	10/25/2007	Greater of $0. 04 or same as common	Preference over common
Southern Heritage Bancshares, Inc.	Cleveland	TN	10/19/2007
Class A Common				3%	Equal to common
Class B Common				5%	Equal to common
Series A Preferred				10%	Greater of common stock or book value
Chestatee Bancshares, Inc.	Dawsonville	GA	10/19/2007
Class A Preferred				5%	Equal to common
Class B Preferred				Greater of 5% prem. on Class A Preferred or $0.10 per share annually	Equal to common
FMB Equibanc, Inc.	Statesboro	GA	10/3/2007	10%	Preference over common
First Ipswich Bancorp	Ipswich	MA	9/11/2007	Equal to common	Preference over common
Southeast Bancshares, Inc.	Athens	TN	8/15/2007
Class A Common				3%	Equal to common
Class B Common				5%	Equal to common

ANNEX C

3

CITIZENS FINANCIAL CORP.

Going Private Transactions

			Date	Dividend	Liquidation
Company	City	State	Announced	Premium	Rights

First Commerce Bancorp	Lewisburg	TN	5/29/2007
Class A Common				3%	Equal to common
Class B Common				5%	Equal to common
First McMinnville Corp.	McMinnville	TN	5/25/2007	7%	Equal to common
Legends Financial Holdings, Inc.	Clarksville	TN	3/2/2006
Class A Common				3%	Equal to common
Class B Common				5%	Equal to common
First Community Corporation	Rogersville	TN	9/27/2005
Class A Preferred				5%	Preference over common
Class B Preferred				10%	Preference over common

We reviewed the terms of the transactions and the characteristics of the new classifications of common and preferred stocks and compared them with the terms of the Merger and the newly created Class A common stock. The dividend premium for the new classifications of common and preferred stocks ranged from zero to 10% with a median of 5%. In this instance, the Class A common stock will receive a 5% premium on the dividends paid to holders of Class A common stock, which falls within the range of values in the Guideline Transactions, which supports the fairness of the transaction.

Historical Financial Analysis. We prepared an overview of the historical financial performance of Citizens Financial, as shown in Section 3.

Trading Analysis. We reviewed the closing per share market prices and volumes for Citizens Financial common stock, which is thinly traded on the OTC Bulletin Board, on a daily basis from March 11, 2009 to September 11, 2009. A price and volume chart for Citizens Financial for the period between March 11, 2009 and September 11, 2009 is contained in Section 4. For the period between March 11, 2009 and September 11, 2009, the price of Citizens Financial common stock has ranged from a low of S4.15 to a high of $9.00. The average closing price for the period was S7.05, the closing price on September 11, 2009 was $8.18 per share and the average daily trading volume for Citizens Financial was 310 shares.

ANNEX C

4

CITIZENS FINANCIAL CORP.

In conducting our review and in arriving at our opinion, we have relied upon and assumed the accuracy and completeness of the financial and other information provided to us or publicly available, and we have not assumed any responsibility for independent verification of the same. We have relied upon the management of Citizens Financial as to the reasonableness of the financial and operating forecasts and projections (and the assumptions and bases therefore) provided to us, and we have assumed that such forecasts and projections reflect the best currently available estimates and judgment of the management of Citizens Financial. We did not make or obtain any evaluations or appraisals of the assets or liabilities of Citizens Financial.

CONCLUSION

In reaching our opinion, we took into consideration the financial benefits of the proposed transaction to the shareholders of Citizens Financial. Based on the projected cost savings from suspending SEC reporting obligations, the comparative analysis with selected going private transactions and assuming the accuracy and completeness of the information and data provided to us by Citizens Financial, it is our opinion that, as of September 15, 2009, the terms of the proposed transaction are fair to the shareholders of Citizens Financial, from a financial point of view.

ANNEX C

5

Going Private Transactions

			Date	Dividend	Liquidation	Other
Company	City	State	Announced	Premium	Rights	Features

Southcrest Financial Group, Inc.	Thomaston	GA	9/11/2009	10%	Preference over common
Piedmont Community Bank Group, Inc.	Grey	GA	5/6/2009	5%	Equal to common
Thomasville Bancshares, Inc.	Thomasville	GA	11/26/2008	Equal to common	Preference over common
First Freedom Bancshares, Inc.	Lebanon	TN	10/12/2008
Class A Common				3%	Equal to common
Class B Common				5%	Equal to common
Series A Preferred				10%	Preference over common
Mountain Valley Bancshares, Inc.	Cleveland	GA	8/8/2008	5%
Treaty Oak Bancorp, Inc.	Austin	TX	11/15/2007	Equal to common	Preference over common	Put option
Tn-State 1st Banc, Inc.	East Liverpool	OH	11/9/2007	Equal to common	Preference over common	Redeem at greater of $17.00 or 1.35x tangible book
CB Financial Corp.	Wilson	NC	10/25/2007	Greater of $0.04 or same as common	Preference over common
Southern Heritage Bancshares, Inc.	Cleveland	TN	10/19/2007
Class A Common				3%	Equal to common
Class B Common				5%	Equal to common
Series A Preferred				10%	Greater of common stock or book value
Chestatee Bancshares, Inc.	Dawsonville	GA	10/19/2007
Class A Preferred				5%	Equal to common
Class B Preferred				Greater of 5% prem. on Class A Preferred or $0.10 per share annually	Equal to common
FMB Equibanc, Inc.	Statesboro	GA	10/3/2007	10%	Preference over common
First Ipswich Bancorp	Ipswich	MA	9/11/2007	Equal to common	Preference over common
Southeast Bancshares, Inc.	Athens	TN	8/15/2007
Class A Common				3%	Equal to common
Class B Common				5%	Equal to common
First Commerce Bancorp	Lewisburg	TN	5/29/2007
Class A Common				3%	Equal to common
Class B Common				5%	Equal to common
First McMinnville Corp.	McMinnville	TN	5/25/2007	7%	Equal to common
Legends Financial Holdings, Inc.	Clarksville	TN	3/2/2006
Class A Common				3%	Equal to common
Class B Common				5%	Equal to common
First Community Corporation	Rogersville	TN	9/27/2005
Class A Preferred				5%	Preference over common
Class B Preferred				10%	Preference over common

ANNEX C

6

SEC Performance Ratios

Citizens Financial Corp
211-213 Third Street
Elkins, WV 26241

	Current YTD	2008 FYE	2007 FYE	2006 FYE	2005 FYE
	As Reported	As Reported	As Reported	As Reported	As Reported

VALUATION RATIOS

P/E Ratio - Basic	13.0678	13.9809	19.9051	17.2170	5.2179
P/E Ratio - Diluted	13.0678	13.9809	19.9051	17.2170	5.2179
Price/Core EPS	N/A	N/A	19.7616	17.1604	5.2179
Price/LTM Core EPS	N/A	N/A	19.7616	17.1604	5.2179
Price/Book Value	0.7006	0.6144	0.9763	1.7593	1.8538
Price/Tangible Book Value	0.7006	0.6144	0.9763	1.7593	1.8538
Price/Assets	0.0638	0.0453	0.0834	0.1468	0.1526
Price/Total Deposits	0.0855	0.0588	0.1022	0.1815	0.1908
Book Value/Share	11.7753	11.3921	11.5227	11.0838	9.2602
Tangible Book Value/Share	11.7753	11.3921	11.5227	11.0838	9.2602
Market Capitalization	15,093	12,807	20,582	35,675	36,359
Volume/LTM Average Volume	236.22	85.35	76.03	75.02	62.94

PROFITABILITY RATIOS

Return on Average Assets	0.81	0.34	0.42	0.87	0.90
Return on Average Equity	9.87	4.23	4.94	10.29	10.02
Return on Average Common Equity	N/A	N/A	N/A	N/A	N/A
Return on Assets - As Reported	N/A	0.35	0.42	0.87	0.90
Return on Equity - As Reported	N/A	4.24	4.94	10.29	10.02
Return on Common Equity - As Reported	N/A	N/A	N/A	N/A	N/A
Income before Extra Items/Avg Assets	0.81	0.34	0.42	0.87	0.90
Income before Extra Items/Avg Equity	9.87	4.23	4.94	10.29	10.02
Operating Profit/Average Assets	1.15	0.39	0.52	1.28	1.31
Operating Profit/Average Equity	14.07	4.86	6.06	15.09	14.57

Total Interest Income/AEA	5.38	6.01	6.90	6.81	6.09
Total Interest Expense/AEA	1.87	2.53	2.93	2.60	1.90
Net Interest Income/AEA	3.51	3.48	3.97	4.21	4.18
Net Interest Margin - As Reported	3.79	3.68	4.12	4.31	4.29
Noninterest Income/AEA	1.17	0.78	0.79	0.73	0.69
Overhead Expense/AEA	3.23	3.07	3.44	3.40	3.35
Net Overhead Expense/AEA	2.06	2.29	2.65	2.67	2.66

Interest Income/Average Assets	5.13	5.68	6.50	6.41	5.73
Interest Expense/Average Assets	1.78	2.39	2.76	2.45	1.79
Net Interest Income/Average Assets	3.34	3.29	3.74	3.97	3.94
Noninterest Income/Average Assets	1.12	0.74	0.75	0.69	0.65
Noninterest Expense/Average Assets	3.08	2.90	3.25	3.20	3.15
Net Operating Expense/Average Assets	1.96	2.15	2.32	2.51	2.50

Yield/Cost Spread	3.12	3.02	3.41	3.74	3.83
Int Exp/Avg Int-bearing Liabilities	2.26	2.98	3.48	3.07	2.25

Efficiency Ratio	69.10	72.01	72.33	68.73	68.72

Highline Financial, LLC

ANNEX C

7

SEC Performance Ratios

Citizens Financial Corp
211-213 Third Street
Elkins, WV 26241

	Current YTD	200S FYE	2007 FYE	2006 FYE	2005 FYE
	As Reported	As Reported	As Reported	As Reported	As Reported

Core Efficiency Ratio	70.39	72.01	72.33	68.73	68.72
Noninterest Income/Total Revenue	17.92	11.49	10.32	9.69	10.16
Net Overhead Exp/Net Int Margin	58.76	65.73	66.80	63.31	63.58

Salary Expense/Total Revenues	24.11	23.39	21.81	23.10	25.78

Dividend Payout Ratio (%)	20.83	79.89	84.93	50.33	48.63
Dividend Yield	3.39	5.71	4.27	2.92	9.32
LTM Payout Ratio (%)	44.35	79.89	84.93	50.33	48.63
LTM Dividends	0.28	0.40	0.48	0.57	1.60
Effective Tax Rate	26.04	8.67	18.52	31.42	31.16

CAPITAL ADEQUACY RATIOS

Tier 1 Capital Ratio (%)	N/A	11.77	11.57	11.87	12.32
Total Capital Ratio (%)	N/A	12.99	12.52	12.95	13.30
Leverage Ratio (%)	N/A	7.70	8.75	8.49	8.46
Total Capital/Asset for Leverage (%)	N/A	8.49	9.47	9.26	9.13

Tangible Equity	21,543	20,842	21,081	20,278	19,613
Tier 1 Capital	N/A	21,690	21,565	20,540	20,084
Total Capital	N/A	23,922	23,328	22,413	21,681
Risk-weighted Assets	N/A	184,157	186,326	173,073	163,015
Assets for Leverage	N/A	281,688	246,457	241,932	237,399

Tangible Equity/Tangible Assets	9.11	7.38	8.55	8.35	8.23
% Change in Tangible Equity	2.89	-1.13	3.96	3.39	-3.01
% Change in Tier 1 Capital	N/A	0.58	4.99	2.27	0.31
% Change in Total Capital	N/A	2.55	4.08	3.38	1.31

Goodwill/Equity	N/A	N/A	N/A	N/A	N/A
Total Intangible Assets/Equity	N/A	N/A	N/A	N/A	N/A
Total Debt/Equity	155.96	189.00	106.14	115.12	130.81
Long-term Debt/Equity	35.57	35.77	11.12	13.41	18.25
Long-term Debt/Total Debt	22.81	18.93	10.48	11.65	13.95
Nonperf Loans/Core Capital + Reserve	N/A	24.18	20.12	9.85	2.75

ASSET QUALITY RATIOS

Nonperforming Loans/GL	0.10	3.25	2.72	1.31	0.39
Unreserved Nonperf Lns/GL	-1.34	2.00	1.70	0.20	-0.65
Loans Fast Due 90+ Days/GL	N/A	0.18	0.12	0.00	0.35
Nonaccrual Loans/GL	0.10	3.07	2.60	1.31	0.04
Restructured Loans/GL	N/A	0.00	0.00	N/A	N/A

NPAs/(Loans + OREO)	0.18	N/A	N/A	N/A	N/A
NPAs/Equity	1.37	27.75	22.26	10.89	3.04

Highline Financial, LLC

ANNEX C

8

SEC Performance Ratios

Citizens Financial Corp
211-213 Third Street
Elkins, WV 26241

	Current YTD	2008 FYE	2007 FYE	2006 FYE	2005 FYE
	As Reported	As Reported	As Reported	As Reported	As Reported

NPAs (Net of Loan Loss Rsrv)/Equity	-9.41	17.04	13.90	1.65	-5.10
Nonperforming Assets/TA	0.13	2.05	1.90	0.91	0.25
Nonperforming Loans/TA	0.07	2.05	1.90	0.91	0.25
OREO/TA	0.06	N/A	N/A	N/A	N/A

Loan Loss Reserve/GL	1.44	1.25	1.02	1.11	1.04
Loan Loss Reserve/Nonperf Loans	1,470.89	38.59	37.57	84.83	267.95
Loan Loss Reserve/Nonperf Assets	785.14	38.59	37.57	84.83	267.95
Equity + Loan Loss Reserve/Assets	10.10	8.17	9.26	9.12	8.90
Net Charge-offs/Ln Loss Reserve	17.38	66.76	107.37	7.85	3.51

Net Charge-offs/Avg Loans	0.23	0.85	1.11	0.09	0.04
Loan Loss Provision/Avg Loans	0.34	1.12	1.05	0.26	0.18
Loan Loss Provision/Net Charge-offs	145.54	131.48	94.19	287.76	491.07

LIQUIDITY RATIOS

Total Loans/Total Deposits	90.12	80.82	84.92	84.57	79.87
Noninterest-bearing Deposits/TD	14.53	13.59	13.87	13.79	15.04

Total Nonearning Assets/Total Assets	5.14	5.42	6.93	6.99	7.22
Total Earning Assets/Total Assets	95.84	95.37	93.79	93.78	93.45
Avg Earning Asst/Avg Int-bear Liab	120.56	117.92	118.98	118.29	118.42

Highline Financial, LLC

ANNEX C

9

SEC Performance Ratios

Citizens Financial Corp
211-213 Third Street
Elkins, WV 26241

	Current YTD	2008 FYE	2007 FYE	2006 FYE	2005 FYE
	As Reported	As Reported	As Reported	As Reported	As Reported

BALANCE SHEET

Assets
Cash and Cash Equivalents:	3,244	13,381	7,062	6,095	8,773
Cash and Due from Banks	3,103	3,943	7,050	6,065	6,770
Fed Funds Sold & Sees Purchased	N/A	N/A	N/A	0	2,003
Interest-bearing Deposits in Banks	141	9,438	12	30	N/A
Other Cash and Equivalents	N/A	N/A	N/A	N/A	N/A
Total Securities:	65,176	82,051	58,559	59,746	66,854
Investment Sees Available for Sale	45,636	59,284	51,048	50,642	59,347
Investment Sees Held-to-Maturity	N/A	N/A	N/A	N/A	N/A
MBS Available for Sale	17,887	21,575	6,561	8,226	6,803
MBS Held-to-Maturity	N/A	N/A	N/A	N/A	N/A
FHLB Stock	N/A	N/A	842	770	596
Trading Account Assets	N/A	N/A	N/A	N/A	N/A
Restricted Investments	1,653	N/A	N/A	N/A	N/A
Other Securities	N/A	1,192	108	108	108
Total Cash and Securities	68,420	95,432	65,621	65,841	75,627
Total Loans, Gross	161,237	177,953	172,702	168,091	153,733
Less: Allowance for Ln & Lse Losses	2,324	2,232	1,763	1,873	1,597
Total Loans, Net	158,913	175,721	170,939	166,218	152,136
Total Interest Earning Assets	226,554	269,442	231,273	227,867	222,590
Customer Acceptance Liability	N/A	N/A	N/A	N/A	N/A
Credit Card Receivables	N/A	N/A	N/A	N/A	N/A
Premises and Fixed Assets	2,651	4,106	4,260	4,331	4,192
Other Real Estate Owned	138	N/A	N/A	N/A	N/A
Acquired Real Estate	N/A	N/A	N/A	N/A	N/A
Intangible Assets:	N/A	N/A	N/A	N/A	N/A
Goodwill	N/A	N/A	N/A	N/A	N/A
Loan Servicing Rights	N/A	N/A	N/A	N/A	N/A
Other Intangible Assets	N/A	N/A	N/A	N/A	N/A
Total Other Assets	6,261	7,275	5,774	6,591	6,234
Loans Held for Sale	N/A	N/A	N/A	N/A	N/A
Accrued Interest Receivable	1,049	1,410	1,385	1,393	1,321
Deferred Income Taxes	N/A	N/A	N/A	N/A	N/A
Bank Owned Life Insurance	N/A	N/A	N/A	N/A	N/A
Income Taxes Receivable	N/A	N/A	N/A	N/A	N/A
Cash Surrender Value Life Ins Policy	N/A	N/A	N/A	N/A	N/A
Other Assets	5,212	5,865	4,389	5,198	4,913
Total Assets	236,383	282,534	246,595	242,980	238,190

Highline Financial, LLC

ANNEX C

10

SEC Performance Ratios

Citizens Financial Corp
211-213 Third Street
Elkins, WV 26241

	Current YTD	2008 FYE	2007 FYE	2006 FYE	2005 FYE
	As Reported	As Reported	As Reported	As Reported	As Reported

Liabilities
Total Deposits:	176,337	217,429	201,296	196,543	190,486
Total Domestic Deposits:	176,337	217,429	201,296	196,543	190,486
Noninterest-bearing Deposits	25,619	29,552	27,920	27,103	28,648
Interest-bearing Deposits	150,718	187,876	173,377	169,440	161,838
Total Foreign Deposits:	N/A	N/A	N/A	N/A	N/A
Noninterest-bearing Deposits	N/A	N/A	N/A	N/A	N/A
Interest-bearing Deposits	N/A	N/A	N/A	N/A	N/A
Total Borrowings:	33,599	39,391	22,375	23,345	25,656
Short-term Borrowings	25,936	31,935	20,030	20,626	22,076
Short-term FHLB Advances	0	409	375	793	1,565
Federal Funds Purch & Sec Sold	25,936	30,286	15,658	16,395	19,080
Commercial Paper	N/A	N/A	N/A	N/A	N/A
Other Short-term Borrowings	0	1,240	3,998	3,438	1,431
Long-term Borrowings	7,663	7,456	2,344	2,719	3,580
Long-term FHLB Advances	7,663	7,456	2,344	2,719	3,580
Senior Debt	N/A	N/A	N/A	N/A	N/A
Subordinated Debt	N/A	N/A	N/A	N/A	N/A
Trust Preferred Securities	N/A	N/A	N/A	N/A	N/A
Other Long-term Borrowings	N/A	N/A	N/A	N/A	N/A
Total Interest-bearing Liabilities	184,317	227,267	195,752	192,785	187,494
Acceptances Outstanding	N/A	N/A	N/A	N/A	N/A
Advance Payments by Borrowers	N/A	N/A	N/A	N/A	N/A
Total Other Liabilities	4,904	4,873	1,843	2,814	2,434
Accrued Interest Payable	N/A	N/A	N/A	N/A	N/A
Income Tax Payable	N/A	N/A	N/A	N/A	N/A
Dividends Declared, Not Yet Paid	N/A	N/A	N/A	N/A	N/A
All Other Liabilities	4,904	4,873	1,843	2,814	2,434
Total Liabilities	214,840	261,693	225,514	222,702	218,577

Total Mezzanine Items	0	N/A	N/A	N/A	N/A
Mandatory Redeem Pre Stk	N/A	N/A	N/A	N/A	N/A
Total Contingencies	0	0	0	0	0
Minority Interest	N/A	N/A	N/A	N/A	N/A
Other Contingencies	0	N/A	N/A	N/A	N/A
Other Mezzanine Items	N/A	N/A	N/A	N/A	N/A

Equity
Total Preferred Stock	0	0	0	0	0
Preferred Stock	N/A	N/A	N/A	N/A	N/A
Redeemable Preferred Stock	N/A	N/A	N/A	N/A	N/A
Common Stock & Surplus	N/A	N/A	N/A	N/A	N/A
Common Stock (Aggregate Par Value)	4,500	4,500	4,500	4,500	1,500
Additional Paid in Capital	N/A	N/A	N/A	0	2,100
Common Stock Warrants	N/A	N/A	N/A	N/A	N/A
Retained Earnings	21,945	21,110	20,999	20,843	20,705
Accumulated Other Comprehensive Inc	-1,070	-937	-586	-1,233	-1,316

Highline Financial, LLC

ANNEX C

11

SEC Performance Ratios

Citizens Financial Corp
211-213 Third Street
Elkins, WV 26241

	Current YTD	2008 FYE	2007 FYE	2006 FYE	2005 FYE
	As Reported	As Reported	As Reported	As Reported	As Reported

Net Unrealized Gain/Loss on Securities	-1,070	-937	-586	-1,233	-1,316
Cumulative Foreign Currency Translation Adj	N/A	N/A	N/A	N/A	N/A
Less:Treasury Stock	3,832	3,832	3,832	3,832	3,375
ESOP	N/A	N/A	N/A	N/A	N/A
Deferred Compensation	N/A	N/A	N/A	N/A	N/A
Other Equity	0	N/A	N/A	N/A	N/A
Total Equity	21,543	20,842	21,081	20,278	19,613
Total Liabilities and Equity	236,383	282,534	246,595	242,980	238,190

Total Shares Outstanding	1,829,504	1,829,504	1,829,504	1,829,504	2,117,988
Treasury Shares Outstanding	420	420	420	420	132
Preferred Shares Outstanding	N/A	N/A	N/A	N/A	N/A

INCOME STATEMENT

Interest Income
Interest and Fees on Loans	5,121	11,945	13,431	12,934	10,745
Interest and Fees on Commercial Loans	N/A	N/A	N/A	N/A	N/A
Interest and Fees on Consumer Loans	N/A	N/A	N/A	N/A	N/A
Interest and Dividends on Securities	N/A	3,075	2,426	2,349	2,108
Interest and Dividends on Sees Avail for Sale	N/A	N/A	N/A	N/A	N/A
Interest and Dividends on Sees Held to Maturity	N/A	N/A	N/A	N/A	N/A
Interest and Dividends on Tax Investment Sees	1,110	N/A	N/A	N/A	N/A
Interest and Dividends on Tax Exempt Investms	408	N/A	N/A	N/A	N/A
Int on Fed Funds Sold & Sec Purch	0	28	14	21	123
Interest on Commercial Paper	N/A	N/A	N/A	N/A	N/A
Interest on Trading Account Sees	N/A	N/A	N/A	N/A	N/A
Interest on Deposits with Banks	40	128	96	48	N/A
Interest and Dividends on FHLB Stock	N/A	N/A	N/A	N/A	N/A
Other Interest Income	0	1	0	-1	0
Total Interest Income	6,679	15,177	15,967	15,351	12,976

Interest Expense
Interest on Deposits	1,943	5,681	5,962	4,882	3,377
Interest Exp on Short Term Borrowings	235	462	684	801	502
Interest Exp on Federal Funds Purchased	N/A	N/A	N/A	N/A	N/A
Interest Exp on Long Term Borrowings	146	247	135	173	178
Ineterest Exp on Borrowed Funds	N/A	N/A	N/A	N/A	N/A
Other Interest Expense	0	0	0	0	-1
Total Interest Expense	2,324	6,390	6,781	5,856	4,056

Net Interest Income	4,355	8,787	9,186	9,495	8,920
Provision for Loan Lasses	294	1,959	1,783	423	275
Net Interest Income after Provision	4,061	6,828	7,403	9,072	8,645

Highline Financial, LLC

ANNEX C

12

SEC Performance Ratios

Citizens Financial Corp
211-213 Third Street
Elkins, WV 26241

	Current YTD	2008 FYE	2007 FYE	2006 FYE	2005 FYE
	As Reported	As Reported	As Reported	As Reported	As Reported

Noninterest Income
Service Charges on Deposits	498	1,143	1,018	852	772
Trust Income	126	306	231	207	201
Loan Servicing Income and Fees	N/A	N/A	N/A	N/A	N/A
Trading Account Income	N/A	N/A	N/A	N/A	N/A
Credit Card Fees	N/A	N/A	N/A	N/A	N/A
Debit Card Fees	N/A	N/A	N/A	N/A	N/A
Overdraft Charges	N/A	N/A	N/A	N/A	N/A
Discount Interchange Revenue	N/A	N/A	N/A	N/A	N/A
Earnings Investment in Life Insurance	N/A	N/A	N/A	N/A	N/A
Insurance	23	N/A	N/A	N/A	N/A
Real Estate Commissions	N/A	N/A	N/A	N/A	N/A
Real Estate Management Fees	N/A	N/A	N/A	N/A	N/A
Secondary Market Origination Fees	N/A	N/A	N/A	N/A	N/A
Securitization Income	N/A	N/A	N/A	N/A	N/A
Transaction Processing Fees	N/A	N/A	N/A	N/A	N/A
Merchant Card Services	N/A	N/A	N/A	N/A	N/A
Non Deposit Investment Product Fees	N/A	N/A	N/A	N/A	N/A
VISA Share Redemption	N/A	N/A	N/A	N/A	N/A
Bank Owned Life Insurance Income	N/A	N/A	N/A	N/A	N/A
Foreign Exchange Income	N/A	N/A	N/A	N/A	N/A
Gain/Loss on Sale of Loans	N/A	N/A	N/A	N/A	N/A
Brokerage Income	43	160	160	117	79
Gain/Loss on Sale of OREO	N/A	N/A	N/A	N/A	N/A
Other Noninterest Income	768	361	428	472	416
Total Noninterest Income	1,458	1,970	1,837	1,648	1,468
Total Revenues	8,137	17,147	17,804	16,999	14,444

Noninterest Expense
Salaries and Employee Benefits	1,962	4,011	3,883	3,926	3,723
Occupancy and Equipment	381	795	812	823	817
Foreclosed Property Expense	N/A	35	441	N/A	N/A
Amortization on Intangibles	N/A	N/A	N/A	N/A	N/A
Amortization on Interest Only Strip	N/A	N/A	N/A	N/A	N/A
ATM	N/A	N/A	N/A	N/A	N/A
Legal & Professional Fees	144	427	421	350	246
FDIC Premiums	243	N/A	N/A	N/A	N/A
Postage	70	N/A	N/A	N/A	N/A
Data Processing	336	565	517	524	599
Directors Fees	137	N/A	N/A	N/A	N/A
Other Noninterest Expense	744	1,913	1,899	2,036	1,754
Total Noninterest Expense	4,017	7,746	7,973	7,659	7,139
G&A Expense	4,017	7,711	7,532	7,659	7,139

Operating Profit	1,502	1,052	1,267	3,061	2,975
Securities Gains (Losses)	86	-49	2	-18	0
Nonrecurring Income	-163	N/A	N/A	N/A	N/A

Highline Financial, LLC

ANNEX C

13

SEC Performance Ratios

Citizens Financial Corp
211-213 Third Street
Elkins, WV 26241

	Current YTD	2008 FYE	2007 FYE	2006 FYE	2005 FYE
	As Reported	As Reported	As Reported	As Reported	As Reported

Nonrecurring Expense	N/A	N/A	N/A	N/A	N/A
Total Nonrecurring Items	163	N/A	N/A	N/A	N/A

Income Before Taxes	1,425	1,003	1,269	3,043	2,975
Provision for Income Taxes	371	87	235	956	927
Aftertax Nonrecurring Items	106	N/A	N/A	N/A	N/A

Income Before Extraordinary Items	1,054	916	1,034	2,087	2,047
Extraordinary Items	N/A	N/A	N/A	N/A	N/A
Net Income	1,054	916	1,034	2,087	2,047
Comprehensive Income	921	566	1,681	2,169	673

Memorandum:
Net Income Applic to Common Shares	1,054	916	1,034	2,087	2,047
Core Income	1,104	948	1,033	2,099	2,047

Net Interest Income, FTE	N/A	9,300	9,530	9,721	9,143
Net Income Before Taxes, FTE	1,425	1,516	1,613	3,269	3,198
Taxable Equivalent Adjustment	N/A	513	344	226	223

Average Shares 0/S - Basic	1,829,504	1,829,504	1,829,504	1,842,662	622,188
Average Shares O/S - Diluted	1,829,504	1,829,504	1,829,504	1,842,662	622,188

Total Dividends Paid:	219	732	878	1,048	993
Preferred Dividends	0	0	0	0	0
Common Dividends	219	732	878	1,048	993

Dividends per Share-Common Stock	0.12	0.40	0.48	0.57	1.60

EPS As Reported - Basic	0.58	0.50	0.57	1.13	3.29
EPS As Reported - Diluted	0.58	0.50	0.57	1.13	3.29

EPS Before Extra Items - Basic	0.58	0.50	0.57	1.13	3.29
EPS - Basic	0.58	0.50	0.57	1.13	3.29
EPS Before Extra Items - Diluted	0.58	0.50	0.57	1.13	3.29
EPS - Diluted	0.58	0.50	0.57	1.13	3.29
Core EPS	0.60	0.52	0.56	1.14	3.29
Core LTM EPS	N/A	N/A	0.57	1.14	3.29

LTM EPS Before Extra Items - Diluted	0.63	0.50	0.57	1.13	3.29
LTM EPS After Extra Items - Diluted	0.63	0.50	0.57	1.13	3.29

Subchapter S	N/A	No	No	No	No

Highline Financial, LLC

ANNEX C

14

SEC Performance Ratios

Citizens Financial Corp
211-213 Third Street
Elkins, WV 26241

	Current YTD	2008 FYE	2007 FYE	2006 FYE	2005 FYE
	As Reported	As Reported	As Reported	As Reported	As Reported

CASH FLOW STATEMENT

Cash and Cash Equiv., beginning of the year	13,381	7,062	6,095	N/A	N/A
Cash Flows from Operating Activities	2,039	3,141	3,056	N/A	N/A
Cash Flows from Investing Activities	34,072	-29,239	4,993	N/A	N/A
Cash Flows from Financing Activities	-46,248	32,417	2,905	N/A	N/A
Net Inc/Dec in Cash and Cash Equiv.	-10,137	6,319	967	N/A	N/A
Cash and Cash Equiv., end of the year	3,244	13,381	7,062	N/A	N/A

AVERAGE BALANCES

Average Securities	72,940	71,748	59,130	61,822	60,165
Average Loans, Gross	172,896	175,544	170,263	162,252	149,177
Average Earning Assets	248,411	252,644	231,559	225,451	213,149
Average Assets	260,636	267,014	245,527	239,464	226,465
Average Interest-bearing Deposits	199,948	188,879	172,324	164,372	153,067
Average Interest-bearing Liabilities	206,050	214,246	194,618	190,587	180,000
Average Equity	21,357	21,639	20,913	20,284	20,421

ASSET QUALITY

Loans Past Due 90+ Days	N/A	313	206	0	538
Nonaccrual Loans	158	5,471	4,487	2,208	58
Restructured Loans	N/A	0	0	N/A	N/A
Nonperforming Loans	158	5,784	4,693	2,208	596
Other Real Estate Owned	138	N/A	N/A	N/A	N/A
Total Nonperforming Assets	296	5,784	4,693	2,208	596
Charge-offe	218	1,771	1,935	162	90
Recoveries	-16	-281		-15	-34
Net Charge-offs	202	1,490	1,893	147	56

Highline Financial, LLC

ANNEX C

15

ANNEX C

16

ANNEX D

SECTION 262
OF
DELAWARE GENERAL CORPORATION LAW

Delaware General Corporation Law

§ 262 - Appraisal rights

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

ANNEX E

SAMPLE LETTER OF TRANSMITTAL

LETTER OF TRANSMITTAL

to Accompany Certificates for Shares of Common Stock of
Citizens Financial Corp.
Elkins, West Virginia

Delivered Pursuant to the Agreement of Merger
By and Between

Citizens Financial Corp.
and
CFC Merger Corporation

Return to:

Citizens Financial Corp.
211 Third Street
Elkins, West Virginia  26241

Attention:  Max L. Armentrout

To:  Citizens Financial Corp.

The undersigned is the registered owner of certain certificates representing shares of outstanding common stock of Citizens Financial Corp. ("Company").

It is my understanding that the Company and CFC Merger Corporation (“Merger Corp.”) engaged in a merger transaction effective _______________, 2009.  As a result of the transaction each Company Common Stock share held by any shareholder who held, in the aggregate, less than 825 shares at the effective time of the transaction was converted into the right to receive Company Class A Common Stock on a one-share-for-one-share exchange basis.

In accordance with and subject to all the terms and conditions of the Agreement of Merger, the undersigned hereby irrevocably delivers the certificate(s) representing Company Common Stock shares registered in his or her name as indicated on page 3 of this Letter.  The undersigned understands that as a result of the Agreement of Merger, Citizens Financial Corporation will mail to the undersigned a certificate representing one (1) share of Company Class A Common Stock for each one (1) share of Company Common Stock delivered to the Company, according to the terms herein.

The undersigned hereby represents and warrants the following:

1.As of the effective date of the merger, the undersigned held, in the aggregate, whether in record name or in street name, less than 825 shares of Company Common Stock;
2.The undersigned has read and understands the Agreement of Merger and represents and warrants to the Company the undersigned is entitled to exchange the Company Common Stock for Company Class A Common Stock based on the terms of the Agreement of Merger;
3.The undersigned is the record owner of the certificate(s) hereby delivered;
4.The undersigned has full right, power, legal capacity and authority to transfer and deliver such certificate(s); and
5.The undersigned is delivering the certificates for Company Common Stock shares in exchange for the right to receive the new certificate evidencing ownership of one (1) share of Company Class A Common Stock for each one (1) share of Company Common Stock.

The undersigned will, upon request, execute any additional documents necessary or desirable to complete the surrender of the Company certificate(s), or to evidence the failure to tender an actual certificate, including a lost stock Affidavit or an acknowledgement that existing Company certificates have been cancelled and are of no further effect.

DELIVERY OF CITIZENS FINANCIAL CORP. STOCK CERTIFICATES

Name and Address of Registered Owner(s):	(If you wish to change your address of record, please print the new address on the lines provided)
(Affix label here)	Change of Address: (Please Print) _______________________________________ _______________________________________ _______________________________________ _______________________________________

Please accept the stock certificate(s) representing my shares of Common Stock of Citizens Financial Corp. and issue and deliver, in the name and to the address of the registered owner(s) set forth on the label affixed above, unless a change of address is indicated above, a certificate representing one (1) share of Company Class A Common Stock for each one (1) share of Company Common Stock delivered.

INFORMATION REGARDING SHARE CERTIFICATES DELIVERED:

Company Common Stock Certificate Number(s)	Number of Shares Represented by Certificates(s)

Total Company Common Stock Shares Delivered

SHAREHOLDER

Telephone Number (____) ____________________

    ____________________________________________
Signature of Shareholder
(See Instruction 3)

    ___________________________________________
Signature of Shareholder
(See Instruction 3)

Signature(s) Guaranteed by: ____________________________ (See Instruction 4)

SIGNATURE

                 Date:  _______________________

___________________________________________________
                                                  Signature of Shareholder
                                                      (See Instruction 3)

___________________________________________________
                                                  Signature of Shareholder
                                                       (See Instruction 3)

Must be signed by registered holder(s) exactly as name(s) appear(s) on certificates, or by person(s) authorized to receive certificates. (See Instruction 3).
PLEASE READ CAREFULLY ALL INSTRUCTIONS CONTAINED HEREIN.

INSTRUCTIONS

1.         Delivery of Certificates

This Letter of Transmittal, or a facsimile copy thereof, completed and signed, together with the Company Common Stock certificate(s) described herein, should be delivered or mailed to Citizens Financial Corp., at the address specified at the top of the first page of this Letter of Transmittal.  If delivery is to be by mail, insured, registered mail or return receipt requested is recommended.  Upon receipt of your Letter of Transmittal and Company stock certificates, Company employees will review such documents to ensure that no other signatures or documentation is required.  If your documents are properly completed, Citizens Financial Corp. will mail directly to you at the address indicated on the label affixed to the top of the second page of this Letter of Transmittal (unless you have indicated a change of address herein) a certificate representing one (1) share of Company Class A Common Stock for each one (1) share of Company Common Stock delivered.  You must return the Company stock certificates representing ALL of the shares of Company Common Stock registered in your name with the Letter of Transmittal before it will be processed.  For information on what to do if you have lost your certificate(s), please refer to Instruction 7 below.

2.         Consequences of Failure to Return Letter of Transmittal or Failure to Surrender Stock Certificates

Stock will only be delivered to those persons who furnish this Letter of Transmittal, or a facsimile copy thereof, completed and signed, to Citizens Financial Corp., together with the stock certificate(s) representing shares of Company Common Stock.  Until such delivery is made, each outstanding certificate formerly representing shares of Company Common Stock will be deemed to evidence the right to receive the new certificate for Company Class A Common Stock.

3.         Signatures

This Letter of Transmittal must be signed in the "Shareholder Signature" box on page 3.  See also Instruction 4 below.

If this Letter of Transmittal is signed by the registered holder(s) of the certificate(s) transmitted herewith, the signature MUST CORRESPOND with the name(s) as written on the face of the certificate(s) transmitted without alteration, enlargement or any change whatsoever.

If any shares of Company Common Stock are registered in the name of joint owners, all joint owners must sign this Letter of Transmittal.

If the registered holder of the certificate(s) transmitted herewith has sold, donated or otherwise transferred ownership of his/her shares of Company Common Stock, this Letter of Transmittal shall be signed by the last transferee.

If the registered holder is deceased, this Letter of Transmittal should be signed by the administrator or executor of his or her estate.  If the registered holder is incapacitated or otherwise unable to sign, this Letter of Transmittal should be signed by his or her trustee, attorney or legal representative.

If any one other than a registered holder signs this Letter of Transmittal, the signature must be guaranteed in the manner specified in Instruction 4.

If, as a result of a sale, gift or other transfer of ownership of shares of Company Common Stock, the new certificate is to be issued in a name or delivered to an address other than those set forth on the label affixed to the top of the third page of this Letter of Transmittal, the certificate(s) being transmitted must be endorsed or accompanied by appropriate signed stock powers, the signatures of which must be guaranteed in the manner specified in Instruction 4.

If the new certificate is to be issued in the name of an heir of a decedent's estate, this Letter of Transmittal must be accompanied by an instrument documenting the transfer of title of the shares of Company Common Stock from the decedent's estate.

Any Letter of Transmittal, endorsement of a Company Common Stock certificate, or stock power executed by an agent, attorney, administrator, executor, guardian, trustee or other fiduciary or legal representative to act (including court orders) as Citizens Financial Corp. deems necessary or advisable.

4.             Guarantee of Signatures

If anyone other than a registered holder signs this Letter of Transmittal, the signature(s) must be guaranteed by a commercial company or trust company or by a member of a national securities exchange or the National Association of Securities Dealers, Inc.  If you hand deliver the Letter of Transmittal together with your stock certificate(s) to the main office of the Company, an officer will guarantee your signature(s).  All persons whose signatures are required must be present and you should not sign prior to your delivery of the documents.

5.             Notice of Change of Address

If a shareholder changes his or her address following the submission of this Letter of Transmittal, Citizens Financial Corp. must be notified in writing of such change of address.

6.            Single Certificate

               Unless specific instructions to the contrary are transmitted along with this Letter of Transmittal, a single certificate evidencing ownership in Citizens Financial Corp. will be issued to each shareholder for all certificates surrendered.

7.             Missing or Retained Certificates

If you are unable to locate your certificate(s) representing shares of Company Common Stock, you will be required to furnish an affidavit to that effect, an agreement to indemnify the Company against liability for failure to require the certificate, and, if Citizens Financial Corp. requests, an indemnity bond.

8.            Questions

All questions concerning this Letter of Transmittal should be made directly to Tom Derbyshire at Citizens Financial Corp., at the address at the top of the first page of this Letter of Transmittal; the telephone number is (304) 636-4095.

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